ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Financial Statements
December 31, 2019 and 2018
(With Report of Independent Auditors Thereon)

Report of Independent Auditors

To the Board of Directors of Allianz Life Insurance Company of North America

We have audited the accompanying statutory financial statements of Allianz Life Insurance Company of North America, which comprise the statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2019 and 2018, and the related statutory statements of operations, capital and surplus, and of cash flow for the years then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Minnesota Department of Commerce, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

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Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2019 and 2018, or the results of its operations or its cash flows for the years then ended.

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce described in Note 2.

/s/PricewaterhouseCoopers LLP

April 3, 2020

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Independent Auditors’ Report

The Board of Directors
Allianz Life Insurance Company of North America:

We have audited the accompanying financial statements of Allianz Life Insurance Company of North America, which comprise the statutory statements of operations, capital and surplus, and cash flow for the year ended December 31, 2017, and the related notes to the statutory financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Note 2 to the financial statements, the financial statements are prepared by Allianz Life Insurance Company of North America using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles.

The effects on the financial statements of the variances between the statutory accounting practices described in Note 2 and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material.

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Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the variances between statutory accounting practices and
U.S. generally accepted accounting principles discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles paragraph, the financial statements referred to above do not present fairly, in accordance with U.S. generally accepted accounting principles, the results of Allianz Life Insurance Company of North America’s operations or its cash flows for the year ended December 31, 2017.

Opinion on Statutory Basis of Accounting
In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Allianz Life Insurance Company of North America’s operations and its cash flow for the year ended December 31, 2017, in accordance with statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce described in Note 2.

/s/KPMG LLP
Minneapolis, Minnesota May 18, 2018

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2019 and 2018
(Dollars in millions, except share data)

Admitted Assets	2019	2018
Cash and invested assets:
Bonds	$97,269	97,281
Stocks	181	137
Investment in subsidiaries	1,347	1,339
Mortgage loans on real estate	14,217	13,292
Real estate	64	58
Cash, cash equivalents and short-term investments	1,868	926
Policy loans	234	214
Derivative assets	2,391	573
Other invested assets	4,299	3,383
Total cash and invested assets	121,870	117,203
Investment income due and accrued	1,031	1,047
Current federal and foreign income tax recoverable	—	305
Deferred tax asset, net	224	—
Other assets	721	646
Admitted assets, exclusive of separate account assets	123,846	119,201
Separate account assets	34,638	22,835
Total admitted assets	$158,484	142,036

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2019 and 2018
(Dollars in millions, except share data)

Liabilities and Capital and Surplus	2019	2018
Policyholder liabilities:
Life policies and annuity contracts	$100,278	100,176
Accident and health policies	1,743	1,605
Deposit-type contracts	4,936	5,125
Life policy and contract claims	10	8
Accident and health policy and contract claims	17	17
Other policyholder funds	114	187
Total policyholder liabilities	107,098	107,118
Interest maintenance reserve	148	161
General expenses due and accrued	143	138
Due from separate accounts	(626)	(346)
Current income taxes payable	118	2
Deferred tax liability, net	—	134
Borrowed money	1,002	501
Asset valuation reserve	895	764
Derivative liabilities	2,049	492
Other liabilities	5,065	3,661
Liabilities, exclusive of separate account liabilities	115,892	112,625
Separate account liabilities	34,638	22,835
Total liabilities	150,530	135,460
Capital and surplus:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $2 and $14 at December 31, 2019 and 2018, respectively	9	9
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $10 and $33 at December 31, 2019 and 2018, respectively	10	10
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2019 and 2018, respectively	20	20
Additional paid-in capital	3,676	3,676
Unassigned surplus	4,239	2,861
Total capital and surplus	7,954	6,576
Total liabilities and capital and surplus	$158,484	142,036

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Operations
Years ended December 31, 2019, 2018, and 2017
(Dollars in millions)

	2019	2018	2017
Income:
Premiums and annuity considerations	$12,805	11,925	9,983
Consideration for supplementary contracts	224	268	248
Net investment income	4,839	4,593	4,504
Commissions and expense allowances on reinsurance ceded	338	163	223
Reserve adjustments related to reinsurance ceded	(9)	82	389
Fees from separate accounts	613	676	719
Other	(13)	(3)	150
Total income	18,797	17,704	16,216
Benefits and other expenses:
Policyholder benefits	1,809	1,822	1,625
Surrenders	8,559	7,614	7,024
Change in aggregate reserves and deposit funds	1,034	7,299	10,628
Commissions and other agent compensation	1,284	1,223	1,071
General and administrative expenses	594	547	545
Net transfers to (from) separate accounts	5,254	(2,009)	(1,851)
Total benefits and other expenses	18,534	16,496	19,042
Income (loss) from operations before federal income taxes and net realized capital gain (loss)	263	1,208	(2,826)
Income tax expense (benefit)	773	(51)	24
Net (loss) income from operations before net realized capital gain (loss)	(510)	1,259	(2,850)
Net realized capital gain (loss), net of taxes and interest maintenance reserve	1,053	(490)	3,655
Net income	$543	769	805

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Capital and Surplus
Years ended December 31, 2019, 2018, and 2017
(Dollars in millions)

	2019	2018	2017
Capital and surplus at beginning of year	$6,576	6,011	6,165
Change in accounting principle, net of tax (Note 3)	—	(86)	21
Change in reserve on account of change in valuation basis (Note 3)	—	342	—
Adjusted balance at beginning of year	6,576	6,267	6,186
Net income	543	769	805
Change in unrealized capital gain (loss)	719	(230)	(78)
Change in net deferred income tax	330	(121)	(122)
Change in asset valuation reserve	(131)	(38)	(107)
Dividends paid to parent	(325)	—	(780)
Change in unamortized gain on reinsurance transactions	248	(76)	76
Other changes in capital and surplus	(6)	5	31
Capital and surplus at end of year	$7,954	6,576	6,011

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Cash Flow
Years ended December 31, 2019, 2018, and 2017
(Dollars in millions)

	2019	2018	2017
Cash flow from operating activities:
Revenues:
Premiums and annuity considerations, net	$13,030	12,194	10,229
Net investment income	5,000	4,652	4,542
Commissions and expense allowances on reinsurance ceded	86	86	49
Fees from separate accounts	613	676	719
Other	71	96	135
Cash provided by operating activities	18,800	17,704	15,674
Benefits and expenses paid:
Benefit and loss-related payments	9,469	8,404	7,327
Net transfers to (from) separate accounts	5,534	(2,305)	(2,061)
Commissions, expenses paid, and aggregate write-ins for deductions	1,881	1,800	1,838
Income tax paid (benefit received), net	338	(79)	268
Change in unallocated remittances and items	67	(67)	(52)
Cash used in operating activities	17,289	7,753	7,320
Net cash provided by operating activities	1,511	9,951	8,354
Cash flow from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	15,892	9,476	7,826
Stocks	113	172	80
Mortgage loans	1,356	617	893
Other invested assets	32	13	11
Derivatives	1,429	—	3,660
Miscellaneous proceeds	1,572	559	126
Cash provided by investing activities	20,394	10,837	12,596
Cost of investments acquired:
Bonds	15,976	16,310	15,605
Stocks	145	175	104
Mortgage loans	2,283	2,111	2,292
Real estate	11	9	8
Other invested assets	192	189	109
Derivatives	—	547	—
Miscellaneous applications	812	611	387
Cash used in investing activities	19,419	19,952	18,505
Net increase in policy loans and premium notes	20	30	13
Net cash provided by (used in) investing activities	955	(9,145)	(5,922)
Cash flow from financing and miscellaneous activities:
Change in borrowed money	500	—	—
Payments on deposit-type contracts and other insurance liabilities, net of deposits	(1,333)	(1,250)	(1,336)
Dividends paid to parent	(325)	—	(780)
Other cash (used) provided	(366)	37	70
Net cash used in financing and miscellaneous activities	(1,524)	(1,213)	(2,046)
Net change in cash, cash equivalents, and short-term investments	942	(407)	386
Cash, cash equivalents, and short-term investments:
Beginning of year	926	1,333	947
End of year	$1,868	926	1,333
See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(1)    Organization and Nature of Operations
Allianz Life Insurance Company of North America (the Company) is a wholly-owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly-owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly-owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent. The Company has a wholly-owned life insurance company subsidiary, Allianz Life Insurance Company of New York (AZNY). The Company also wholly owns two captive reinsurers, Allianz Life Insurance Company of Missouri (AZMO) and Allianz Annuity Company of Missouri (AAMO). In 2015, the Company recaptured all risks ceded to AAMO. See Note 22 for information regarding the legal dissolution of AAMO.
The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on statutory net premium written, the Company's business is predominately annuity. The annuity business consists of fixed-indexed, variable-indexed, variable, and fixed annuities. The life business consists of both individual and group life. Life business includes products with guaranteed premiums and benefits and consists principally of fixed-indexed universal life policies and closed blocks of universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.
After evaluating the Company’s ability to continue as a going concern, management is not aware of any conditions or events which raise substantial doubts concerning the Company’s ability to continue as a going concern as of the date of filing these Statutory Financial Statements.
(2)    Summary of Significant Accounting Policies
(a)    Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of statutory accounting principles (SAP), without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements. The more significant of these differences are as follows:

(1)
Acquisition costs, such as commissions and other costs incurred in connection with acquiring new and renewal business, are charged to current operations as incurred. Under U.S. GAAP, acquisition costs that are directly related to the successful acquisition of insurance contracts are capitalized and charged to operations as the corresponding revenues or future profits are recognized.

(2)
Aggregate reserves for life policies and annuity contracts, excluding variable annuities, are based on statutory mortality and interest assumptions without consideration for lapses or withdrawals. Under U.S. GAAP, aggregate reserves consider lapses and withdrawals.

(3)	Certain reinsurance transactions, primarily used for annuity business, are recognized as reinsurance for statutory purposes only.

(4)
Ceded reinsurance recoverable are netted against their related reserves within Policyholder liabilities, Life policies and annuity contracts and Life policy and contract claims, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, these ceded reserves are presented on a gross basis as an asset.

(5)
The Company reinsures a portion of its in-force block of business through several reinsurance agreements. Under NAIC SAP, the after-tax gains associated with these indemnity reinsurance transactions are recorded

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

in Unassigned surplus and recognized through income as future earnings of the books of business emerge. Under U.S. GAAP, the pretax gains associated with such transactions that qualify as reinsurance, are deferred as liabilities and are amortized into operations over the revenue-producing period of the policies.

(6)
Bonds are carried at values prescribed by the NAIC, generally amortized cost, except for those with an NAIC rating of 6, which are reported at the lower of amortized cost or fair value. Under U.S. GAAP, bonds classified as “available-for-sale” are carried at fair value, with unrealized gains and losses recorded in stockholder’s equity.

(7)
Changes in deferred income taxes are recorded directly to Unassigned surplus. Under U.S. GAAP, these items are recorded as an item of income tax benefit or expense in operations. Moreover, under NAIC SAP, a valuation allowance may be recorded against the deferred tax asset (DTA) and admittance testing may result in an additional charge to capital and surplus for nonadmitted portions of DTAs. Under U.S. GAAP, a valuation allowance may be recorded against the DTA and reflected as an expense.

(8)
Investments in subsidiaries are carried at net equity values as prescribed by the NAIC. Changes in equity values are reflected in Unassigned surplus within the Statutory Statements of Capital and Surplus as credits or charges to Unassigned surplus. Under U.S. GAAP, wholly owned subsidiary results are consolidated.

(9)
The Company is required to establish an asset valuation reserve (AVR) liability and an interest maintenance reserve (IMR) liability. The AVR provides for a standardized statutory investment valuation reserve for certain invested assets. Changes in this reserve are recorded as direct charges or credits to Unassigned surplus. The IMR is designed to defer net realized capital gains and losses resulting from changes in the level of prevailing market interest rates and amortize them into income within the Statutory Statements of Operations over the remaining life of the investment sold. The IMR represents the unamortized portion of applicable investment gains and losses as of the balance sheet date. There is no such concept under U.S. GAAP.

(10)
Canadian asset and liability amounts are expressed in Canadian dollars without foreign exchange translation into U.S. dollars. A net foreign currency translation adjustment is recorded within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus with an offset to Other changes in capital and surplus within the Statutory Statements of Capital and Surplus. Under U.S. GAAP, Canadian assets and liabilities are converted to U.S. dollars, with any translation adjustment recorded to stockholder’s equity.

(11)
Certain assets designated as “nonadmitted assets” are not recognized and are charged directly to Unassigned surplus within the Statutory Statements of Capital and Surplus. These include, but are not limited to, investments in unaudited subsidiary, controlled, and affiliated (SCA) entities, electronic data processing (EDP) software, portions of goodwill, furniture and fixtures, prepaid expenses, receivables outstanding greater than 90 days, and portions of DTAs. There is no such concept under U.S. GAAP.

(12)
A provision is made for amounts ceded to unauthorized reinsurers in excess of collateral in the form of a trust or letter of credit through a direct charge to Unassigned surplus within the Statutory Statements of Capital and Surplus. There is no such requirement under U.S. GAAP.

(13)
Revenues for universal life policies and annuity contracts, excluding deposit-type contracts, are recognized as revenue when received within the Statutory Statements of Operations. Under U.S. GAAP, policy and contract fees charged for the cost of insurance, policy administrative charges, amortization of policy initiation fees, and surrender contract charges are recorded as revenues when earned.

(14)
Benefits for universal life policies and annuity contracts within the Statutory Statements of Operations, excluding deposit-type contracts, consist of payments made to policyholders. Under U.S. GAAP, benefits represent interest credited, and claims and benefits incurred in excess of the policyholder’s contract balance.

(15)
Changes in the fair value of derivatives are recorded as direct adjustments to Unassigned surplus as a component of Change in unrealized capital gains (losses) within the Statutory Statements of Capital and Surplus. Derivatives that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability, which is at amortized cost in accordance with hedge accounting

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

under SSAP No. 86 – Derivatives (SSAP No. 86). Under U.S. GAAP, changes in the fair value of derivatives are recorded in derivative income (loss) as part of operating income and the hedged derivatives are carried at fair value. In addition, the effective and ineffective portions of a hedge are accounted for separately.

(16)
Commissions allowed by reinsurers on business ceded are reported as income when received within the Statutory Statements of Operations. Under U.S. GAAP, such commissions are deferred and amortized as a component of deferred acquisition costs.

(17)	The Statutory Financial Statements do not include a statement of comprehensive income as required under U.S. GAAP.

(18)	The Statutory Statements of Cash Flow do not classify cash flows consistent with U.S. GAAP and a reconciliation of net income to net cash provided from operating activities is not provided.

(19)
The calculation of reserves and transfers in the separate account statement requires the use of a Commissioners Annuity Reserve Valuation Method (CARVM) allowance on annuities for NAIC SAP. There is no such requirement under U.S. GAAP.

(20)
Sales inducements and premium bonuses are included in Life policies and annuity contracts in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and are charged to current operations as incurred. Under U.S. GAAP, deferred sales inducements and premium bonuses are similarly reserved; however, the costs are capitalized as assets and charged to operations as future profits are recognized in a manner similar to acquisition costs.

(21)
Negative cash balances are presented as a negative asset within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. These balances are presented as a liability under U.S. GAAP.

(22)
Embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument. Under U.S. GAAP, entities must separate the embedded derivative from the host contracts and separately account for those embedded derivatives at fair value.

(23)
For certain annuity products with a market value adjustment feature sold to Minnesota residents (MN MVA) and variable-indexed annuities, the Department requires the Company to maintain a separate asset portfolio to back related reserves. These assets and liabilities are required to be included as part of the Separate account assets and Separate account liabilities presented on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, there is no such requirement.

(b)    Permitted and Prescribed Statutory Accounting Practices
The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company has no permitted or prescribed practices that differ from NAIC SAP that had an impact on net income or surplus as of December 31, 2019, 2018, and 2017.
The Company’s subsidiary, AZMO, has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. The balance of the letter of credit asset at December 31, 2019 and 2018 was $109 and $113, respectively. Under NAIC SAP, this letter of credit would not be allowed as an admitted asset.
This prescribed practice does not impact the net income of AZMO and results in increases to surplus of $109 and $113 as of December 31, 2019 and 2018, respectively. The Company’s carrying value of its investment in AZMO per the audited statutory surplus was $345 and $340, and the carrying value of its investment in AZMO would have been $236 and $227 if AZMO had completed Statutory Financial Statements in accordance with the NAIC

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

SAP as of December 31, 2019 and 2018, respectively. AZMO maintains an adequate amount of surplus such that if it had not adopted the prescribed practice, surplus would still exceed the risk-based capital requirements.
(c)    Use of Estimates
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2019 and 2018, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
(d)    Premiums and Annuity Considerations
Life premiums are recognized as income over the premium paying period of the related policies. Nondeposit-type annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies.
(e)    Aggregate Reserves for Life Policies and Annuity Contracts
Reserves are principally calculated as the minimum reserves permitted by the state where the contract is issued for the year in which the contract is issued.
For the Company’s fixed annuity product lines, reserves are calculated using CARVM. The Company uses both issue year and change in fund basis for the calculation method, on a curtate basis, using the maximum allowable interest rate. Deferred fixed-interest and fixed-indexed annuities typically have a two-tier structure to encourage annuitization, or a single-tier structure, which may include a market value adjustment. Either two-tier or single-tier annuities may include bonuses.
For the Company’s variable and variable-indexed annuity product lines, reserves are calculated using Actuarial Guideline XLIII – CARVM for Variable Annuities (AG43), for guaranteed benefits with adequacy confirmed using stochastic scenario testing. Variable deferred annuities include a wide range of guaranteed minimum death benefits and living benefits (income, accumulation, and withdrawal).
Reserves for immediate annuities are calculated using current prescribed mortality tables.
Aggregate reserves for life insurance policies are principally calculated using the Commissioners Reserve Valuation Method (CRVM). Additional reserves are held for supplemental benefits and for contracts with secondary guarantees, consistent with prescribed regulations and actuarial guidelines.
The Company performs an annual asset adequacy analysis as required by regulation covering substantially all of its reserves. These tests are not only performed under the required interest rate scenarios, but also under additional stochastically generated interest and equity growth scenarios. Sensitivity tests, including policy lapse, annuitization, maintenance expenses, and investment return, are performed to evaluate potential insufficiencies in reserve adequacy.The results of these tests and analysis resulted in $0 of additional reserves at December 31, 2019 and 2018, respectively.
(f)    Aggregate Reserves for Accident and Health Policies
For accident and health business, reserves consist of active life reserves (mainly reserves for unearned premiums and reserves for contingent benefits on individual LTC business) and claim reserves (the present value of amounts not yet due). Claim reserves represent incurred but unpaid claims under group policies. For the LTC business, the asset adequacy analysis was performed through a gross premium valuation. At December 31, 2019 and 2018, the results of these tests and analysis supported the establishment of additional reserves of $70 and $48, respectively.
(g)    Deposit-type Contracts
Deposit-type contracts represent liabilities to policyholders in a payout status, who have chosen a fixed payout option without life contingencies. The premiums and claims related to deposit-type contracts are not reflected in

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

the Statutory Statements of Operations as they do not have insurance risk. The Company accounts for the contract as a deposit-type contract in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(h)    Policy and Contract Claims
Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.
(i)    Reinsurance
The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts. Amounts recoverable from reinsurers represent account balances and unpaid claims covered under reinsurance contracts. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as a reinsurance recoverable and are included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Included in Unassigned surplus is the gain recognized when the Company enters into a coinsurance or yearly renewable term (YRT) agreement on existing business. The gain is deferred and amortized into operations on a basis consistent with how the future earnings emerge on the underlying business.
Reserve adjustments related to reinsurance ceded include reserve increases received from a reinsurer on modified coinsurance ceded.
(j)    Investments
Investment values are determined in accordance with methods prescribed by the NAIC.
Bonds and Stocks
The Securities Valuation Office (SVO) of the NAIC evaluates the credit quality of the Company’s bond investments. Bonds rated at “1” (highest quality), “2” (high quality), “3” (medium quality), “4” (low quality), or “5” (lower quality) are reported at cost adjusted for the amortization of premiums, accretion of discounts, and any impairment. Bonds rated at “6” (lowest quality) are carried at the lower of amortized cost or fair value with any adjustments to fair value recorded to Unassigned surplus within the Statutory Statements of Capital and Surplus.
In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date declared and interest is accrued as earned. Premiums or discounts on bonds are amortized using the constant-yield method.
Loan-backed securities and structured securities are amortized using anticipated prepayments, in addition to other less significant factors. Prepayment assumptions for loan-backed and structured securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using the modified scientific method based on prepayment assumptions and the estimated economic life of the securities. For structured securities, except for collateralized debt obligations (CDOs) and impaired bonds, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments retrospectively. Any resulting adjustment is included in Net investment income on the Statutory Statements of Operations. For CDOs and impaired bonds, when adjustments are made for anticipated prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by Statement of Statutory Accounting Principles (SSAP) No. 43R – Loan Backed and Structured Securities (SSAP No. 43R).
Hybrid securities are investments structured to have characteristics of both stocks and bonds. The Company records these securities within Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Common stocks, other than investments in subsidiaries and Federal Home Loan Bank (FHLB) stock, are carried at fair value. Preferred stocks are carried at the lower of cost or fair value. The related unrealized capital gains (losses) are reported in Unassigned surplus, net of federal income taxes within the Statutory Statements of Capital and Surplus. FHLB stock is carried at cost, which approximates fair value.
Gross realized gains and losses are computed based on the average amortized cost of all lots held for a particular CUSIP.
The fair value of bonds, and common and preferred stocks is obtained from third-party pricing sources whenever possible. Management completes its own independent price verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the Company's internal and external investment managers. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV process are reviewed by the Company’s Pricing Committee.
The Company reviews its combined investment portfolio, including subsidiaries, in aggregate each quarter to determine if declines in fair value are other than temporary.
For bonds for which the fair value is less than amortized cost, the Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. For loan-backed securities, the Company must allocate other-than-temporary impairments (OTTI) between interest and noninterest-related declines in fair value. Interest-related impairments are considered other than temporary when the Company has the intent to sell the investment prior to recovery of the cost of the investment. The Company maintains a prohibited disposal list that restricts the ability of the investment managers to sell securities in a significant unrealized loss position and requires formal attestations from investment managers regarding their lack of intent to sell certain securities.
The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time.
Impairments considered to be other-than-temporary are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statutory Statements of Operations in the period in which the impairment is determined. Recognition of the realized loss is subject to potential offset by AVR and IMR.
The Company holds certain cash equivalents which receive bond treatment based on their underlying securities. These are classified as Other assets receiving bond treatment in Note 5.
Investment in Subsidiaries
Common stock of the Company’s insurance subsidiaries is carried at SAP capital and surplus, and investments in non-insurance subsidiaries are carried at U.S. GAAP equity value adjusted for certain items that are considered to be non-admitted. Unaudited subsidiaries are fully non-admitted.
Mortgage Loans on Real Estate
Mortgage loans on real estate, including commercial mortgage loans (CMLs) and residential mortgage loans (RMLs), are carried at the outstanding principal balance, adjusted for any impairment. The fair value of CMLs is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The fair value of RMLs is calculated by discounting estimated cash flows, with discount rates based on current market conditions. The Company evaluates loans quarterly to assess whether there is an impairment based on the likelihood of receiving all contractual cash flows. The Company accounts for interest income on impaired loans on a cash basis. Interest accrual is discontinued for impaired loans and interest income is only recognized when received. Payments received

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

on impaired loans are applied to accrued interest, and payments received in excess of accrued interest are applied to principal.
Real Estate
Real estate represents the Company’s home office property, and is carried at depreciated cost less encumbrances in accordance with SSAP No. 40 – Real Estate Investments. Real estate income, including income received from home office property, is included in Net investment income on the Statutory Statements of Operations. Real estate, exclusive of land, is depreciated on a straight-line basis over estimated useful lives ranging from 3 to 40 years. At December 31, 2019 and 2018, accumulated depreciation was $69 and $65, respectively. Furthermore, as of December 31, 2019 and 2018, real estate was presented net of encumbrances of $51 and $60, respectively, as discussed in Note 7.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits, government money market funds, commercial paper, reverse repurchase agreements (repo), and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.
In the normal course of business, the Company enters into bilateral and tri-party repos, whereby the Company purchases securities and simultaneously agrees to resell the same securities at a stated price on a specified date in the future, for the purpose of earning a specified rate of return. An affiliate of the Company serves as the agent in the bilateral agreements and an unaffiliated bank serves as the custodian in the tri-party agreements. The bilateral agreements require purchases of specifically identified securities. If at any time the fair value of those purchased securities falls below the purchase price, additional collateral in the form of cash or additional securities is required to be transferred to ensure margin maintenance. The tri-party agreements allow for the purchase of certain bonds and structured securities, and require a minimum of 102% of fair value of the securities purchased to be maintained as collateral.
The Company’s repos are accounted for as collateralized lending in accordance with SSAP No. 103R – Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SSAP No. 103R), whereby the amounts paid for the securities are reported as cash equivalents within Cash and cash equivalents on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The difference between the amount paid and the amount at which the securities will be resold is reported as interest income within Net investment income on the Statutory Statements of Operations.
Policy Loans
Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances plus accrued interest income on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unpaid principal balances are not in excess of the cash surrender values of the related policies.
Other Invested Assets
The Company participates in securities lending arrangements whereby specific securities are loaned to other institutions. The Company receives collateral from these arrangements including cash and cash equivalents, which can be reinvested based on the Company's discretion, and noncash collateral, which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Noncash collateral received is not reflected on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Securities on loan remain on the Company’s Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and interest and dividend income earned by the Company on loaned securities is recognized in Net investment income on the Statutory Statements of Operations.
Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral. The Company's sources of cash used to return cash collateral is dependent upon the

16 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

liquidity of current market conditions. The Company has policies in place to manage reinvested collateral at appropriate levels of liquidity.
The Company invests in low income housing tax credit (LIHTC) investments for tax benefits. In accordance with SSAP No. 93 – Low Income Housing Tax Credit Property Investments, the LIHTC investments are carried at cost and adjusted for amortization based on the proportion of total tax credits and other tax benefits expected to be received over the life of the investments. The Company records an asset for the full unfunded investment amount upon entering into a LIHTC agreement; amortization decreases the asset balance over time. A corresponding liability is recorded for the unfunded commitment balance beginning when the LIHTC investment is initially funded, which decreases as the Company provides capital to fund. The asset and liability are recorded in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The tax benefit is recognized within Income tax expense within the Statutory Statements of Operations. The amortization of the investment is recorded as Net investment income and any impairments are included in Net realized capital gain (loss) within the Statutory Statements of Operations.
Receivables and payables for securities are carried at fair value on the trade date and represent a timing difference on securities that are traded at the balance sheet date but not settled until subsequent to the balance sheet date. Receivables and payables for securities are included in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(k)    Derivatives
The Company utilizes derivatives within certain actively managed investment portfolios for hedging purposes.
Hedge Accounting
The Company elects hedge accounting for certain qualifying derivative instruments. To qualify for hedge accounting, at inception, the Company formally documents the risk management objective and strategy for undertaking the hedging transaction. The documentation links a specific derivative to a specific asset or liability on the Statutory Statements of Assets, Liabilities, and Capital and Surplus, identifies how the derivative is expected to offset the exposure to changes in the hedged item's fair value or variability in cash flows attributable to the designated hedge risk, and the effectiveness testing methods to be used. Hedge effectiveness is formally assessed at inception and on a quarterly basis throughout the life of the designated hedging relationships.
Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness may be measured using either the dollar offset method or regression analysis. The dollar offset method compares changes in fair value or cash flows of the hedging instrument with changes in the fair value or cash flows of the hedged item attributable to the hedged risk. Regression analysis is a statistical technique used to measure the relationships between the fair values or cash flows of a derivative and a hedged item and how each reacts to changes in the designated hedge risk (i.e., interest rates, foreign currency rates).
A derivative instrument is either classified as an effective hedge or an ineffective hedge. Entities must account for the derivative at fair value if deemed to be ineffective or becomes ineffective. For those derivatives qualifying as effective for hedge accounting, the change in the carrying value or cash flow of the derivative shall be recorded consistently with the way that changes in the carrying value or cash flows of the hedged item are recorded.
Foreign Currency Swaps
The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting. Specifically, the Company uses foreign currency swaps to hedge foreign currency and interest rate fluctuations on certain underlying foreign currency denominated fixed-maturity securities. The foreign currency swaps are reported at amortized cost from the date hedge accounting is designated and deemed to be effective, which is consistent with the accounting for the bonds that are the subject of the hedge accounting transactions.

17 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Interest Rate Swaps on Variable Annuity Insurance Liabilities
The Company utilizes interest rate swaps (IRS) to hedge the interest rate risk on certain variable annuity guarantee benefits as a cash flow hedge. The Company designates hedge accounting for these IRS and the Department has accepted the Company's interpretation of SSAP No. 86. The initial book value of the IRS represents the book value created from inception until the designation of hedge accounting. These IRS are held at amortized cost and changes are recognized to the extent they offset changes in the AG43 reserve for the hedged item due to interest rate movement. The initial book value and subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting (hedge adjustment) are amortized over the duration of the hedge program. The carrying value of the IRS with hedge adjustment, as well as settled variation margin payable, are recorded within Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, with changes in the IRS hedge adjustment recorded within Other Income on the Statutory Statements of Operations. The carrying value of settled variation margin receivable is recorded within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The table below illustrates the hedge adjustment calculation for the year ended December 31:

	2019	2018
Initial book value of the IRS created from inception until the designation of hedge accounting	$287	287
Amounts offsetting changes in the AG43 reserve for the hedged item due to interest rate movements	(62)	(3)
Net losses from cumulative IRS sales after designation of hedge accounting (1)	608	608
Net receivable/payable interest accrued	(2)	(4)
Cumulative amortization	(249)	(160)
Carrying value of IRS hedge adjustment (2)	$582	728

(1) In 2017, the Company restruck a portion of its IRS portfolio that hedges variable annuity liabilities. The restrike transaction included selling a portion of the Company's IRS portfolio to consolidate its net positions. As a result of the transaction, the net losses disclosed here were recorded within the IRS hedge adjustment in line with hedge accounting treatment as discussed above.

(2) The carrying value of the IRS hedge adjustment differs from that disclosed in Note 6 as the amount disclosed in Note 6 has been adjusted for IRS positions no longer held by the Company.
Nonqualifying hedging
Futures and Options Contracts
The Company provides benefits through certain life and annuity products which are linked to the fluctuation of various market indices, and certain variable annuity contracts that provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an underlying index with similar characteristics with the objective to economically hedge these benefits. Management monitors in-force amounts as well as option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If actual persistency deviated, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.
The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETO contacts is based on quoted market prices. Incremental gains and losses from expiring options are included in Net realized capital gain (loss) on the Statutory Statements of Operations. The liability for the related policyholder benefits is reported in Life

18 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

policies and annuity contracts on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unrealized gain or loss on open OTC option contracts is recognized as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Any unrealized gains or losses on open OTC option contracts are recognized as realized when the contracts mature (see Note 5 for further discussion).
Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded as of the end of the reporting period. A derivative asset or liability and an offsetting variation margin payable or receivable is recorded in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the outstanding unpaid variation margin representing market movements on the last trading day of the year.
Gains and losses are not considered realized until the termination or expiration of the futures contract. Unrealized gains and losses on futures contracts are reflected in the Statutory Statements of Capital and Surplus in Unassigned surplus, within Change in unrealized capital gains (loss). Realized gains and losses on futures contracts are included in the Statutory Statements of Operations, Net realized capital gain (loss), net of taxes and interest maintenance reserve.
In 2018, NAIC SAP issued an update to SSAP No. 86 clarifying treatment of futures gains and losses, see Note 3 for further discussion. In 2017, futures gains and losses are included in Net realized capital gain (loss) in the 2017 Statutory Statements of Operations.
Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities
The Company utilizes IRS, credit default swaps (CDS), total return swaps (TRS), and To Be Announced (TBA) securities to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS and TBA securities are reported at fair value in Derivative assets or Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Gains and losses on exchange cleared IRS are recorded as unrealized until the contracts mature or are disposed at which time they are recorded as realized, subject to offset by IMR.
(l)    Corporate-Owned Life Insurance
Corporate-owned life insurance (COLI) is recognized initially as the amount of premiums paid. Subsequent measurement of the contract is based upon the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value (CSV), in accordance with SSAP No. 21 – Other Admitted Assets (SSAP No. 21). Changes in CSV resulting from subsequent measurement of the contract are recognized as a component of Other income on the Statutory Statements of Operations. The Company’s COLI policies are reported in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(m)    Borrowed Money
The Company is a member of the FHLB of Des Moines, primarily for the purpose of participating in the FHLB’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. Through its membership, the Company has issued debt to the FHLB in exchange for cash advances. It is part of the Company’s strategy to utilize funds borrowed from the FHLB for operations and strategic initiatives. The Company’s current borrowings are not subject to prepayment obligations.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Funds obtained from the FHLB and accrued interest are included within Borrowed money within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with SSAP No. 15 – Debt and Holding Company Obligations. The collateral pledged to FHLB is reported as admitted assets within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with admissibility testing under SSAP No. 30 – Unaffiliated Common Stock.
(n)    Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly-owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code (IRC) and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries, generally will be paid for the tax benefit of any of their tax attributes used by any member of the consolidated group.
The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Any such change could significantly affect the amounts reported in the Statutory Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.
The Company utilizes the asset and liability method of accounting for income taxes. DTAs and deferred tax liabilities (DTLs), net of the nonadmitted portion are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Gross DTAs and DTLs are measured using enacted tax rates and are considered for admitted tax asset status according to the admissibility test as set forth by the NAIC. Changes in DTAs and DTLs, including changes attributable to changes in tax rates, are recognized as a component of Unassigned surplus on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(o)    Separate Accounts
Separate account assets and liabilities are primarily funds held for the exclusive benefit of variable and variable-indexed annuity contract holders for which investment income and investment gains and losses accrue directly to and the investment risk is borne by contract holders. Separate account assets are reported at fair value in accordance with SSAP No. 56 – Separate Accounts (SSAP No. 56), with the exception of certain bonds, cash, cash equivalents, and investment income due and accrued. Certain assets that are allocated to the index options for the Allianz Index Advantage Variable Annuity (VIA) are invested in bonds, cash, cash equivalents, and investment income due and accrued, and carried at amortized cost in accordance with the product filing requirements in the state of Minnesota.
Amounts due from separate accounts primarily represent the difference between the surrender value of the contracts and the Separate account liability as disclosed on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This receivable represents the surrender fee that would be paid to the Company upon the surrender of the policy or contract by the policyholder or contract holder as of December 31. Amounts charged to the contract holders for mortality and contract maintenance, and other administrative services fees are included in income within Fees from separate accounts on the Statutory Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned.
(p)    Receivables
Receivable balances approximate estimated fair values. This is based on pertinent information available to

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Any balances outstanding more than 90 days are nonadmitted on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(q)    Reclassifications
Certain prior year balances have been reclassified to conform to the current year presentation. These reclassifications did not change total admitted assets, capital and surplus, or net income as previously reported.
(3)    Accounting Changes and Corrections of Errors
Accounting Changes
Change in Reserves on Account of Change in Valuation Basis
In 2018, the Company changed its valuation basis for certain fixed index annuities with guaranteed lifetime withdrawal benefit (GLWB) streams to utilize Type A rates for when GLWB streams extend into the account value equals zero phase. Previously the Company utilized a combination of Type A and Type C rates for this benefit stream. The prior period impacts related to this change were recorded in 2018 and resulted in a pre-tax decrease of $342 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus for the same amount is recorded in Change in reserve on account of change in valuation basis within the Statutory Statements of Capital and Surplus.
Attained Age Based Income Payment Rate Methodology
In 2018, the Company changed its methodology applied to calculate reserves for attained age-based income payment rates for income policies that have not yet elected payments. The previous methodology calculated reserves for attained age payment rates coinciding with the current policy year and number of years of deferral. The Company changed its methodology to reflect the current benefit available to the policyholder by utilizing the attained age and policy years of deferral coinciding with the next anniversary. Impacts related to prior periods were recorded in 2018 and resulted in a pre-tax increase of $147 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding decrease to surplus of $117 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
Variable-Indexed Annuity Basic Adjusted Reserve Calculation
In 2018, the Company changed its methodology used to calculate the Basic Adjusted Reserve for variable-indexed annuities to utilize the guaranteed cap instead of the projected index option. The prior period impacts of the methodology change were recorded in 2018 and resulted in a pre-tax decrease of $39 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus of $31 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
Recently Issued Accounting Standards – Adopted in 2019
In August 2019, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities. These revisions clarify that when a security has different NAIC designations by lot, the reporting entity shall either report the entire investment in a single reporting line at the lowest NAIC designation that would apply to a lot, or report the investment separately by purchase lot in the investment schedule. This update only affects investments with multiple lots at different ratings and would not require the entire schedule to be disclosed at a lot level. These revisions are effective as of September 30, 2019. There was no impact to net income or surplus during the year ended December 31, 2019, as a result of adopting the revised standard.
Recently Issued Accounting Standards – Adopted in 2018
In 2017, the NAIC adopted revisions to SSAP No. 69, Statement of Cash Flow, by adopting ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, in its entirety. The revisions provide guidance on the classification of eight different subject matter topics including: 1) Debt prepayment or debt extinguishment costs, 2) Settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective

21 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

interest rate of the borrowing, 3) Contingent consideration payments made after a business combination, 4) Proceeds from the settlement of insurance claims, 5) Proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, 6) Distributions received from equity method investors, 7) Beneficial interests in securitization transactions, and 8) Separately identifiable cash flows and application of the predominance principle. The revisions are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company elected to apply the cumulative earnings approach in recording distributions from equity method investments in the statements of cash flow upon adoption of the revisions. There was no impact to net income or surplus during the year ended December 31, 2018 as a result of adopting the revisions.
In 2017, the NAIC adopted revisions to SSAP No. 86. These revisions clarify that variation margin changes should not be recognized as "settlement" until the derivative contract has terminated and instead should be recognized as an adjustment to the carrying value of the derivative contract as a separate asset or liability. The revisions are effective January 1, 2018 with prospective application. Upon adoption, the Company reflected a prospective change in variation margin for all futures contracts as unrealized until sale, maturity, or expiration, resulting in a pre-tax decrease of $8 to net income and no impact to surplus for the year ended December 31, 2018.
Recently Issued Accounting Standards – To Be Adopted
In 2016, the NAIC adopted revisions to SSAP No. 51R – Life Contracts, and SSAP No. 54 – Individual and Group Accident and Health Contracts, Issue Paper No. 154 – Implementation of Principles-Based Reserving. These revisions relate to the adoption of the Valuation Manual and provides for principles based reserving for Life and Heath contracts: 1) VM-20, Requirements for Principle-Based Reserves for Life Products, was effective January 1, 2017, with an optional three year deferral. The company elected the deferral and will adopt this update effective January 1, 2020. It will apply to business issued on or after this date. 2) VM-21, Requirements for Principle-Based Reserves for Variable Annuities, is effective January 1, 2020, and is effective for business issued after 1980. This update replaces Actuarial Guideline 43. The Company will adopt this update January 1, 2020 and expects a pre-tax impact of $1 to income and surplus as a result of adopting this standard. 3) VM-22, Statutory Maximum Valuation Interest Rates for Income Annuities,was effective January 1, 2018. It applies to annuitizations on contracts issued on or after that date. Because most annuitizations occur years after contract issuance, the impact to net income and surplus has not been material. 4) VM-25, Health Insurance Reserves Minimum Requirements, and VM-26, Credit Life and Disability Reserve Requirements, are not applicable as the Company does not issue these contracts.
In 2018, the NAIC adopted SSAP No. 108 – Derivatives Hedging Variable Annuity Guarantees. This standard establishes statutory accounting principles to address certain limited derivative transactions hedging variable annuity guarantees subject to fluctuations as a result of interest rate sensitivity. It is effective January 1, 2020, with early adoption permitted January 1, 2019. The Company will adopt this standard effective January 1, 2020, and de-designate its current hedging relationship and establish a new hedging relationship under SSAP No. 108. The adoption of SSAP No. 108 will not impact the previous hedging relationship, and the IRS hedge adjustment recognized on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus will continue to be amortized over the remainder of the underlying business. IRS amounts deferred under SSAP No. 108 will be amortized using SSAP No. 108 requirements, capped at 10 years. The Company does not expect an initial impact to net income or surplus as a result of adopting the standard.
In August 2019, the NAIC adopted SSAP No. 22R, Leases. This revised standard is a substantive revision, reorganization, and clarification of SSAP No. 22. It also adopts much of the language of US GAAP ASU 2016-02, Leases, but retains operating lease accounting for Statutory accounting. The revisions are effective January 1, 2020 with early adoption permitted. The Company will adopt the amendment as of January 1, 2020 and does not expect an impact on net income or surplus as a result of adopting the revised standard.
Corrections of Errors
The Company records correction of errors in accordance with SSAP No. 3 – Accounting Changes and Correction of Errors (SSAP No. 3). SSAP No. 3 prescribes that the correction of errors in previously issued Statutory Financial Statements will be reported as an adjustment to capital and surplus in the period the error is detected. These errors are shown within Correction of errors, net of tax, on the Statutory Statements of Capital and Surplus. During the years ended December 31, 2019, 2018, and 2017, there were no Corrections of errors recorded on the Statutory Statements of Capital and Surplus.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(4)    Risk Disclosures
The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:
(a)    Credit Risk
Credit risk is the risk that issuers of fixed-income securities, borrowers of mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.
The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.
For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the CDS of each counterparty as an early warning signal to cease trading when credit default swap spreads imply severe impairment in credit quality.
The Company executes Credit Support Annexes (CSA) with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure. Additionally most transactions are cleared through a clearinghouse thereby transferring counterparty risk from the bank to the clearinghouse that tends to have stronger credit. This often leads to increased collateralization and lower counterparty risk for the Company.
(b)    Credit Concentration Risk
Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit.
The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD) and approves the strategic asset allocation and accompanying investment mandates for an asset manager with respect to asset class. The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.
To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of Minnesota insurance regulations.
(c)    Liquidity Risk
Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis, refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources, such as credit agreements, are cancelable.
The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic economic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.
(d)    Interest Rate Risk
Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.
The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through economic interest rate hedges. The Company monitors the economic and accounting impacts of interest rate stress scenarios on assets and liabilities regularly.
(e)    Equity Market Risk
Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.
The policy value of the fixed-indexed universal life, fixed-indexed annuity, and variable-indexed annuity products is generally linked to equity market indices. The Company economically hedges this exposure with derivatives.
Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.
The Company monitors the impacts of equity stress scenarios on assets and liabilities regularly.
Basis risk is the risk that variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company regularly reviews and synchronizes fund mappings, product design features, hedge design, and manages funds line-up.
(f)    Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third-party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.
The Operational Risk Management framework includes the following key activities: (1) an Operational Risk Capital Model covering all material types of operational risks, under which the Company quantifies and regularly monitors operational risk; (2) loss data capture to create transparency and gather information about losses that meet a designated threshold. Business owners are required to identify and resolve the root cause of operational loss events; and (3) an integrated risk and control system, a bottom-up risk assessment process for significant operational risk scenarios, to proactively manage significant operational risk scenarios throughout the organization.
(g)    Regulatory Change Risk
Regulatory change risk is the risk that regulatory changes and imposed regulation, including tax law changes, may materially impact the Company's business model, sales levels, and ability to effectively comply with regulations.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company actively monitors all regulatory changes and participates in national and international discussions relating to legal, regulatory, and accounting changes. The Company maintains active membership with various professional and industry trade organizations. A formal process exists to review, analyze, and implement new legislation as it is enacted.
(h)    Rating Agency Risk
Rating agency risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed regularly.
(i)    Mortality/Longevity Risk
Mortality/longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.
The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.
(j)    Lapse Risk
Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.
The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect product design, adding Market Value Adjustments and surrender charges when appropriate, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. Policyholder experience is monitored regularly.
(k)    Cyber Security Risk
Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including firewalls, intrusion detection and prevention, advanced malware detection, spyware and anti-virus software, email protection, network and laptop encryption, web content filtering, web application firewalls, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.
(l)    Reinsurance Risk
Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.
Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.
The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.
(5)    Investments
(a)    Bonds, Other Assets Receiving Bond Treatment, and Stocks
At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investments, excluding investments in affiliates, are shown below:

	2019
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$3,014	123	8	3,129
Agencies not backed by the full faith and credit of the U.S. government	3	—	—	3
States and political subdivisions	9,722	1,486	3	11,205
Foreign governments	777	54	1	830
Corporate securities	70,048	7,385	68	77,365
Mortgage-backed securities	15,313	612	16	15,909
Collateralized debt obligations	16	13	—	29
Total bonds	98,893	9,673	96	108,470
Common stocks	144	10	1	153
Preferred stocks	29	2	—	31
Total	$99,066	9,685	97	108,654

	2018
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$2,483	25	33	2,475
Agencies not backed by the full faith and credit of the U.S. government	3	—	—	3
States and political subdivisions	10,037	701	105	10,633
Foreign governments	572	10	15	567
Corporate securities	69,577	1,870	1,979	69,468
Mortgage-backed securities	15,371	118	352	15,137
Collateralized debt obligations	16	13	—	29
Total bonds	98,059	2,737	2,484	98,312
Common stocks	130	2	8	124
Preferred stocks	13	—	—	13
Total	$98,202	2,739	2,492	98,449
At December 31, 2019 and 2018, the Company did not have any NAIC-6 rated bonds for which amortized cost differed from carrying value.
The Company had NAIC-6 rated bonds with a statement value of $4 and $7 as of December 31, 2019 and 2018, respectively. There was no interest due on bonds in default, which was excluded from investment income due and accrued as of December 31, 2019 and 2018.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

At December 31, 2019 and 2018, the Company had hybrid securities with a carrying value of $34 and $34, respectively.
As of December 31, 2019 and 2018, investments with a statement value of $30 and $31, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.
The amortized cost and fair value of bonds and other assets receiving bond treatment reported in the statutory Annual Statement Schedule D Part 1A at December 31, 2019, by contractual maturity, are shown below:

	Carrying value	Fair value
Due in 1 year or less	$4,146	$4,177
Due after 1 year through 5 years	11,166	11,675
Due after 5 years through 10 years	20,719	22,292
Due after 10 years	46,740	53,553
No maturity date	793	835
Mortgage-backed and other structured securities	15,329	15,938
Total bonds and other assets receiving bond treatment	$98,893	$108,470
Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
Proceeds from sales of bonds includes sales, maturities, paydowns, and other redemptions of bonds and other assets receiving bond treatment. Proceeds from sales of bonds for the years ended December 31 are shown below:

	2019	2018	2017
Proceeds from sales	$15,892	9,476	7,826
Gross gains	75	94	186
Gross losses	34	63	84
Proceeds from sales of common stocks for the years ended December 31 are shown below:

	2019	2018	2017
Proceeds from sales	$111	172	80
Gross gains	2	5	11
Gross losses	2	—	—
Proceeds from sales of preferred stocks for the years ended December 31 are shown below:

	2019	2018	2017
Proceeds from sales	$2	—	—
Gross gains	—	—	—
Gross losses	—	—	—
For the years ended December 31, 2019 and 2018, there were 93 and 58 CUSIPs sold, disposed, or otherwise redeemed as a result of a callable feature, respectively. The aggregate amount of investment income generated as a result of these transactions was $52 and $30 for 2019 and 2018, respectively.
The Company’s bond portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(b)    Unrealized Investment Losses
To determine whether or not declines in fair value are other than temporary, the Company performs a quarterly review of its entire combined investment portfolio, including investments held by subsidiaries, using quoted market prices by third-party sources. For further discussion, see Notes 2 and 6.
Unrealized losses and the related fair value of investments held by the Company for the years ended December 31 are shown below:

	2019
	12 months or less			Greater than 12 months		Total
	Fair value		Unrealized losses	Fair value	Unrealized losses	Fair value		Unrealized losses
Bonds:
U.S. government	$292	—	6	292	2	584		8
Agencies not backed by the full faith and credit of the U.S. government	—	—	—	—	—	—		—
Foreign government	123		1	—	—	123	—	1
States and political subdivisions	87		3	—	—	87	—	3
Corporate securities	2,089		27	1,250	41	3,339	—	68
Mortgage-backed securities	1,241		12	140	4	1,381	—	16
Total bonds	3,832		49	1,682	47	5,514		96
Common stock	18		1	6	—	24		1
Total temporarily impaired securities	$3,850		50	1,688	47	5,538		97

	2018
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$344	5	1,094	28	1,438	33
Agencies not backed by the full faith and credit of the U.S. government	1	—	1	—	2	—
Foreign government	182	8	99	7	281	15
States and political subdivisions	2,295	82	386	23	2,681	105
Corporate securities	31,419	1,389	6,326	590	37,745	1,979
Mortgage-backed securities	5,501	94	5,581	258	11,082	352
Total bonds	39,742	1,578	13,487	906	53,229	2,484
Common stock	71	6	10	2	81	8
Total temporarily impaired securities	$39,813	1,584	13,497	908	53,310	2,492
As of December 31, 2019 and 2018, the number of investment holdings that were in an unrealized loss position was 548 and 2,915, respectively, for bonds, and 19 and 25, respectively, for common stocks.
As of December 31, 2019 and 2018, of the total amount of unrealized losses, $80, or 83.2%, and $2,409, or 96.7%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having an NAIC SVO credit rating of 1 or 2. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received and does not consider these investments to be other-than-temporarily impaired.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Realized Investment Gains (Losses)
Net realized capital gains (losses) for the years ended December 31 are shown below:

	2019	2018	2017
Bonds	$13	(81)	90
Stocks	—	5	10
Derivatives	1,062	(469)	3,599
Other	(2)	(1)	5
Total realized capital gains (losses)	1,073	(546)	3,704
Income tax benefit (expense) on net realized gains (losses)	11	(4)	(11)
Total realized capital gains (losses), net of taxes	1,084	(550)	3,693
Net gains (losses) transferred to IMR, net of taxes	31	(60)	38
Net realized gains (losses), net of taxes and IMR	$1,053	(490)	3,655
(d)    Net Investment Income
Major categories of net investment income for the years ended December 31 are shown below:

	2019	2018	2017
Interest:
Bonds	$4,319	4,090	3,902
Mortgage loans on real estate	617	561	559
Policy loans	11	11	10
Cash, cash equivalents, and short-term investments	23	25	12
Dividends:
Stocks	7	7	6
Investment in subsidiaries	67	70	62
Rental income on real estate	13	12	12
Derivatives	(109)	(102)	(22)
Other	(7)	(8)	1
Gross investment income	4,941	4,666	4,542
Investment expenses	(146)	(126)	(98)
Net investment income before amortization of IMR	4,795	4,540	4,444
Amortization of IMR	44	53	60
Net investment income	$4,839	4,593	4,504
(e)    Mortgage Loans on Real Estate
The Company's investment in mortgage loans on real estate includes CMLs and RMLs at December 31, 2019. At December 31, 2019, the total RMLs were $489 and comprised less than 10% of the total mortgage loan portfolio and thus, there is minimal concentration risk. The maximum lending rates for RMLs made during 2019 was 9.1%. The minimum lending rates for RMLs made during 2019 was 3.6%. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages for RMLs was 94.1% during 2019.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company's investment in mortgage loans on real estate was entirely comprised of CMLs as of December 31, 2018. At December 31, 2019 and December 31, 2018, the Company's CML portfolio includes concentrations exceeding 10% for the following states:

	2019		2018
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$3,364	24.5%	$3,294	24.8%
The maximum lending rates for CMLs made during 2019 and 2018 were 5.0% and 5.2%, respectively. The minimum lending rates for CMLs made during 2019 and 2018 were 2.8% and 3.6%, respectively. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages was 80.0% and 74.6% during 2019 and 2018, respectively.
As of December 31, 2019 and 2018, there were no taxes, assessments, or amounts advanced that were excluded from the mortgage loan investment total.

(1)	Age Analysis of Mortgage Loans
The following table presents an age analysis of the Company's mortgage loan investments as of December 31, 2019 and 2018 by type:

	2019		2018
	Residential	Commercial	Residential	Commercial
Current	$481	13,728	—	13,292
30-59 Days Past Due	—	—	—	—
60-89 Days Past Due	1	—	—	—
90-179 Days Past Due	7	—	—	—
180+ Days Past Due	—	—	—	—
Total	$489	13,728	—	13,292
For mortgage loans investments greater than 90 and 180 days past due, the recorded investment and interest accrued as of December 31, 2019 and 2018 is shown below by type:

	2019		2018
	Residential	Commercial	Residential	Commercial
Accruing Interest 90-179 Days Past Due
Recorded Investment	$7	—	—	—
Interest Accrued	—	—	—	—
Accruing Interest 180+ Days Past Due
Recorded Investment	—	—	—	—
Interest Accrued	—	—	—	—
There were no mortgage loan investments for which interest was reduced as of December 31, 2019 and 2018.
As of December 31, 2019 and 2018 there were no RML investments in which the Company participated as a co-lender in a mortgage loan agreement. As of December 31, 2019 and 2018, for CML investments, the recorded investment for which the Company participated as a co-lender in a mortgage loan agreement was $1,649 and $1,547, respectively.
(2) Impaired Mortgage Loans
For the year ended December 31, 2019, the recorded investment in impaired CMLs was $3. This amount also represents the average recorded investment in impaired mortgage loans for the year ended December 31, 2019.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

There was no related allowance for credit losses on this investment and the Company did not participate as a co-lender in the related mortgage loan agreement. In addition, the impaired CML was not in nonaccrual status and no interest income recognized using a cash-basis method of accounting during the time that the loan was impaired. There was no recorded investment in impaired RMLs for the year ended December 31, 2019.
For the years ended December 31, 2018 and 2017, there was no recorded investment in impaired mortgage loans.
There was insignificant interest income recognized on impaired mortgage loans as of December 31, 2019 and no interest income recognized in 2018 and 2017. The Company recognizes interest income on its impaired mortgage loans upon receipt of payment.
There were no mortgage loans derecognized as a result of foreclosure as of December 31, 2019 and 2018.

(3)	Credit Quality Indicators
The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators. The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its CML portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.
The credit quality as of December 31 is shown below:

	Debt Service Coverage Ratios
2019:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$4,805	146	39	30	5,020	36.6%
50% – 60%	3,805	651	2	142	4,600	33.5%
60% – 70%	2,536	1,016	113	33	3,698	26.9%
70% – 80%	157	107	16	36	316	2.3%
80% – 90%	54	8	—	29	91	0.7%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	3	—	—	—	3	—%
Total	$11,360	1,928	170	270	13,728	100.0%

	Debt Service Coverage Ratios
2018:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$4,887	84	89	106	5,166	38.9%
50% – 60%	3,941	409	7	—	4,357	32.7%
60% – 70%	2,525	846	119	—	3,490	26.3%
70% – 80%	98	129	46	7	280	2.1%
80% – 90%	—	—	—	—	—	—%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	—	—	—	—	—	—%
Total	$11,451	1,468	261	113	13,293	100.0%

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(f)    Loan-Backed Securities
SSAP No. 43R requires the bifurcation of impairment losses on loan-backed or structured securities into interest and noninterest-related portions. The noninterest portion is the difference between the present value of cash flows expected to be collected from the security and the amortized cost basis of the security. The interest portion is the difference between the present value of cash flows expected to be collected from the security and its fair value at the balance sheet date.
The Company had no loan-backed securities recognized in OTTI for the years ended December 31, 2019 and 2018, and an immaterial amount for the year ended December 31, 2017.
(g)    Derivatives and Hedging Instruments
The Company uses exchange-traded and OTC derivative instruments as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities that do not qualify for hedge accounting treatment are recorded at fair value in the Statutory Financial Statements using valuation techniques further discussed in Note 6. The Company has derivative contracts with financing premium. The premium cost and fair value of derivative instruments with financing premium is shown below:

Fiscal Year	Derivative Premium Payments Due
2020	$8
2021	—
2022	—
2023	—
Thereafter	—
Total Future Settled Premiums	$8

	Undiscounted Future Premium Commitments	Derivative FV with Premium Commitments	Derivative FV Excluding Impact of Future Settled Premiums
Prior Year	$—	—	—
Current Year	(8)	—	9
Derivatives held by the Company are designated as either a cash flow hedging instrument (cash flow hedge) or nonqualified hedging instrument (nonqualifying strategies).
(1) Cash Flow Hedges
Foreign Currency Swaps on Debt Securities
Foreign currency swaps have notional amounts and maturity dates equal and offsetting to the underlying debt securities and are determined to be highly effective as of December 31, 2019 and 2018.
Interest Rate Swaps on Variable Annuity Insurance Liabilities
IRS traded after June 2013 are centrally cleared through an exchange. For IRS traded prior to June 2013 the IRS exposure was netted with other OTC derivatives upon settlement and were subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. The fair values of the collateral posted for OTC and exchange traded derivatives are discussed in the derivative collateral management section below.
The Company designates hedge accounting for these IRS as a cash flow hedge. The hedge is determined to be highly effective as of December 31, 2019 and 2018. Since these hedges are effective, the hedges qualify for hedge accounting and thus, the swaps are valued and reported at amortized cost beginning from the date when hedge accounting is designated.

32 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(2) Nonqualifying Strategies
Futures and Options Contracts
OTC options and ETO are cleared through the Options Clearing Corporation, which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The fair values of the collateral posted for futures, OTC options, and ETO are discussed in the derivative collateral management section below.
Interest Rate Swaps
The Company can receive the fixed or variable rate; IRS are traded in varying maturities. The fair values of the collateral posted and variation margin for OTC and centrally cleared IRS are discussed in the derivative collateral management section below.
Credit Default Swaps
The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount. The fair value of the collateral posted for centrally cleared CDS is discussed in the derivative collateral management section below.
Total Return Swaps
The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.
To Be Announced Securities
The Company uses OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.

33 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The following table presents a summary of the aggregate notional amounts and fair values of the Company’s derivative instruments reported on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31:

	2019			2018
		Gross Fair Value			Gross Fair Value
	Notional (1)	Assets	Liabilities	Notional (1)	Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$1,271	92	(16)	1,175	111	(11)
IRS(2)	3,491	—	—	3,491	—	—
Total cash flow hedging instruments		$92	(16)		111	(11)

Nonqualifying hedging instruments
OTC options	$87,987	2,257	(1,958)	43,850	300	(399)
ETO	8,151	31	(41)	3,630	49	(34)
TBA securities	1,331	—	(1)	2,443	7	(3)
IRS	1,049	10	(20)	2,724	10	(22)
Futures	26,776	—	—	4,679	—	—
TRS	8,148	1	(13)	6,792	96	(23)
Total nonqualifying hedging instruments		2,299	(2,033)		462	(481)
Total derivative instruments		$2,391	(2,049)		573	(492)

(1) Notional amounts are presented on an absolute basis.
(2) The IRS amounts subject to hedge accounting represent amounts that existed when hedge accounting was designated and still exist as of the end of the reporting period. The fair values for such instruments are not included herein as they are not recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

Derivative Collateral Management
The Company manages derivative collateral for the general account and separate account combined and separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2019 and 2018, had a fair value of $2,151 and $1,669, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and recorded at amortized cost. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2019 and 2018, had a fair value of $1,200 and $398, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.
(h)    Offsetting Assets and Liabilities
The Company elects to disclose derivative assets and liabilities eligible for offset under SSAP No. 64 – Offsetting and Netting of Assets and Liabilities on a gross basis on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with the provisions set forth in SSAP No. 86. This treatment is consistent with the Company’s historical reporting presentation.

34 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(i)    Securities Lending
The Company loaned securities with a carrying value of $2,322 and $2,728 and a fair value of $2,603 and $2,635 as of December 31, 2019 and 2018, respectively. The aggregate amount of collateral received through securities lending at December 31 is as follows:

	Fair Value
	2019	2018
Cash
Open	$2,337	2,683
30 days or less	—	—
31 to 60 days	—	—
61 to 90 days	—	—
Greater than 90 days	—	—
Subtotal	2,337	2,683
Securities received	328	17
Total collateral received	$2,665	2,700
The aggregate amount of cash collateral reinvested through securities lending at December 31 is as follows:

	2019			2018
	Amortized cost		Fair value	Amortized cost	Fair value
Open	$—	—	—	—	—
30 days or less	1,070	—	1,070	556	556
31 to 60 days	548	—	548	697	697
61 to 90 days	—	—	—	151	151
91 to 120 days	66	—	66	296	296
121 to 180 days	344	—	344	272	272
181 to 365 days	309	—	309	211	211
Greater than 1 year	—		—	—	—
Total collateral reinvested	$2,337		2,337	2,183	2,183
As of December 31, 2019 and 2018, the Company had borrowings outstanding of $0 and $500, respectively, from collateral securities lending, and therefore such amounts are excluded from the table above.
Reinvested collateral is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The amount and type of reinvested collateral at December 31 is as follows:

	2019	2018
Cash and cash equivalents	$1,339	1,195
Short-term investments	998	988
Total	$2,337	2,183

(j)	Reverse Repurchase Agreements
The Company participates in both bilateral and tri-party repos. As of December 31, 2019 and 2018, the Company did not sell or acquire any securities that resulted in default. The Company did not recognize a liability to return cash collateral as of December 31, 2019 and 2018.

35 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

All collateral received, as of December 31, 2019 and 2018, were bonds with a designated NAIC-1 rating. Further information related to repos for the years ended December 31, 2019 and 2018, is as follows:

As of year end	2019	2018
1. Maturity
a. Overnight	$1,482	553
b. 2 Days to 1 Week	—	—
2. Collateral Pledged and Securities Acquired Under Repo
a. Cash Collateral Pledged - Secured Borrowing	$1,482	553
b. Fair Value of Securities Acquired Under Repo - Secured Borrowing	1,494	564

Maximum Amount	2019	2018
1. Maturity
a. Overnight	$1,482	1,511
b. 2 Days to 1 Week	—	400
2. Collateral Pledged and Securities Acquired Under Repo
a. Cash Collateral Pledged - Secured Borrowing	$1,482	1,550
b. Fair Value of Securities Acquired Under Repo - Secured Borrowing	1,494	1,550
(k)    Non-insurance SCA Investments
A summary of the Company’s SSAP No. 97 – Investments in Subsidiary, Controlled and Affiliated Entities, non-insurance SCA investments, including their respective asset value and NAIC filing information, as of December 31, 2019 is as follows:

SCA Name	Gross Asset	Non-Admitted Asset	Net Admitted Assets	NAIC Filing Date	NAIC Filing Type	NAIC Filing Balance	Re-submission Required?
AZLPF	$792	—	792	5/16/2019	S2	735	N
Yorktown Financial Companies Inc. (Yorktown)	1	1	—	5/16/2019	S2	9	N
Total	$793	1	792	XXX	XXX	744	XXX
(l)    FHLB Agreements
The Company held Class A FHLB membership stock of $10 at December 31, 2019 and 2018 and activity stock of $40 and $20 at December 31, 2019 and 2018, respectively. The Company has a fully collateralized borrowings with a balance of $1,000 and $500 as of December 31, 2019 and 2018 which is recorded in Borrowed money on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. All FHLB transaction activity occurs in the Company's general account.
Securities collateral pledged to FHLB at December 31 is as follows:

	2019	2018
Carrying value	$875	383
Fair value	1,118	572
The maximum of collateral pledged to FHLB during the year ended December 31 was as follows:

	2019	2018
Carrying value	$1,745	2,762
Fair value	2,244	2,644
As of December 31, 2019 and 2018, the Company had $1,000 and $500, respectively, in total borrowing capacity under its agreement with the FHLB. The maximum amount of aggregate borrowing from FHLB during the years

36 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

ended December 31, 2019 and 2018 was $2,000 and $2,500, respectively. Current borrowings are not subject to prepayment penalties.
(m)    Restricted Assets
As of December 31, 2019 and 2018, the Company had the following restricted assets, including assets pledged to others as collateral:

	Gross Restricted				Percentage
	Total general account	Total from prior year	Increase (decrease)	Total current year admitted restricted	Gross restricted to total assets	Admitted restricted to total admitted assets
Collateral held under security lending arrangements	$2,665	2,683	(18)	2,665	1.7%	1.7%
FHLB Capital Stock	50	30	20	50
On deposit with states	4	4	—	4	—	—
On deposit with other regulatory bodies	26	26	—	26	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	875	383	492	875	0.6	0.6
Derivative collateral	2,063	2,104	(41)	2,063	1.3	1.3
Total restricted assets	$5,683	5,230	453	5,683	3.6%	3.6%
(n)    Low Income Housing Tax Credits
As of December 31, 2019 the Company had various LIHTC investments with a range of 6 to 13 remaining years of unexpired tax credits and no required holding period.
The amount of tax credits and other tax benefits recognized during the years ended December 31, 2019, 2018 and 2017 is $29, $20, and $14, respectively.
The balance of the investment recognized in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the years ended December 31, 2019 and 2018 is $339 and $260, respectively.
Additionally, the Company's LIHTC investments require a commitment of capital. The Company has open capital commitments of $171 and $172 at December 31, 2019 and 2018, respectively, which is recorded as an unfunded commitment liability of $147 and $142, as of December 31, 2019 and 2018. LIHTC commitments are considered an open capital commitment beginning when then Company formally commits to fund the LIHTC, but they are not recorded as an unfunded commitment asset and liability until the Company has begun funding the LIHTC.
(o)    5GI Securities
As of December 31, 2019 and 2018, details regarding the Company's 5GI securities are as follows:

	2019			2018
	Number of Securities	Aggregate Book Adjusted Carrying Value	Aggregate Fair Value	Number of Securities	Aggregate Book Adjusted Carrying Value	Aggregate Fair Value
Bonds	1	$40	44	—	$—	—
Loan-backed and structured securities	—	—	—	2	8	8
Total	1	$40	44	2	$8	8
(6)    Fair Value Measurements
SSAP No. 100R – Fair Value establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

37 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.
Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a) Quoted prices for similar assets or liabilities in active markets.
(b) Quoted prices for identical or similar assets or liabilities in markets that are not active.
(c) Inputs other than quoted prices that are observable.
(d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).
The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each financial asset and liability was classified into Level 1, 2, or 3.
The following presents the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	2019
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Common stocks	$101	—	1	102
Derivative assets	31	2,394	1	2,426
Separate account assets	22,766	3,265	—	26,031
Total assets reported at fair value	22,898	5,659	2	28,559
Liabilities at fair value:
Derivative liabilities	41	2,014	13	2,068
Separate account derivative liabilities	—	2,531	—	2,531
Total liabilities reported at fair value	$41	4,545	13	4,599

(a) The Company does not have any assets or liabilities measured at net asset value (NAV) that are included in Level 2 within this table.

38 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2018
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Bonds	$—	—	3	3
Common stocks	92	—	2	94
Derivative assets	49	444	96	589
Separate account assets	22,464	371	—	22,835
Total assets reported at fair value	22,605	815	101	23,521
Liabilities at fair value:
Derivative liabilities	34	468	23	525
Separate account derivative liabilities	—	529	—	529
Total liabilities reported at fair value	$34	997	23	1,054

(a) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 within this table.
The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability). The Company has not made changes to valuation techniques in 2019.
(a)    Valuation of Bonds and Unaffiliated Stock
The fair value of bonds is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.
Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.
The fair value of unaffiliated common stocks is based on quoted market prices in active markets when available and included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs or obtains valuations from third party brokers or investment managers. Such investments may be categorized in Level 2 or Level 3.
(b)    Valuation of Derivatives
Active markets for OTC options do not exist. The fair value of OTC options is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign currency swaps, CDS, TBA securities, and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures are based on quoted market prices and are generally included in Level 1.

39 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.
(c)    Valuation of Separate Account Assets and Separate Account Derivative Liabilities
Separate account assets and Separate account derivative liabilities, with the exception of certain bonds, cash, cash equivalents, and investment income due and accrued, are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on quoted prices in active, observable markets. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in bonds, short-term investments and derivatives, that portion could be classified within Level 2 or Level 3). Certain bonds, cash, and cash equivalents, along with related accrued investment income, carried at amortized cost within the separate account have an amortized cost of $8,607 and a fair value of $8,928 as of December 31, 2019. There were no separate account assets carried at amortized cost in the separate account as of December 31, 2018. Separate account assets carried at amortized cost are included in the table in section 6(g) below.
(d)    Level 3 Rollforward
The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	January 1, 2019	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2019

Bonds	$3	—	—	(3)	—	—	—
Common stocks	2	—	—	—	—	(1)	1
TRS assets	96	—	—	633	(95)	(633)	1
Total Level 3 Assets	101	—	—	630	(95)	(634)	2

TRS liabilities	(23)	—	—	(129)	10	129	(13)
Total Level 3 Liabilities	$(23)	—	—	(129)	10	129	(13)

	January 1, 2018	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2018

Bonds	$—	3	—	—	—	—	3
Common stocks	42	—	(30)	—	(2)	(8)	2
TRS assets	12	—	—	291	84	(291)	96
Total Level 3 Assets	54	3	(30)	291	82	(299)	101

TRS liabilities	—	—	—	(302)	(23)	302	(23)
Total Level 3 Liabilities	$—	—	—	(302)	(23)	302	(23)

40 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(e)    Transfers
The Company reviews its fair value hierarchy classifications annually. Transfers between levels occur when there are changes in the observability of inputs and market activity.
All transfers into Level 3 were a result of observable inputs no longer being considered reliable or could no longer be validated against an alternative source. The transfers out of Level 3 were a result of securities no longer being carried at fair value as a result of new availability of reliable observable inputs or the ability to validate market price of the security against an alternative source.
(f)    Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs
Bonds: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate bonds is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a security's sector, rating, and average life. A significant increase (decrease) of the corporate index OAS in isolation could result in a decrease (increase) in fair value.
CDO and certain mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable inputs would generally include default rates. A significant increase (decrease) in default rates in isolation could result in an decrease (increase) in fair value.
Common stocks: The primary unobservable input used to value common stock are indicative quotes received from third-party vendors. A significant increase (decrease) in the indicative quotes in isolation could result in a decrease (increase) in fair value.
Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.
(g)    Estimates
The Company has been able to estimate the fair value of all financial assets and liabilities.

41 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(h)    Aggregate Fair Value of Financial Instruments
The following tables present the carrying amounts and fair values of all financial instruments at December 31 (b):

	2019
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$106,848	97,269	3,864	87,898	15,086
Preferred stocks, unaffiliated	31	29	—	—	31
Common stocks, unaffiliated	152	152	101	—	51
Mortgage loans on real estate	15,241	14,217	—	—	15,241
Cash equivalents	1,863	1,863	361	1,502	—
Short-term investments	22	22	—	22	—
Derivative assets	2,426	2,391	31	2,394	1
Securities lending reinvested collateral assets	2,337	2,337	—	2,337	—
Other invested assets	655	655	—	25	630
COLI	625	625	—	625	—
Separate account assets	34,959	34,638	23,090	11,869	—
Financial Liabilities
Deposit-type contracts	$5,380	4,936	—	—	5,380
Other investment contracts	102,903	93,649	—	—	102,903
Borrowed money	1,006	1,002	—	—	1,006
Derivative liabilities	2,068	2,049	41	2,014	13
Payable for securities lending	2,337	2,337	—	2,337	—
Payable for securities	147	147	—	—	147
Other liabilities	(1,436)	(241)	—	(1,436)	—
Separate account liabilities	34,959	34,638	23,090	11,869	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

42 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2018
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$97,535	97,281	3,150	81,794	12,591
Preferred stocks, unaffiliated	13	13	—	—	13
Common stocks, unaffiliated	124	124	92	—	32
Mortgage loans on real estate	13,271	13,292	—	—	13,271
Cash equivalents	1,057	1,057	484	573	—
Derivative assets	589	573	49	444	96
Securities lending reinvested collateral assets	2,183	2,183	—	2,183	—
Other invested assets	511	511	—	22	489
COLI	562	562	—	562	—
Separate account assets	22,835	22,835	22,464	371	—
Financial Liabilities
Deposit-type contracts	$5,445	5,125	—	—	5,445
Other investment contracts	101,790	94,214	—	—	101,790
Borrowed money	490	501	—	—	490
Derivative liabilities	525	492	34	468	23
Payable for securities lending	2,683	2,683	—	2,683	—
Payable for securities	142	142	—	—	142
Other liabilities	(565)	(526)	—	(565)	—
Separate account liabilities	22,835	22,835	22,464	371	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

A description of the Company’s valuation techniques for financial instruments not reported at fair value and categorized within the fair value hierarchy is shown below:
Valuation of Preferred Stock
The fair value of unaffiliated preferred stocks is based on quoted market prices in active markets. When available, such investments are included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs. Such investments may be categorized in Level 2 or Level 3.
Valuation of FHLB Stock
FHLB stock, included in Common stocks, is not traded in an active market and is categorized in Level 3. FHLB stock is carried at cost, which approximates fair value unless it is impaired, based on provisions within the Company’s FHLB agreement that allow for return of outstanding shares of FHLB stock at the Company’s cost basis.
Valuation of Mortgage Loans on Real Estate
The fair value of commercial mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The fair value of residential mortgage loans on real estate is calculated by discounting estimated cash flows, with discount rates based on current market conditions.

43 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Cash Equivalents
Cash equivalents are comprised of money market mutual funds, cash sweep accounts, and reverse repurchase agreements. The fair value of money market mutual funds and cash sweep accounts is based on quoted market prices in active markets and included in Level 1. Reverse repurchase prices are provided by third-party pricing sources and included in Level 2, because the inputs used to determine fair value are market observable.
Valuation of Short-term Investments
Short-term investments are comprised of bonds due in one year or less. The fair value of bonds is determined in line with bonds above.
Valuation of Securities Lending Reinvested Collateral Assets
Collateral held from securities lending agreements is primarily comprised of short-term and long-term highly liquid fixed-maturity securities. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities (fixed-income securities, equity securities, cash and cash equivalents) held within the Company’s general account investment portfolio.
Valuation of Other Invested Assets
Other invested assets include LIHTC investments, limited partnership investments, loans to affiliates, and restricted stock unit (RSU) assets. As there is no observable market data on which to calculate fair value of the LIHTC investment balances, the fair value is set equal to carrying value. Limited partnership investments are recorded using the cost method in line with SSAP No. 48 – Joint Ventures, Partnerships and Limited Liability Companies using unobservable inputs. Loans to affiliates are carried at cost; due to the lack of an active market, the current carrying value is the only market price at which the transaction could be settled, the Company believes cost approximates fair value. Due to the use of unobservable inputs, LIHTC investments, limited partnership investments, and loans to affiliates are categorized as Level 3. RSU assets tied to the share price of Allianz SE stock but does not participate in an active market; given this, it is categorized as Level 2.
Valuation of COLI
The COLI policies held by the Company are carried at their respective cash surrender values, which approximates fair value. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced utilizing observable inputs. The COLI asset is included within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. At December 31, 2019 and 2018, the cash surrender value in an investment vehicle is $625 and $562, respectively, and is allocated into the following categories based on primary underlying investment characteristics:

	2019	2018
Bonds	64.0%	67.4%
Stocks	36.0%	32.6%
Valuation of Deposit-Type Contracts
Fair values of deposit-type contracts are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for actuarial inputs.
Valuation of Other Investment Contracts
Other investment contracts are included within Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Other investment contracts include certain reserves related to deferred annuities and other payout annuities that may include life contingencies, but do not have significant mortality risk due to substantial periods certain. Fair values are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for market inputs.

44 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Borrowed Money
The fair value of the FHLB borrowing is calculated on a discounted cash flow basis. Each position includes a monthly interest rate, a maturity payment amount, and a maturity date. The interest and maturity payments are projected as of the valuation date, and the expected cash flows are discounted using the valuation date swap curve.
Valuation of Payable for Securities Lending
Securities lending payable is set equal the to the cash collateral received. Due to the short-term nature of these loans, the carrying value is deemed to approximate fair value.
Valuation of Payable for Securities
Included in Payable for securities is the LIHTC investments unfunded commitment liability. As there is no observable market data on which to calculate fair value of the LIHTC investment unfunded commitment asset and liability, fair value is set equal to carrying value, and the balance is categorized as Level 3.
Valuation of Other Liabilities
Other liabilities includes the IRS hedge adjustment for certain variable annuity guarantee benefits. The carrying value is equal to the initial book value of the IRS created from inception until the designation of hedge accounting in addition to subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting. The fair value represents the fair value of the IRS that are not recorded on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus due to the hedge accounting designation, and is determined in line with item (b) above. See Note 2(k) for further discussion of the Company's hedge accounting treatment.
Valuation of Separate Account Liabilities
In accordance with SSAP No. 56, the fair value of separate account liabilities is set to equal the fair value of separate account assets.
(7)    Mortgage Notes Payable
In 2004, the Company obtained an $80 mortgage loan from an unrelated third-party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2019 and 2018, the combined loan had a balance of $51 and $60, respectively, and is reported within Real estate on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision.
Interest expense for all loans is $3, $4, and $4, in 2019, 2018, and 2017, respectively, and is presented in Net investment income on the Statutory Statements of Operations.
The future principal payments required under the loan are as follows:

2020	$10
2021	10
2022	11
2023	12
2024	8
2025 and beyond	—
Total	$51

45 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(8)    Electronic Data Processing Equipment and Software (EDP)
EDP at December 31 and the changes in the balance for the years then ended are as follows:

	2019	2018
Servers, computers and peripherals depreciation	1	2
Software amortization	8	9
Net EDP balance, by major classes of assets:
Servers, computers and peripherals	1	1
Software	31	25
Net EDP balance	32	26
Nonadmitted	(31)	(25)
Net admitted EDP balance	$1	1
The Company has a gross EDP asset of $63 and accumulated depreciation and amortization of $(62) at December 31, 2019 and 2018, respectively. Servers, computers and peripherals are depreciated over the lesser of their useful life or three years and the net balance is nonadmitted. Software is amortized over the lesser of their useful life or five years. Nonoperating software is nonadmitted and operating software is admitted to the extent it meets the criteria defined in SSAP No. 16R - Electronic Data Processing Equipment and Software.
The Company has reduced the capitalization threshold for qualifying operating and non-operating internally developed system software costs and qualifying website development costs from $1 to $0.5 during the year ended December 31, 2019. This was done to align with current IT strategy. The impact of the change was not material to the Company.
(9)    Income Taxes
(a)    Deferred Tax Assets and Liabilities
The components of the net DTA or net DTL are as follows:

	December 31, 2019
	Ordinary	Capital	Total
Total gross deferred tax assets	$922	21	943
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	922	21	943
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	922	21	943
Deferred tax liabilities	(713)	(6)	(719)
Net admitted deferred tax assets (liabilities)	$209	15	224

	December 31, 2018
	Ordinary	Capital	Total
Total gross deferred tax assets	$744	31	775
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	744	31	775
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	744	31	775
Deferred tax liabilities	(904)	(5)	(909)
Net admitted deferred tax assets (liabilities)	$(160)	26	(134)

46 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Total gross deferred tax assets	$178	(10)	168
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	178	(10)	168
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	178	(10)	168
Deferred tax liabilities	192	(1)	191
Net admitted deferred tax assets (liabilities)	$370	(11)	359
The amount of admitted adjusted gross DTAs allowed under each component of SSAP No. 101 – Income Taxes (SSAP No. 101) as of December 31 are as follows:

	December 31, 2019
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	5	5
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	473	16	489
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,159
Lesser of 11.b.i or 11.b.ii	473	16	489
Adjusted gross DTAs offset by gross DTLs (11.c)	449	—	449
Deferred tax assets admitted	$922	21	943

	December 31, 2018
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	14	14
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	213	16	229
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,006
Lesser of 11.b.i or 11.b.ii	213	16	229
Adjusted gross DTAs offset by gross DTLs (11.c)	531	1	532
Deferred tax assets admitted	$744	31	775

47 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	(9)	(9)
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	260	—	260
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	153
Lesser of 11.b.i or 11.b.ii	260	—	260
Adjusted gross DTAs offset by gross DTLs (11.c)	(82)	(1)	(83)
Deferred tax assets admitted	$178	(10)	168
Ratios used for threshold limitation as of December 31 are as follows:

	December 31
	2019	2018	Change
Ratio percentage used to determine recovery period and threshold limitation amount	756%	634%	122%
Amount of adjusted capital and surplus used to determine recovery period threshold limitation	$7,729	6,708	1,021
Impact of tax planning strategies on the determination of net admitted adjusted gross DTAs is as follows:

	December 31, 2019
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	77.6%	77.6%

	December 31, 2018
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	52.0%	52.0%

	Change
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	25.6%	25.6%
The Company’s tax planning strategies do not include the use of reinsurance.
(b)    Unrecognized Deferred Tax Liabilities
There are no temporary differences for which DTLs are not recognized.

48 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Current and Deferred Income Taxes
The significant components of income taxes incurred (i.e. Current income tax expense) and the changes in DTAs and DTLs include:

	December 31			2019-2018 Change	2018-2017 Change
	2019	2018	2017
Current year federal tax expense (benefit) - ordinary income	$773	(51)	24	824	(75)
Current year foreign tax expense (benefit) - ordinary income	—	—	—	—	—
Subtotal	773	(51)	24	824	(75)
Current year tax expense - net realized capital gains (losses)	(11)	4	11	(15)	(7)
Federal and foreign income taxes incurred	$762	(47)	35	809	(82)
DTAs and DTLs consist of the following major components:

	December 31
Deferred tax assets	2019	2018	Change
Ordinary:
Unrealized losses	$11	—	11
Deferred acquisition costs	153	138	15
Expense accruals	72	47	25
Policyholder reserves	676	374	302
Fixed assets	—	177	(177)
Nonadmitted assets	10	8	2
Subtotal	922	744	178
Statutory valuation allowance adjustment	—	—	—
Nonadmitted ordinary deferred tax assets	—	—	—
Admitted ordinary tax assets	922	744	178

Capital:
Impaired assets	20	31	(11)
Unrealized losses	1	—	1
Subtotal	21	31	(10)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted capital deferred tax assets	—	—	—
Admitted capital deferred tax assets	21	31	(10)
Admitted deferred tax assets	$943	775	168

49 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	December 31
Deferred tax liabilities	2019	2018	Change
Ordinary:
Investments	$(56)	(50)	(6)
Fixed assets	(5)	(76)	71
Policyholder reserves	(534)	(623)	89
Software capitalization	(5)	(5)	—
Unrealized gains	(113)	(150)	37
Subtotal	(713)	(904)	191

Capital:
Unrealized gains	(6)	(5)	(1)
Subtotal	(6)	(5)	(1)
Deferred tax liabilities	$(719)	(909)	190
Net deferred tax assets (liabilities)	$224	(134)	358
The realization of the DTAs is dependent upon the Company’s ability to generate sufficient taxable income in future periods. Based on historical results and the prospects for future current operations, management anticipates that it is more likely than not that future taxable income will be sufficient for the realization of the remaining DTAs.
The Tax Cuts and Jobs Act of 2017 (Tax Act of 2017) was enacted on December 22, 2017, thereby requiring various adjustments be reflected in the Statutory Financial Statements as of December 31, 2017. The Tax Act of 2017, among its many elements, lowers the corporate tax rate to 21%, a reduction from the historical 35% rate. Accordingly, the Company revalued its deferred tax inventory as of December 31, 2017 to reflect the lower tax rate, resulting in a decrease to its net deferred tax asset of $7 and a corresponding decrease to surplus as of December 31, 2017. There was no change in nonadmitted assets due to the revaluation of net deferred tax assets.
In computing taxable income, life insurance companies are allowed a deduction attributable to their life insurance and accident and health reserves. The Tax Act of 2017 significantly changed the methodology by which these reserves are computed for tax purposes. The changes are effective for tax years beginning after 2017 and are subject to a transition rule that spreads the additional income tax liability over the subsequent eight years beginning in 2018.  Due to complexities in the new methodology and limited guidance from the Internal Revenue Service and U.S. Treasury, the Company has recorded provisional amounts for the deferred tax revaluation associated with the changes in the computation of life insurance tax reserves based on information available at December 31, 2017.  Pursuant to Interpretation of the SAP Working Group 18-01: Updated Tax Estimates under the Tax Cuts and Jobs Act, provisional tax computations related to these amounts were reasonably estimated as of December 31, 2017 and have been adjusted based on guidance received from Internal Revenue Service and U.S. Treasury. Adjusted amounts are reflected in the Company's results of operations for the years ended December 31, 2019 and 2018.
The Change in net deferred income tax is comprised of the following (this analysis is exclusive of the nonadmitted DTAs as the Change in nonadmitted assets is reported separately from the Change in net deferred income tax in the Unassigned surplus section of the Statutory Statements of Capital and Surplus):

	December 31
	2019	2018	Change
Net deferred tax assets (liabilities)	$224	(134)	358
Statutory valuation allowance adjustment	—	—	—
Net deferred tax assets (liabilities) after statutory valuation allowance	224	(134)	358
Tax effect of unrealized gains (losses)	159	187	(28)
Statutory valuation allowance adjustment allocated to unrealized gains (losses)	—	—	—
Change in net deferred income tax			$330

50 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(d)    Reconciliation of Federal Income Tax Rate to Actual Effective Rate
The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	December 31, 2019	December 31, 2018	December 31, 2017
Federal income tax rate	21.0%	21.0%	35.0%
Amortization of IMR	(3.6)	(0.9)	0.7
Dividends received deduction	(4.2)	(0.8)	0.9
Nondeductible expenses	0.9	0.2	(0.1)
COLI	(5.5)	0.3	0.5
Tax hedges	65.8	(6.5)	0.1
Tax hedge reclassification (2)	84.7	(8.2)	(37.0)
Tax credits	(13.6)	(2.1)	0.7
Prior period adjustments	(0.4)	(0.4)	0.3
Change in deferred taxes on impairments	3.6	(1.5)	(0.9)
Change in deferred taxes on nonadmitted assets	(0.7)	0.1	(0.2)
Reinsurance	19.8	(1.3)	(0.9)
Change in valuation	—	5.9	—
Tax reform revaluation (1)	—	—	(4.1)
Other	0.6	(0.1)	(0.1)
Effective tax rate	168.4%	5.7%	(5.1)%

Federal and foreign income taxes incurred (3)	293.7%	(4.3)%	(0.8)%
Change in net deferred tax	(125.3)	10	(4.3)
Effective tax rate	168.4%	5.7%	(5.1)%

(1) On December 22, 2017, the United States passed the Tax Act of 2017, which reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017. As a result, the deferred taxes recorded on the Statutory Statements of Assets, Liabilities, and Capital and Surplus were revalued to reflect the reduction in the future corporate tax rate.

(2) The IRS hedge portfolio restrike in December 2017 (see Note 5) had a significant impact on 2017 tax hedge reclassification.
(3) Tax on capital gains (losses) is excluded from federal and foreign income taxes incurred and detailed in Note 5(c).
(e)    Carryforwards, Recoverable Taxes, and IRC Section 6603 Deposits
As of December 31, 2019, there are no operating losses or tax credit carryforwards available for tax purposes.
There are no Federal income taxes available for recoupment in the event of future net losses.
There are no aggregate deposits admitted under Section 6603 of the IRC.
The Company had tax contingencies computed in accordance with SSAP No. 101 as of December 31, 2019 and 2018.
The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2019, 2018, and 2017 the Company recognized expenses of $0, $(1), and $1 in interest and penalties, respectively. The Company had $1 and $2 for the unrecognized tax benefits and related accrued interest at December 31, 2019 and 2018, respectively.
(f)    Consolidated Federal Income Tax Return
The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. federal and non-U.S. income tax examinations for years prior to 2016, though examinations of combined returns filed by AZOA, which include the Company by certain U.S. state and local tax authorities, may still be conducted for 2016 and subsequent years. The last Internal Revenue Service (IRS) examination of AZOA involved the federal

51 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

income tax return filed by AZOA for the 2015 tax year, which included carrybacks to the 2012 tax year. This examination concluded in October 2018 with the IRS only making one immaterial adjustment that increased the Company’s tax liability for 2012 by approximately $1. The IRS has been engaged in an examination of AZOA’s 2016 and 2017 income tax returns since late 2017 but no Proposed Adjustments related to the Company or any Revenue Agent Report has been received as of December 31, 2019.
As of December 31, 2019, the companies included in the consolidated group for which AZOA files a federal income tax return is included below:

Members of Consolidated Tax Group
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of Missouri
Allianz Life Insurance Company of New York	Allianz Annuity Company of Missouri
AZOA Services Corporation	Allianz Underwriters Insurance Company
Allianz Global Risks US Insurance Company	AGCS Marine Insurance Company
Allianz Reinsurance of America, Inc.	William H. McGee & Co., Inc.
Allianz Technology of America, Inc.	Fireman’s Fund Insurance Company
Allianz Renewable Energy Partners of America LLC	Fireman’s Fund Indemnity Corporation
Allianz Renewable Energy Partners of America 2 LLC	National Surety Corporation
PFP Holdings, Inc.	Chicago Insurance Company
AZL PF Investments, Inc.	Interstate Fire & Casualty Company
Dresdner Kleinwort Pfandbriefe Investments II, Inc.	Associated Indemnity Corporation
Allianz Fund Investments, Inc.	American Automobile Insurance Company
Yorktown Financial Companies, Inc.	The American Insurance Company
Questar Capital Corporation	Allianz Risk Transfer, Inc.
Questar Asset Management, Inc.	Allianz Risk Transfer (Bermuda), Ltd.
Questar Agency, Inc.
(10)    Accident and Health Claim Reserves
Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2019 are appropriate, uncertainties in the reserving process could cause reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.
Activity in the accident and health claim reserves is summarized as follows:

	2019	2018	2017
Balance at January 1, net of reinsurance recoverables of $574, $447, and $396, respectively	$299	224	193
Incurred related to:
Current year	143	129	104
Prior years	(24)	16	(6)
Total incurred	119	145	98
Paid related to:
Current year	7	4	6
Prior years	76	66	61
Total paid	83	70	67
Balance at December 31, net of reinsurance recoverables of $654, $574, and $447, respectively	$335	299	224
Prior year incurred claim reserves for 2019 reflects favorable claim development as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on the LTC line of business. Prior year incurred claim reserves for 2018 were unfavorable attributable to assumption updates and the establishment of a claims adjustment expense on the individual LTC line of business. Prior year incurred claim reserves for 2017 reflects favorable development as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC line of business.
(11)    Reinsurance
The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit. In the normal course of business, the Company seeks to limit its exposure to loss by ceding risks under yearly renewal term, coinsurance, and modified coinsurance.
The Company monitors the financial exposure and financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by securing recoverable balances with various forms of collateral, including arranging trust accounts and letters of credit with certain reinsurers.
The effect of reinsurance on reserves, deposit-type contracts, and claims, for amounts recoverable from other insurers, was as follows:

	For the years ended December 31,
Reduction in:	2019	2018
Aggregate reserves	$6,620	5,824
Deposit-type contracts	107	115
Policy and contract claims	24	22
Reinsurance reserves, recoverables, and receivables at December 31, 2019 and 2018, are covered by collateral of $4,084 and $3,826, respectively, in addition to the letter of credit on behalf of AZMO, as noted in Note 2.

52 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Life insurance, annuities, and accident and health business assumed from and ceded to other companies are as follows:

Year ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount
December 31, 2019
Life insurance in-force	$45,817	30,060	58	15,815
Premiums:
Life	989	88	1	902
Annuities	12,135	387	—	11,748
Accident and health	172	70	53	155
Total premiums	$13,296	545	54	12,805

December 31, 2018
Life insurance in-force	$41,321	27,914	65	13,472
Premiums:
Life	895	84	1	812
Annuities	11,318	358	—	10,960
Accident and health	176	73	50	153
Total premiums	$12,389	515	51	11,925

December 31, 2017
Life insurance in-force	$37,306	26,140	71	11,237
Premiums:
Life	791	88	1	704
Annuities	9,688	558	—	9,130
Accident and health	179	75	45	149
Total premiums	$10,658	721	46	9,983
The Company holds securities backing term life and universal life with secondary guarantees ceded reserves in compliance with Actuarial Guideline 48. As of December 31, 2019 and 2018, the Company had 7 reinsurance contracts in which risks under covered policies have been ceded. The Company held primary securities in an amount at least equal to the required level of primary securities for all of these contracts.
There are no nonaffiliated reinsurers owned in excess of 10% or controlled, either directly or indirectly, by the Company or by a representative, officer, trustee, or director of the Company.
There are no policies issued by the Company that have been reinsured with a company chartered in a country other than the United States that is owned in excess of 10% or controlled directly or indirectly by an insured, a beneficiary, a creditor, or any other person not primarily engaged in the insurance business.
The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits.
The Company does not have reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts that, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premium collected under the reinsured policies.
The Company did not write off any uncollectible recoverables during 2019, 2018, and 2017.
During the year ended December 31, 2016, the Company entered into a new reinsurance agreement that included policies or contracts that were in-force or which had existing reserves established by the Company as of the effective date of the agreement. The agreement resulted in reinsurance credits in the amount of $250 as of December 31, 2016. This agreement

53 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

was amended during the year ended December 31, 2017, which resulted in additional reinsurance credits in the amount of $250. During the year ended December 31, 2019, the Company entered into a new reinsurance agreement that included policies or contracts that were in-force or which had existing reserves established by the Company as of the effective date of the agreement. The agreement resulted in a reduction in Policyholder liabilities, life policies, and annuity contracts in the amount of $512 as of December 31, 2019.
(12)    Annuity Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics
Information regarding the Company’s annuity actuarial reserves and deposit liabilities by withdrawal characteristics at December 31 is as follows:

	2019	Percentage of total	2018	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$39,602	29%	$32,656	26%
At book value less current surrender charges of 5% or more	37,347	28	37,470	30
At market value	22,389	16	21,142	17
Total with adjustment or at market value	99,338	73	91,268	73
At book value without adjustment (minimal or no charge or adjustment)	27,684	21	25,979	21
Not subject to discretionary withdrawal	7,692	6	7,995	6
Total gross	134,714	100%	125,242	100%
Reinsurance ceded	2,578		1,914
Total net	$132,136		$123,328
Amount included in At book value less current charges of 5% or more that will move to At book value without adjustment in the year after the statement date:	$9,149

Reconciliation of total annuity actuarial reserves and deposit fund liabilities:	2019	2018
Life, Accident and Health Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	$93,752	94,258
Supplemental contracts with life contingencies, net	2,070	2,010
Deposit-type contracts	4,936	5,125
Subtotal	100,758	101,393
Separate Accounts Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	31,348	21,906
Supplemental contracts with life contingencies, net	30	29
Subtotal	31,378	21,935
Total annuity actuarial reserves and deposit fund liabilities	$132,136	123,328

54 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(13)    Life Actuarial Reserves by Withdrawal Characteristics
Information regarding the Company’s life actuarial reserves by withdrawal characteristics at December 31 is as follows:

	2019
	General Account			Separate Account - Guaranteed & Nonguaranteed
	Account value	Cash value	Reserve	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$875	874	882	—	—	—
Universal life with secondary guarantees	62	54	161	—	—	—
Indexed life	4,496	3,872	3,913	—	—	—
Other permanent cash value life insurance	122	122	122	—	—	—
Variable universal life	3	3	3	18	17	17
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	209	XXX	XXX	—
Disability, active lives	XXX	XXX	49	XXX	XXX	—
Disability, disabled lives	XXX	XXX	6	XXX	XXX	—
Miscellaneous reserves	XXX	XXX	56	XXX	XXX	—
Total gross	5,558	4,925	5,401	18	17	17
Reinsurance ceded	671	671	945	—	—	—
Total net	$4,887	4,254	4,456	18	17	17

Reconciliation of total life actuarial reserves:	2019
Life, Accident, and Health Annual Statement:
Life insurance, net	$4,392
Disability, active lives, net	48
Disability, disabled lives, net	2
Miscellaneous reserves, net	14
Subtotal	4,456
Separate Accounts Annual Statement:
Life insurance, net	17
Subtotal	17
Total life actuarial reserves	$4,473
(14)    Separate Accounts
The Company’s separate accounts represent funds held for the benefit of contract holders entitled to payments under variable annuity contracts, variable life policies and market value adjusted annuity contracts issued through the Company’s separate accounts and underwritten by the Company.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Information regarding the Company’s separate accounts for the years ended December 31 is as follows:

	2019				2018
	Indexed	Nonindexed guaranteed reserve interest less than or equal to 4%	Non guaranteed separate accounts	Total	Indexed	Nonindexed guaranteed reserve interest less than or equal to 4%	Non guaranteed separate accounts	Total
Premiums, considerations, or deposits	$—	—	1,277	1,277	$—	—	638	638
Reserves for account, with assets at fair value	—	2	22,457	22,459	1	5	21,945	21,951
Reserves for account, with assets at amortized cost	—	—	8,936	8,936	—	—	—	—
Total reserves	—	2	31,393	31,395	1	5	21,945	21,951
By withdrawal characteristics:
At book value without MV adjustment and with current surrender charge of 5% or more	—	—	8,535	8,535	—	—	13	13
At fair value	—	2	22,427	22,429	1	5	21,903	21,909
At book value without MV adjustment and with current surrender charge of less than 5%	—	—	401	401	—	—	—	—
Subtotal	—	2	31,363	31,365	1	5	21,916	21,922
Not subject to discretionary withdrawal	—	—	30	30	—	—	29	29
Total	$—	2	31,393	31,395	$1	5	21,945	21,951
As of December 31, 2019 and 2018, the Company’s separate accounts included legally insulated assets and non-insulated assets attributed to the following products/transactions:

	2019		2018
Product/transaction	Legally insulated	Not legally insulated	Legally insulated	Not legally insulated
Variable Annuities	$22,607	—	21,596	—
Variable Life	18	—	17	—
Variable Annuities (Non-Unitized Insulated)	387	—	84	—
Variable Annuities (Non-Unitized Non-Insulated)	—	11,586	—	1,031
Variable Annuities (MN MVA)	—	37	—	90
Fixed Annuities (MN MVA)	—	3	—	17
Total	$23,012	11,626	21,697	1,138
In 2019, the Company transferred approximately $6.7 billion of assets from the general account to the non-insulated separate account, to align the presentation of assets and liabilities relating to Variable Index Advantage products with the new method required per the state product filings.
The Company’s separate account liabilities contain guaranteed benefits. The liabilities for guaranteed benefits are supported by the Company’s general account assets. To compensate the general account for the risk taken, the separate account paid risk charges of $204, $212, $221, $220, and $200 during the past five years, respectively. The general account of the Company paid $16, $5, $0, $33, and $11 towards separate account guarantees during the past five years, respectively.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

A reconciliation of net transfers to (from) separate accounts for the years ended December 31 is included in the following table:

	2019	2018	2017
Transfers as reported in the Summary of Operations of the Separate Accounts Annual Statement:
Transfers to separate accounts	$1,277	638	720
Transfers from separate accounts	3,975	(2,649)	(2,574)
Net transfers to (from) separate accounts	5,252	(2,011)	(1,854)
Reconciling adjustments:
Other adjustments	2	2	3
Transfers as reported in the Statutory Statements of Operations	$5,254	(2,009)	(1,851)

(15)	Related-Party Transactions

(a)	Organization Changes
On October 11, 2018, the Company announced the decision to sell the Questar Capital and Asset Management representative network to an unaffiliated wealth management firm. The closing date of the sale was March 1, 2019.
In 2017, the sale of the Company's subsidiary, Allianz Life and Annuity Company (ALAC), was completed. Total consideration received on the sale was $13, which resulted in a total pre-tax gain of $5. In addition, in connection with the sale, ALAC entered into a modified coinsurance reinsurance agreement with the Company. Under the reinsurance agreement, all liabilities and risk associated with ALAC’s policyholders were assumed by the Company.

(b)	Related-Party Invested Assets
The Company has an agreement to lend AZOA $39. The remaining loan balance was $39 as of December 31, 2019 and 2018 and is included in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Repayment of this loan will begin in 2021 and has a final maturity date of August 31, 2021. The interest rate is a fixed rate of 1.61%. Interest income earned and accrued had an immaterial impact to the Company during 2019, 2018, and 2017, respectively.
The Company has an investment in a limited partnership that is managed by its affiliate Pacific Investment Management Company (PIMCO). The total committed capital for this investment is $50 of which $9 and $28 is unfunded as of December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, the fair value of the investment is $47 and $28, respectively, and is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.In March 2016, the $33 loan and accrued interest of $0 was assigned to AZOA through a dividend.
On January 22, 2018, the Company formed TruChoice Financial Group, LLC (TruChoice), a noninsurance subsidiary. TruChoice is a wholly owned subsidiary of Allianz Individual Insurance Group, LLC (AIIG), and was capitalized through an initial cash contribution of $2 from AIIG. In addition, AIIG contributed 100% of the membership interests it held in the following Field Marketing Organizations: American Financial Marketing, LLC (AFM), GamePlan Financial Marketing (GamePlan), The Annuity Store Financial and Insurance Services, LLC, and Ann Arbor Annuity Exchange, LLC, in exchange for 100% of the membership interest of TruChoice.
In 2017, Personalized Brokerage Services, LLC, a wholly owned subsidiary of AFM, which is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company, merged into AFM. AFM was the surviving entity.
In 2017, 3 Mentors, Inc, a wholly owned subsidiary of GamePlan, which is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company, merged into GamePlan. GamePlan was the surviving entity.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)	Service Fees
The Company incurred fees for services provided by affiliated companies of $157, $129, and $51 in 2019, 2018, and 2017, respectively. The Company’s liability for these expenses was $30 and $8 at December 31, 2019 and 2018, respectively, and is included in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company earned revenues for various services provided to affiliated companies and subsidiaries of $54, $60, and $45 in 2019, 2018, and 2017, respectively. The receivable for these revenues was $6 and $11 for 2019 and 2018, respectively, and is included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company's separate accounts to holders of the Company's variable annuity products, and (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $8, $10, and $11 during 2019, 2018, and 2017, respectively, which is included in Fees from separate accounts on the Statutory Statements of Operations. At December 31, 2019 and 2018, $1 and $1, respectively, were included for related receivables of these fees in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company has incurred commission expense related to the distribution of variable annuity products from Allianz Life Financial Services, LLC (ALFS) in the amount of $285, $222, and $230 for the years ended December 31, 2019, 2018, and 2017, respectively. The Company has an agreement with ALFS, whereby interest receivable is assigned to the company and 12b-1 fee receivables are assigned to the Company and AZNY. The Company has also agreed with AZNY to share in reimbursing ALFS for direct and indirect expenses incurred in performing services for the Company and AZNY. In the event that assigned receivables exceed expenses, ALFS records a dividend-in-kind to the Company and a loss on the transaction with AZNY. The Company recorded revenue from this agreement of $2, $10, and $5 for the years ended December 31, 2019, 2018, and 2017, respectively. In 2018, the Company began to record the net impact of this agreement as a dividend, see below for dividends received from ALFS.

(d)	Dividends to Parent
The Company paid cash dividends to AZOA of $325, $0, and $780 in 2019, 2018, and 2017, respectively. Based on the ordinary dividend limitations set forth under Minnesota Insurance Law, no dividends paid in 2019, 2018, and 2017 were considered extraordinary.

(e)	Capital Contributions and Dividends with Subsidiaries
During the years ended December 31, the Company received dividends from its subsidiaries as follows:

	2019	2018	2017
Allianz Investment Management, LLC	$56	60	62
ALFS	2	10	—
Yorktown	9	—	—
	$67	70	62

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

During the years ended December 31, the Company made capital contributions to subsidiaries as follows:

	2019	2018	2017
Yorktown	$1	6	5
InForce Solutions, LLC (1)	—	3	—
ALFS	8	—	—
	$9	9	5
(1) InForce Solutions, LLC is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company; this capital contribution took the form of intercompany debt forgiveness.

(f)	Reinsurance
The Company wholly-owns AZMO, a Special Purpose Life Reinsurance Captive Insurance Company domiciled in Missouri. The Company cedes to AZMO, and AZMO provides reinsurance on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. The total premium and associated reserve amounts ceded from the Company to AZMO for the years ended December 31, 2019, 2018, and 2017 were $6, $7, and $7, respectively. The Company recorded a ceding commission of $1 for 2019, 2018, and 2017, respectively. In addition, the Company recorded a deferred gain of $97 upon execution of the reinsurance agreement in 2009, of which $2 was amortized in 2019, 2018, and 2017, respectively, and included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations.
In 2017, the Company entered into a reinsurance agreement with an affiliate, a wholly-owned subsidiary of Allianz SE. The Company ceded on a combined funds withheld coinsurance and modified coinsurance basis, a 60% quota share of the Company's net liability of certain fixed-indexed annuity policies written directly by the Company. On May 31, 2018, the Company ceased ceding business to the affiliate and recaptured all previously ceded risks.
For the year ended December 31, 2019, the Company did not cede any premiums or commissions to the affiliate.The Company ceded premiums of $134 and $430 to the affiliate during 2018 and 2017, respectively. Additionally, the Company recorded ceding commissions of $13 and $39 included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations during 2018 and 2017, respectively. The Company did not cede any reserves as of December 31, 2019 and 2018 to the affiliate.
The Company has reinsurance recoverables and receivables related to reinsurance agreements with affiliated entities. Total affiliated reinsurance recoverables and receivables were $2 and $1 as of December 31, 2019 and 2018, respectively, and are included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(g)	Line of Credit Agreement
The Company has a line of credit agreement with AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the general account admitted assets of AZNY as of the preceding year end. No amounts have been borrowed during the years ended December 31, 2019 and 2018.
(16)    Employee Benefit Plans
The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.
The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. All legal fees are paid by

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $13, $12, and $16 in 2019, 2018, and 2017, respectively, toward the AAAP matching contributions and administration expenses.
A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $56 and $39 as of December 31, 2019 and 2018, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company can make discretionary contributions to the plan in the form and manner the Company determines reasonable. Discretionary contributions are currently determined based on production. The accrued liability of $71 and $78 as of December 31, 2019 and 2018, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees Restricted Stock Units (RSU) that are tied to Allianz SE stock. Allianz SE determines the number of RSU granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period, which includes the Company's estimate of the number of awards expected to be forfeited. A change in value of $10, $5, and $9 was recorded in 2019, 2018, and 2017, respectively, and is included in General and administrative expenses on the Statutory Statements of Operations. The related liability of $18 and $15 as of December 31, 2019 and 2018, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(17)    Statutory Capital and Surplus
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. As such, the Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2019 and 2018, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $795 can be paid in 2020 without prior approval of the Department.
Regulatory Risk-Based Capital
An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2019 and 2018.
(18)    Direct Premiums Written by Third-Party Administrators
The Company has direct premiums written by third-party administrators (TPAs). The types of business written by the TPAs include life, accidental death and dismemberment, medical, disability, excess risk, short-term disability, and LTC. The authority granted to the TPAs includes claims payment, claims adjustment, reinsurance ceding, underwriting, and premium collection. Total premiums written by TPAs were $116, $99, and $58 for 2019, 2018, and 2017, respectively.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

For the years ended December 31, 2019, 2018, and 2017, there were no individual TPAs that wrote premiums that equaled at least 5% of the capital and surplus of the Company.
(19)    Capital Structure
The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized	Issued and outstanding	Par value, per share	Redemption and liquidation rights
Common stock	40,000,000	20,000,001	$1.00	None
Preferred stock:
Class A (consisting of Series A and B below)	200,000,000	18,903,484	$1.00	Designated by Board for each series issued
Class A, Series A	8,909,195	8,909,195	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
Class A, Series B	10,000,000	9,994,289	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
Class B	400,000,000	—	$1.00	Designated by Board for each series issued
Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See Note 1 for further discussion.
Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.
As discussed in Note 15 to these Statutory Financial Statements, the Company carried out various capital transactions with related parties during 2019, 2018, and 2017.
(20)    Reconciliation to the Annual Statement
The Company is required to file an Annual Statement with the Department. As of December 31, 2019 and 2018, there is no difference in admitted assets or liabilities between this report and the Annual Statement. As of December 31, 2019, 2018, and 2017, there is no difference in capital and surplus or net income between this report and the Annual Statement.
(21)    Commitments and Contingencies
The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, arising from the conduct of business, including three putative class action proceedings: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715), which has not been certified as a class, and Berthiaume et. al. v. Allianz Life Ins. Co. of North America et al (Minnesota District Court, Henn. County, File No. 27-CV-17-15118) which has been certified as a class action. The Company generally intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs as incurred.

61 of 62

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, the Internal Revenue Service, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
It can be expected that annuity and life product designs, management, and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking.
These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.
Certain guarantees of the Company provide for the maintenance of a subsidiary’s regulatory capital, surplus levels and liquidity sufficient to meet certain obligations. Those unlimited guarantees are made on behalf of certain wholly owned subsidiaries (AZNY, AZMO, ALFS and Questar Capital Corporation, through its parent, Yorktown). These guarantees are not limited and cannot be estimated as of the balance sheet date. From time to time, the Company makes capital contributions to these subsidiaries as needed under the guarantees. Capital contributions made during the years ended December 31, 2019, 2018, and 2017 are detailed in Note 15.
The Company had investments in limited partnerships that required a commitment of capital of $217 for the years ended December 31, 2019 and 2018.
(22)    Subsequent Events
The Company has evaluated subsequent events through April 3, 2020, which is the date the Statutory Financial Statements were available to be issued. No material subsequent events have occurred since December 31, 2019 that require adjustment to the Statutory Financial Statements.
As a result of the COVID-19 pandemic, economic uncertainties have arisen which are likely to negatively impact the Company’s net income and surplus. The extent to which the COVID-19 pandemic impacts our business, net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.
In February 2020, the Company legally dissolved AAMO by voluntary action. Prior to dissolution, AAMO paid the Company an insignificant dividend.
In March 2020, the Company paid a cash dividend to AZOA of $750.
In March 2020, the Company provided $25 to AZNY for liquidity purposes under the terms of the line of credit agreement described in Note 15(g).

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ALLIANZ LIFE VARIABLE ACCOUNT B

of

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

Financial Statements

December 31, 2019

(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Allianz Life Insurance Company of North America and the Contract Owners of Allianz Life Variable Account B of Allianz Life Insurance Company of North America

Opinions on the Financial Statements

We have audited the accompanying statements of assets and liabilities of each of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America, indicated in the table below (other than Oppenheimer Global Multi-Alternatives Fund/VA, which does not present a statement of assets and liabilities), as of December 31, 2019, the related statements of operations for the year then ended (other than Oppenheimer Global Multi-Alternatives Fund/VA, which is for the period January 1, 2019 to April 29, 2019 (date of merger with AZL Government Money Market Fund)), and the statements of changes in net assets for each of the two years in the period ended December 31, 2019, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of each of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America (other than Oppenheimer Global Multi-Alternatives Fund/VA, which does not present a statement of assets and liabilities) as of December 31, 2019, the results of each of their operations for the year then ended, and the changes in each of their net assets for each of the two years in the period ended December 31, 2019 (other than Oppenheimer Global Multi-Alternatives Fund/VA, which is for the period January 1, 2019 to April 29, 2019 (date of merger with AZL Government Money Market Fund)) in conformity with accounting principles generally accepted in the United States of America.

Subaccounts of Allianz Life Variable Account B
AZL Balanced Index Strategy Fund	AZL DFA Five-Year Global Fixed Income Fund	AZL DFA Multi- Strategy Fund
AZL Enhanced Bond Index Fund	AZL Fidelity Institutional Asset Management Multi-Strategy Fund	AZL Fidelity Institutional Asset Management Total Bond Fund Class 1
AZL Fidelity Institutional Asset Management Total Bond Fund Class 2	AZL Gateway Fund	AZL Government Money Market Fund
AZL International Index Fund Class 1	AZL International Index Fund Class 2	AZL MetWest Total Return Bond Fund
AZL Mid Cap Index Fund Class 1	AZL Mid Cap Index Fund Class 2	AZL Moderate Index Strategy Fund
AZL Morgan Stanley Global Real Estate Fund Class 1	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL MSCI Emerging Markets Equity Index Class 1
AZL MSCI Emerging Markets Equity Index Class 2	AZL MSCI Global Equity Index Fund	AZL MVP Balanced Index Strategy Fund
AZL MVP DFA Multi-Strategy Fund	AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund
AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Dynamic Moderate Fund	AZL MVP Global Balanced Index Strategy Fund

AZL MVP Growth Index Strategy Fund	AZL MVP Moderate Index Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund
AZL Russell 1000 Growth Index Fund Class 1	AZL Russell 1000 Growth Index Fund Class 2	AZL Russell 1000 Value Index Fund Class 1
AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund	AZL Small Cap Stock Index Fund Class 1
AZL Small Cap Stock Index Fund Class 2	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund
BlackRock Global Allocation V.I. Fund	BNY Mellon VIF Appreciation Portfolio	ClearBridge Variable Aggressive Growth Portfolio
Columbia Variable Portfolio - Seligman Global Technology Fund	Davis VA Financial Portfolio	Davis VA Real Estate Portfolio
Eaton Vance VT Floating-Rate Income Fund	Fidelity VIP Emerging Markets Portfolio	Fidelity VIP FundsManager 50% Portfolio
Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio	Fidelity VIP Strategic Income Portfolio
Franklin Allocation VIP Fund	Franklin Income VIP Fund	Franklin Mutual Shares VIP Fund
Franklin Rising Dividends VIP Fund	Franklin Strategic Income VIP Fund	Franklin U.S. Government Securities VIP Fund
Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco Oppenheimer V.I. International Growth Fund	Invesco V.I. American Value Fund
Invesco V.I. Balanced-Risk Allocation Fund	Ivy VIP Asset Strategy Portfolio	Ivy VIP Energy Portfolio
Ivy VIP Growth Portfolio	Ivy VIP Mid Cap Growth Portfolio	Ivy VIP Natural Resources Portfolio
Ivy VIP Science and Technology Portfolio	JPMorgan Insurance Trust Core Bond Portfolio	Lazard Retirement International Equity Portfolio
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	MFS International Intrinsic Value Portfolio	MFS VIT Total Return Bond Portfolio
MFS VIT Utilities Portfolio	PIMCO VIT All Asset Portfolio	PIMCO VIT Balanced Allocation Portfolio
PIMCO VIT CommodityReal Return Strategy Portfolio	PIMCO VIT Dynamic Bond Portfolio	PIMCO VIT Emerging Markets Bond Portfolio
PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)	PIMCO VIT Global Core Bond (Hedged) Portfolio	PIMCO VIT Global Managed Asset Allocation Portfolio
PIMCO VIT High Yield Portfolio	PIMCO VIT Long-Term U.S. Government Portfolio	PIMCO VIT Low Duration Portfolio
PIMCO VIT Real Return Portfolio	PIMCO VIT StocksPLUS Global Portfolio	PIMCO VIT Total Return Portfolio
QS Legg Mason Dynamic Multi- Strategy VIT Portfolio	RCM Dynamic Multi-Asset Plus VIT Portfolio	T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Price Equity Income Portfolio	T. Rowe Price Health Sciences Portfolio	Templeton Global Bond VIP Fund
Templeton Growth VIP Fund

Basis for Opinions

These financial statements are the responsibility of the Allianz Life Insurance Company of North America management. Our responsibility is to express an opinion on the financial statements of each of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to each of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of investments owned as of December 31, 2019 by correspondence with the investee mutual funds. We believe that our audits provide a reasonable basis for our opinions.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
March 25, 2020

We have served as the auditor of one or more of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America since 2019.

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	AZL Balanced Index Strategy Fund	AZL DFA Five-Year Global Fixed Income Fund	AZL DFA Multi-Strategy Fund	AZL Enhanced Bond Index Fund	AZL Fidelity Institutional Asset Management Multi-Strategy Fund
Assets:
Investments at Net Asset Value	$370,836	$14,680	$892,959	$26,772	$281,339
Total Assets	370,836	14,680	892,959	26,772	281,339

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	370,836	14,680	892,959	26,772	281,339

Net Assets:
Contracts in Accumulation Period	370,770	14,680	892,757	26,772	281,258
Contracts in Annuity Payment Period	66	—	202	—	81
Total Net Assets	$370,836	$14,680	$892,959	$26,772	$281,339

Investment Shares	22,530	1,495	62,184	2,388	20,917
Investments at Cost	$332,998	$15,049	$873,079	$26,164	$256,792

	AZL Fidelity Institutional Asset Management Total Bond Fund Class 1	AZL Fidelity Institutional Asset Management Total Bond Fund Class 2	AZL Gateway Fund	AZL Government Money Market Fund	AZL International Index Fund Class 1
Assets:
Investments at Net Asset Value	$20,543	$161,773	$69,198	$466,646	$100,779
Total Assets	20,543	161,773	69,198	466,646	100,779

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	20,543	161,773	69,198	466,646	100,779

Net Assets:
Contracts in Accumulation Period	20,489	161,773	69,198	465,540	100,452
Contracts in Annuity Payment Period	54	—	—	1,106	327
Total Net Assets	$20,543	$161,773	$69,198	$466,646	$100,779

Investment Shares	2,014	15,407	5,029	466,646	8,741
Investments at Cost	$20,103	$157,758	$60,271	$466,645	$88,534

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	AZL International Index Fund Class 2	AZL MetWest Total Return Bond Fund	AZL Mid Cap Index Fund Class 1	AZL Mid Cap Index Fund Class 2	AZL Moderate Index Strategy Fund
Assets:
Investments at Net Asset Value	$442,769	$28,365	$46,374	$446,410	$578,003
Total Assets	442,769	28,365	46,374	446,410	578,003

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	442,769	28,365	46,374	446,410	578,003

Net Assets:
Contracts in Accumulation Period	442,226	28,365	46,212	446,322	577,667
Contracts in Annuity Payment Period	543	—	162	88	336
Total Net Assets	$442,769	$28,365	$46,374	$446,410	$578,003

Investment Shares	26,371	2,689	5,601	20,375	43,394
Investments at Cost	$385,480	$27,308	$53,000	$411,164	$588,162

	AZL Morgan Stanley Global Real Estate Fund Class 1	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL MSCI Emerging Markets Equity Index Class 1	AZL MSCI Emerging Markets Equity Index Class 2	AZL MSCI Global Equity Index Fund
Assets:
Investments at Net Asset Value	$19,265	$82,830	$16,781	$105,083	$5,452
Total Assets	19,265	82,830	16,781	105,083	5,452

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	19,265	82,830	16,781	105,083	5,452

Net Assets:
Contracts in Accumulation Period	19,146	82,791	16,748	105,053	5,452
Contracts in Annuity Payment Period	119	39	33	30	—
Total Net Assets	$19,265	$82,830	$16,781	$105,083	$5,452

Investment Shares	2,096	8,341	2,138	13,386	434
Investments at Cost	$20,372	$82,152	$10,915	$94,038	$4,826

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	AZL MVP Balanced Index Strategy Fund	AZL MVP DFA Multi-Strategy Fund	AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund	AZL MVP Fusion Dynamic Conservative Fund
Assets:
Investments at Net Asset Value	$289,123	$86,188	$231,613	$841,576	$228,175
Total Assets	289,123	86,188	231,613	841,576	228,175

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	289,123	86,188	231,613	841,576	228,175

Net Assets:
Contracts in Accumulation Period	289,123	86,188	231,613	841,210	228,163
Contracts in Annuity Payment Period	—	—	—	366	12
Total Net Assets	$289,123	$86,188	$231,613	$841,576	$228,175

Investment Shares	20,800	7,164	18,574	74,873	19,078
Investments at Cost	$258,433	$76,507	$218,337	$846,184	$227,546

	AZL MVP Fusion Dynamic Moderate Fund	AZL MVP Global Balanced Index Strategy Fund	AZL MVP Growth Index Strategy Fund	AZL MVP Moderate Index Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund
Assets:
Investments at Net Asset Value	$1,815,251	$670,508	$2,390,898	$472,411	$1,152,403
Total Assets	1,815,251	670,508	2,390,898	472,411	1,152,403

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	1,815,251	670,508	2,390,898	472,411	1,152,403

Net Assets:
Contracts in Accumulation Period	1,814,805	670,508	2,390,130	472,411	1,152,403
Contracts in Annuity Payment Period	446	—	768	—	—
Total Net Assets	$1,815,251	$670,508	$2,390,898	$472,411	$1,152,403

Investment Shares	162,657	51,617	149,245	31,578	83,206
Investments at Cost	$1,791,173	$587,682	$2,048,748	$418,768	$956,517

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	AZL Russell 1000 Growth Index Fund Class 1	AZL Russell 1000 Growth Index Fund Class 2	AZL Russell 1000 Value Index Fund Class 1	AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund
Assets:
Investments at Net Asset Value	$53,537	$617,780	$150,207	$439,080	$864,709
Total Assets	53,537	617,780	150,207	439,080	864,709

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	53,537	617,780	150,207	439,080	864,709

Net Assets:
Contracts in Accumulation Period	53,349	617,608	149,594	438,913	864,388
Contracts in Annuity Payment Period	188	172	613	167	321
Total Net Assets	$53,537	$617,780	$150,207	$439,080	$864,709

Investment Shares	4,672	38,371	15,406	33,441	47,376
Investments at Cost	$47,916	$519,648	$151,624	$417,059	$624,161

	AZL Small Cap Stock Index Fund Class 1	AZL Small Cap Stock Index Fund Class 2	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund	BlackRock Global Allocation V.I. Fund
Assets:
Investments at Net Asset Value	$43,271	$459,446	$580,071	$1,440	$1,126,831
Total Assets	43,271	459,446	580,071	1,440	1,126,831

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	43,271	459,446	580,071	1,440	1,126,831

Net Assets:
Contracts in Accumulation Period	43,138	459,302	579,916	1,440	1,126,798
Contracts in Annuity Payment Period	133	144	155	—	33
Total Net Assets	$43,271	$459,446	$580,071	$1,440	$1,126,831

Investment Shares	4,484	34,728	29,505	121	77,820
Investments at Cost	$44,685	$436,081	$450,889	$1,351	$1,087,926

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	BNY Mellon VIF Appreciation Portfolio	ClearBridge Variable Aggressive Growth Portfolio	Columbia Variable Portfolio – Seligman Global Technology Fund	Davis VA Financial Portfolio	Davis VA Real Estate Portfolio
Assets:
Investments at Net Asset Value	$50	$1,170	$1,144	$47,060	$266
Total Assets	50	1,170	1,144	47,060	266

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	50	1,170	1,144	47,060	266

Net Assets:
Contracts in Accumulation Period	50	1,170	1,122	47,059	266
Contracts in Annuity Payment Period	—	—	22	1	—
Total Net Assets	$50	$1,170	$1,144	$47,060	$266

Investment Shares	1	42	49	3,494	17
Investments at Cost	$50	$1,185	$929	$43,781	$208

	Eaton Vance VT Floating-Rate Income Fund	Fidelity VIP Emerging Markets Portfolio	Fidelity VIP FundsManager 50% Portfolio	Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio
Assets:
Investments at Net Asset Value	$1,778	$5,435	$22,443	$84,768	$482
Total Assets	1,778	5,435	22,443	84,768	482

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	1,778	5,435	22,443	84,768	482

Net Assets:
Contracts in Accumulation Period	1,778	5,435	22,443	84,689	482
Contracts in Annuity Payment Period	—	—	—	79	—
Total Net Assets	$1,778	$5,435	$22,443	$84,768	$482

Investment Shares	194	428	1,835	8,335	15
Investments at Cost	$1,798	$4,678	$21,359	$89,918	$495

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	Fidelity VIP Strategic Income Portfolio	Franklin Allocation VIP Fund	Franklin Income VIP Fund	Franklin Mutual Shares VIP Fund	Franklin Rising Dividends VIP Fund
Assets:
Investments at Net Asset Value	$1,824	$94,216	$1,065,730	$360,673	$219,360
Total Assets	1,824	94,216	1,065,730	360,673	219,360

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	1,824	94,216	1,065,730	360,673	219,360

Net Assets:
Contracts in Accumulation Period	1,824	94,216	1,065,075	360,224	218,729
Contracts in Annuity Payment Period	—	—	655	449	631
Total Net Assets	$1,824	$94,216	$1,065,730	$360,673	$219,360

Investment Shares	161	13,835	66,706	19,110	8,012
Investments at Cost	$1,817	$95,813	$1,014,912	$340,205	$168,013

	Franklin Strategic Income VIP Fund	Franklin U.S. Government Securities VIP Fund	Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco Oppenheimer V.I. International Growth Fund	Invesco V.I. American Value Fund
Assets:
Investments at Net Asset Value	$724	$200,585	$2,303	$1,281	$780
Total Assets	724	200,585	2,303	1,281	780

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	724	200,585	2,303	1,281	780

Net Assets:
Contracts in Accumulation Period	724	200,129	2,299	1,281	780
Contracts in Annuity Payment Period	—	456	4	—	—
Total Net Assets	$724	$200,585	$2,303	$1,281	$780

Investment Shares	69	16,574	463	500	50
Investments at Cost	$778	$209,620	$2,445	$1,221	$806

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	Invesco V.I. Balanced-Risk Allocation Fund	Ivy VIP Asset Strategy Portfolio	Ivy VIP Energy Portfolio	Ivy VIP Growth Portfolio	Ivy VIP Mid Cap Growth Portfolio
Assets:
Investments at Net Asset Value	$382	$878	$128	$398	$698
Total Assets	382	878	128	398	698

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	382	878	128	398	698

Net Assets:
Contracts in Accumulation Period	382	878	128	398	698
Contracts in Annuity Payment Period	—	—	—	—	—
Total Net Assets	$382	$878	$128	$398	$698

Investment Shares	36	92	32	35	55
Investments at Cost	$415	$1,003	$198	$385	$601

	Ivy VIP Natural Resources Portfolio	Ivy VIP Science and Technology Portfolio	JPMorgan Insurance Trust Core Bond Portfolio	Lazard Retirement International Equity Portfolio	Lazard Retirement U.S. Small-Mid Cap Equity Portfolio
Assets:
Investments at Net Asset Value	$60	$1,303	$22,080	$260	$3,860
Total Assets	60	1,303	22,080	260	3,860

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	60	1,303	22,080	260	3,860

Net Assets:
Contracts in Accumulation Period	60	1,303	22,080	260	3,860
Contracts in Annuity Payment Period	—	—	—	—	—
Total Net Assets	$60	$1,303	$22,080	$260	$3,860

Investment Shares	16	44	1,991	25	469
Investments at Cost	$76	$1,081	$21,520	$308	$3,810

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	MFS International Intrinsic Value Portfolio	MFS VIT Total Return Bond Portfolio	MFS VIT Utilities Portfolio	PIMCO VIT All Asset Portfolio	PIMCO VIT Balanced Allocation Portfolio
Assets:
Investments at Net Asset Value	$2,376	$35,037	$431	$308,198	$79,383
Total Assets	2,376	35,037	431	308,198	79,383

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	2,376	35,037	431	308,198	79,383

Net Assets:
Contracts in Accumulation Period	2,376	35,037	431	308,119	79,383
Contracts in Annuity Payment Period	—	—	—	79	—
Total Net Assets	$2,376	$35,037	$431	$308,198	$79,383

Investment Shares	81	2,646	12	28,563	7,798
Investments at Cost	$1,828	$34,353	$402	$305,452	$75,271

	PIMCO VIT CommodityRealReturn Strategy Portfolio	PIMCO VIT Dynamic Bond Portfolio	PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)	PIMCO VIT Global Core Bond (Hedged) Portfolio
Assets:
Investments at Net Asset Value	$41,546	$172,393	$95,266	$51,561	$85,815
Total Assets	41,546	172,393	95,266	51,561	85,815

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	41,546	172,393	95,266	51,561	85,815

Net Assets:
Contracts in Accumulation Period	41,544	172,382	95,266	51,518	85,815
Contracts in Annuity Payment Period	2	11	—	43	—
Total Net Assets	$41,546	$172,393	$95,266	$51,561	$85,815

Investment Shares	6,481	16,592	7,223	4,543	8,642
Investments at Cost	$69,924	$171,351	$95,321	$57,045	$83,207

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	PIMCO VIT Global Managed Asset Allocation Portfolio	PIMCO VIT High Yield Portfolio	PIMCO VIT Long-Term U.S. Government Portfolio	PIMCO VIT Low Duration Portfolio	PIMCO VIT Real Return Portfolio
Assets:
Investments at Net Asset Value	$133,161	$560,228	$5,112	$8,661	$284,537
Total Assets	133,161	560,228	5,112	8,661	284,537

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	133,161	560,228	5,112	8,661	284,537

Net Assets:
Contracts in Accumulation Period	133,161	560,116	5,112	8,661	284,499
Contracts in Annuity Payment Period	—	112	—	—	38
Total Net Assets	$133,161	$560,228	$5,112	$8,661	$284,537

Investment Shares	10,627	70,469	396	849	22,511
Investments at Cost	$129,280	$550,009	$5,026	$8,616	$295,468

	PIMCO VIT StocksPLUS Global Portfolio	PIMCO VIT Total Return Portfolio	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	RCM Dynamic Multi-Asset Plus VIT Portfolio	T. Rowe Price Blue Chip Growth Portfolio
Assets:
Investments at Net Asset Value	$244,261	$836,413	$228	$19,793	$5,813
Total Assets	244,261	836,413	228	19,793	5,813

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	244,261	836,413	228	19,793	5,813

Net Assets:
Contracts in Accumulation Period	244,135	836,310	228	19,793	5,813
Contracts in Annuity Payment Period	126	103	—	—	—
Total Net Assets	$244,261	$836,413	$228	$19,793	$5,813

Investment Shares	27,640	75,900	17	1,925	155
Investments at Cost	$253,791	$837,069	$216	$19,147	$4,311

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Assets and Liabilities
December 31, 2019
(In thousands)

	T. Rowe Price Equity Income Portfolio	T. Rowe Price Health Sciences Portfolio	Templeton Global Bond VIP Fund	Templeton Growth VIP Fund	Total All Funds
Assets:
Investments at Net Asset Value	$1,320	$1,194	$555,889	$233,321	$22,595,431
Total Assets	1,320	1,194	555,889	233,321	22,595,431

Liabilities:
Accrued Mortality and Expense Risk and Administrative Charges	—	—	—	—	—
Total Liabilities	—	—	—	—	—
Net Assets:	1,320	1,194	555,889	233,321	22,595,431

Net Assets:
Contracts in Accumulation Period	1,320	1,194	555,754	232,997	22,585,457
Contracts in Annuity Payment Period	—	—	135	324	9,974
Total Net Assets	$1,320	$1,194	$555,889	$233,321	$22,595,431

Investment Shares	49	25	34,770	21,300	2,128,791
Investments at Cost	$1,340	$898	$616,956	$257,745	$21,089,499

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	AZL Balanced Index Strategy Fund	AZL DFA Five-Year Global Fixed Income Fund	AZL DFA Multi-Strategy Fund	AZL Enhanced Bond Index Fund

Investment Income:
Dividends Reinvested in Fund Shares	$8,363	$834	$9,490	$675

Expenses:
Mortality and Expense Risk and Administrative Charges	7,173	251	16,776	381
Investment Income (Loss), Net	1,190	583	(7,286)	294
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	12,423	—	35,360	—
Realized Gains (Losses) on Sales of Investments, Net	6,497	109	(360)	133
Realized Gains (Losses) on Investments, Net	18,920	109	35,000	133
Net Change in Unrealized Appreciation
(Depreciation) on Investments	31,478	(472)	94,005	1,231
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	50,398	(363)	129,005	1,364
Net Increase (Decrease) in Net Assets From Operations	$51,588	$220	$121,719	$1,658

	AZL Fidelity Institutional Asset Management Multi-Strategy Fund	AZL Fidelity Institutional Asset Management Total Bond Fund Class 1	AZL Fidelity Institutional Asset Management Total Bond Fund Class 2	AZL Gateway Fund

Investment Income:
Dividends Reinvested in Fund Shares	$6,736	$687	$4,915	$681

Expenses:
Mortality and Expense Risk and Administrative Charges	5,051	294	3,050	1,281
Investment Income (Loss), Net	1,685	393	1,865	(600)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	11,221	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	4,180	46	609	1,174
Realized Gains (Losses) on Investments, Net	15,401	46	609	1,174
Net Change in Unrealized Appreciation
(Depreciation) on Investments	23,236	1,305	10,875	5,244
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	38,637	1,351	11,484	6,418
Net Increase (Decrease) in Net Assets From Operations	$40,322	$1,744	$13,349	$5,818

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	AZL Government Money Market Fund	AZL International Index Fund Class 1	AZL International Index Fund Class 2	AZL MetWest Total Return Bond Fund

Investment Income:
Dividends Reinvested in Fund Shares	$5,733	$3,591	$10,005	$712

Expenses:
Mortality and Expense Risk and Administrative Charges	6,396	1,612	8,981	423
Investment Income (Loss), Net	(663)	1,979	1,024	289
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	822	2,559	—
Realized Gains (Losses) on Sales of Investments, Net	7	1,072	7,503	185
Realized Gains (Losses) on Investments, Net	7	1,894	10,062	185
Net Change in Unrealized Appreciation
(Depreciation) on Investments	(7)	13,729	65,750	1,375
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	—	15,623	75,812	1,560
Net Increase (Decrease) in Net Assets From Operations	$(663)	$17,602	$76,836	$1,849

	AZL Mid Cap Index Fund Class 1	AZL Mid Cap Index Fund Class 2	AZL Moderate Index Strategy Fund	AZL Morgan Stanley Global Real Estate Fund Class 1

Investment Income:
Dividends Reinvested in Fund Shares	$1,382	$4,635	$13,520	$617

Expenses:
Mortality and Expense Risk and Administrative Charges	658	8,827	11,318	283
Investment Income (Loss), Net	724	(4,192)	2,202	334
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	6,922	29,071	24,791	—
Realized Gains (Losses) on Sales of Investments, Net	(476)	6,847	(4,319)	(219)
Realized Gains (Losses) on Investments, Net	6,446	35,918	20,472	(219)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	2,342	59,946	67,697	2,914
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	8,788	95,864	88,169	2,695
Net Increase (Decrease) in Net Assets From Operations	$9,512	$91,672	$90,371	$3,029

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	AZL Morgan Stanley Global Real Estate Fund Class 2	AZL MSCI Emerging Markets Equity Index Class 1	AZL MSCI Emerging Markets Equity Index Class 2	AZL MSCI Global Equity Index Fund

Investment Income:
Dividends Reinvested in Fund Shares	$2,176	$316	$1,696	$89

Expenses:
Mortality and Expense Risk and Administrative Charges	1,752	234	2,166	76
Investment Income (Loss), Net	424	82	(470)	13
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	372	2,356	—
Realized Gains (Losses) on Sales of Investments, Net	(327)	657	1,022	183
Realized Gains (Losses) on Investments, Net	(327)	1,029	3,378	183
Net Change in Unrealized Appreciation
(Depreciation) on Investments	12,139	1,304	11,330	1,168
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	11,812	2,333	14,708	1,351
Net Increase (Decrease) in Net Assets From Operations	$12,236	$2,415	$14,238	$1,364

	AZL MVP Balanced Index Strategy Fund	AZL MVP DFA Multi-Strategy Fund	AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund	AZL MVP Fusion Dynamic Balanced Fund

Investment Income:
Dividends Reinvested in Fund Shares	$5,838	$787	$8,970	$21,545

Expenses:
Mortality and Expense Risk and Administrative Charges	4,106	1,233	3,288	15,619
Investment Income (Loss), Net	1,732	(446)	5,682	5,926
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	5,070	1,257	—	37,584
Realized Gains (Losses) on Sales of Investments, Net	3,630	902	963	(986)
Realized Gains (Losses) on Investments, Net	8,700	2,159	963	36,598
Net Change in Unrealized Appreciation
(Depreciation) on Investments	28,932	9,348	24,071	67,600
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	37,632	11,507	25,034	104,198
Net Increase (Decrease) in Net Assets From Operations	$39,364	$11,061	$30,716	$110,124

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	AZL MVP Fusion Dynamic Conservative Fund	AZL MVP Fusion Dynamic Moderate Fund	AZL MVP Global Balanced Index Strategy Fund	AZL MVP Growth Index Strategy Fund

Investment Income:
Dividends Reinvested in Fund Shares	$5,454	$45,197	$11,517	$50,037

Expenses:
Mortality and Expense Risk and Administrative Charges	3,865	31,899	9,704	38,966
Investment Income (Loss), Net	1,589	13,298	1,813	11,071
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	7,069	90,408	13,342	63,443
Realized Gains (Losses) on Sales of Investments, Net	88	2,940	9,056	35,415
Realized Gains (Losses) on Investments, Net	7,157	93,348	22,398	98,858
Net Change in Unrealized Appreciation
(Depreciation) on Investments	15,835	148,448	65,955	278,770
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	22,992	241,796	88,353	377,628
Net Increase (Decrease) in Net Assets From Operations	$24,581	$255,094	$90,166	$388,699

	AZL MVP Moderate Index Strategy Fund	AZL MVP T. Rowe Price Capital Appreciation Plus Fund	AZL Russell 1000 Growth Index Fund Class 1	AZL Russell 1000 Growth Index Fund Class 2

Investment Income:
Dividends Reinvested in Fund Shares	$9,825	$19,691	$704	$4,480

Expenses:
Mortality and Expense Risk and Administrative Charges	6,682	15,832	737	11,916
Investment Income (Loss), Net	3,143	3,859	(33)	(7,436)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	13,183	30,656	7,461	65,098
Realized Gains (Losses) on Sales of Investments, Net	5,260	14,867	883	21,601
Realized Gains (Losses) on Investments, Net	18,443	45,523	8,344	86,699
Net Change in Unrealized Appreciation
(Depreciation) on Investments	49,876	139,145	6,130	87,554
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	68,319	184,668	14,474	174,253
Net Increase (Decrease) in Net Assets From Operations	$71,462	$188,527	$14,441	$166,817

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	AZL Russell 1000 Value Index Fund Class 1	AZL Russell 1000 Value Index Fund Class 2	AZL S&P 500 Index Fund	AZL Small Cap Stock Index Fund Class 1

Investment Income:
Dividends Reinvested in Fund Shares	$4,264	$8,299	$12,727	$676

Expenses:
Mortality and Expense Risk and Administrative Charges	2,240	8,461	16,236	810
Investment Income (Loss), Net	2,024	(162)	(3,509)	(134)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	9,322	20,821	24,965	5,313
Realized Gains (Losses) on Sales of Investments, Net	(716)	918	43,752	(45)
Realized Gains (Losses) on Investments, Net	8,606	21,739	68,717	5,268
Net Change in Unrealized Appreciation
(Depreciation) on Investments	20,632	67,825	143,007	2,665
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	29,238	89,564	211,724	7,933
Net Increase (Decrease) in Net Assets From Operations	$31,262	$89,402	$208,215	$7,799

	AZL Small Cap Stock Index Fund Class 2	AZL T. Rowe Price Capital Appreciation Fund	BlackRock Equity Dividend V.I. Fund	BlackRock Global Allocation V.I. Fund

Investment Income:
Dividends Reinvested in Fund Shares	$4,207	$11,624	$28	$13,863

Expenses:
Mortality and Expense Risk and Administrative Charges	9,486	11,649	5	20,725
Investment Income (Loss), Net	(5,279)	(25)	23	(6,862)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	42,828	25,022	93	43,835
Realized Gains (Losses) on Sales of Investments, Net	4,819	24,388	56	2,119
Realized Gains (Losses) on Investments, Net	47,647	49,410	149	45,954
Net Change in Unrealized Appreciation
(Depreciation) on Investments	38,474	58,726	214	127,363
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	86,121	108,136	363	173,317
Net Increase (Decrease) in Net Assets From Operations	$80,842	$108,111	$386	$166,455

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	BNY Mellon VIF Appreciation Portfolio	ClearBridge Variable Aggressive Growth Portfolio	Columbia Variable Portfolio – Seligman Global Technology Fund	Davis VA Financial Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$1	$8	$—	$680

Expenses:
Mortality and Expense Risk and Administrative Charges	—	4	18	974
Investment Income (Loss), Net	1	4	(18)	(294)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	7	21	156	2,773
Realized Gains (Losses) on Sales of Investments, Net	(2)	(24)	17	239
Realized Gains (Losses) on Investments, Net	5	(3)	173	3,012
Net Change in Unrealized Appreciation
(Depreciation) on Investments	12	259	276	6,642
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	17	256	449	9,654
Net Increase (Decrease) in Net Assets From Operations	$18	$260	$431	$9,360

	Davis VA Real Estate Portfolio	Eaton Vance VT Floating-Rate Income Fund	Fidelity VIP Emerging Markets Portfolio	Fidelity VIP FundsManager 50% Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$3	$158	$70	$339

Expenses:
Mortality and Expense Risk and Administrative Charges	4	11	15	396
Investment Income (Loss), Net	(1)	147	55	(57)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	9	—	—	2,177
Realized Gains (Losses) on Sales of Investments, Net	13	(67)	17	(91)
Realized Gains (Losses) on Investments, Net	22	(67)	17	2,086
Net Change in Unrealized Appreciation
(Depreciation) on Investments	41	281	1,143	1,275
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	63	214	1,160	3,361
Net Increase (Decrease) in Net Assets From Operations	$62	$361	$1,215	$3,304

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	Fidelity VIP FundsManager 60% Portfolio	Fidelity VIP Mid Cap Portfolio	Fidelity VIP Strategic Income Portfolio	Franklin Allocation VIP Fund

Investment Income:
Dividends Reinvested in Fund Shares	$1,129	$3	$56	$3,315

Expenses:
Mortality and Expense Risk and Administrative Charges	1,605	2	6	2,152
Investment Income (Loss), Net	(476)	1	50	1,163
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	14,268	64	13	6,111
Realized Gains (Losses) on Sales of Investments, Net	(2,361)	(12)	(6)	(730)
Realized Gains (Losses) on Investments, Net	11,907	52	7	5,381
Net Change in Unrealized Appreciation
(Depreciation) on Investments	2,943	56	126	8,125
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	14,850	108	133	13,506
Net Increase (Decrease) in Net Assets From Operations	$14,374	$109	$183	$14,669

	Franklin Income VIP Fund	Franklin Mutual Shares VIP Fund	Franklin Rising Dividends VIP Fund	Franklin Strategic Income VIP Fund

Investment Income:
Dividends Reinvested in Fund Shares	$57,766	$6,525	$2,899	$43

Expenses:
Mortality and Expense Risk and Administrative Charges	18,168	6,916	3,765	2
Investment Income (Loss), Net	39,598	(391)	(866)	41
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	17,363	34,021	32,830	—
Realized Gains (Losses) on Sales of Investments, Net	5,167	4,029	7,953	(14)
Realized Gains (Losses) on Investments, Net	22,530	38,050	40,783	(14)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	79,604	27,728	10,721	36
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	102,134	65,778	51,504	22
Net Increase (Decrease) in Net Assets From Operations	$141,732	$65,387	$50,638	$63

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	Franklin U.S. Government Securities VIP Fund	Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco Oppenheimer V.I. International Growth Fund	Invesco V.I. American Value Fund

Investment Income:
Dividends Reinvested in Fund Shares	$6,168	$90	$13	$3

Expenses:
Mortality and Expense Risk and Administrative Charges	3,712	44	5	3
Investment Income (Loss), Net	2,456	46	8	—
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	90	58
Realized Gains (Losses) on Sales of Investments, Net	(2,220)	(30)	(33)	(12)
Realized Gains (Losses) on Investments, Net	(2,220)	(30)	57	46
Net Change in Unrealized Appreciation
(Depreciation) on Investments	6,982	180	328	123
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	4,762	150	385	169
Net Increase (Decrease) in Net Assets From Operations	$7,218	$196	$393	$169

	Invesco V.I. Balanced-Risk Allocation Fund	Ivy VIP Asset Strategy Portfolio	Ivy VIP Energy Portfolio	Ivy VIP Growth Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$—	$18	$—	$—

Expenses:
Mortality and Expense Risk and Administrative Charges	2	3	1	1
Investment Income (Loss), Net	(2)	15	(1)	(1)
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	34	—	87
Realized Gains (Losses) on Sales of Investments, Net	(111)	(24)	(118)	8
Realized Gains (Losses) on Investments, Net	(111)	10	(118)	95
Net Change in Unrealized Appreciation
(Depreciation) on Investments	207	140	126	23
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	96	150	8	118
Net Increase (Decrease) in Net Assets From Operations	$94	$165	$7	$117

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	Ivy VIP Mid Cap Growth Portfolio	Ivy VIP Natural Resources Portfolio	Ivy VIP Science and Technology Portfolio	JPMorgan Insurance Trust Core Bond Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$—	$1	$—	$499

Expenses:
Mortality and Expense Risk and Administrative Charges	2	—	4	311
Investment Income (Loss), Net	(2)	1	(4)	188
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	104	—	114	—
Realized Gains (Losses) on Sales of Investments, Net	3	(4)	60	69
Realized Gains (Losses) on Investments, Net	107	(4)	174	69
Net Change in Unrealized Appreciation
(Depreciation) on Investments	62	9	360	1,002
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	169	5	534	1,071
Net Increase (Decrease) in Net Assets From Operations	$167	$6	$530	$1,259

	Lazard Retirement International Equity Portfolio	Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	MFS International Intrinsic Value Portfolio	MFS VIT Total Return Bond Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$1	$—	$34	$1,086

Expenses:
Mortality and Expense Risk and Administrative Charges	1	6	7	481
Investment Income (Loss), Net	—	(6)	27	605
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	29	71	—
Realized Gains (Losses) on Sales of Investments, Net	(3)	(198)	52	109
Realized Gains (Losses) on Investments, Net	(3)	(169)	123	109
Net Change in Unrealized Appreciation
(Depreciation) on Investments	48	759	350	1,922
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	45	590	473	2,031
Net Increase (Decrease) in Net Assets From Operations	$45	$584	$500	$2,636

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	MFS VIT Utilities Portfolio	Oppenheimer Global Multi-Alternatives Fund/VA	PIMCO VIT All Asset Portfolio	PIMCO VIT Balanced Allocation Portfolio
		(A)
Investment Income:
Dividends Reinvested in Fund Shares	$90	$1	$9,163	$1,686

Expenses:
Mortality and Expense Risk and Administrative Charges	6	—	5,500	1,141
Investment Income (Loss), Net	84	1	3,663	545
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	7	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	140	(3)	(1,134)	1
Realized Gains (Losses) on Investments, Net	147	(3)	(1,134)	1
Net Change in Unrealized Appreciation
(Depreciation) on Investments	31	5	27,382	11,854
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	178	2	26,248	11,855
Net Increase (Decrease) in Net Assets From Operations	$262	$3	$29,911	$12,400

	PIMCO VIT CommodityRealReturn Strategy Portfolio	PIMCO VIT Dynamic Bond Portfolio	PIMCO VIT Emerging Markets Bond Portfolio	PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)

Investment Income:
Dividends Reinvested in Fund Shares	$1,870	$8,018	$4,513	$1,319

Expenses:
Mortality and Expense Risk and Administrative Charges	899	2,743	1,842	1,026
Investment Income (Loss), Net	971	5,275	2,671	293
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(6,289)	283	(856)	(1,399)
Realized Gains (Losses) on Investments, Net	(6,289)	283	(856)	(1,399)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	8,893	459	10,647	3,294
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	2,604	742	9,791	1,895
Net Increase (Decrease) in Net Assets From Operations	$3,575	$6,017	$12,462	$2,188

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	PIMCO VIT Global Core Bond (Hedged) Portfolio	PIMCO VIT Global Managed Asset Allocation Portfolio	PIMCO VIT High Yield Portfolio	PIMCO VIT Long-Term U.S. Government Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$2,070	$2,919	$29,022	$62

Expenses:
Mortality and Expense Risk and Administrative Charges	1,466	2,272	9,388	51
Investment Income (Loss), Net	604	647	19,634	11
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	581	(494)	(490)	79
Realized Gains (Losses) on Investments, Net	581	(494)	(490)	79
Net Change in Unrealized Appreciation
(Depreciation) on Investments	4,624	19,029	52,496	82
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	5,205	18,535	52,006	161
Net Increase (Decrease) in Net Assets From Operations	$5,809	$19,182	$71,640	$172

	PIMCO VIT Low Duration Portfolio	PIMCO VIT Real Return Portfolio	PIMCO VIT StocksPLUS Global Portfolio	PIMCO VIT Total Return Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$213	$4,975	$3,640	$26,279

Expenses:
Mortality and Expense Risk and Administrative Charges	23	5,155	4,785	15,022
Investment Income (Loss), Net	190	(180)	(1,145)	11,257
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	—	—	—
Realized Gains (Losses) on Sales of Investments, Net	(1)	(3,885)	(6,434)	(3,047)
Realized Gains (Losses) on Investments, Net	(1)	(3,885)	(6,434)	(3,047)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	85	23,687	60,145	47,501
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	84	19,802	53,711	44,454
Net Increase (Decrease) in Net Assets From Operations	$274	$19,622	$52,566	$55,711

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Operations
For the year or periods ended December 31, 2019
(In thousands)

	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	RCM Dynamic Multi-Asset Plus VIT Portfolio	T. Rowe Price Blue Chip Growth Portfolio	T. Rowe Price Equity Income Portfolio

Investment Income:
Dividends Reinvested in Fund Shares	$4	$302	$—	$28

Expenses:
Mortality and Expense Risk and Administrative Charges	1	296	17	4
Investment Income (Loss), Net	3	6	(17)	24
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	—	476	152	79
Realized Gains (Losses) on Sales of Investments, Net	—	(38)	334	(15)
Realized Gains (Losses) on Investments, Net	—	438	486	64
Net Change in Unrealized Appreciation
(Depreciation) on Investments	26	2,385	732	241
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	26	2,823	1,218	305
Net Increase (Decrease) in Net Assets From Operations	$29	$2,829	$1,201	$329

	T. Rowe Price Health Sciences Portfolio	Templeton Global Bond VIP Fund	Templeton Growth VIP Fund	Total All Funds

Investment Income:
Dividends Reinvested in Fund Shares	$—	$41,632	$6,551	$541,851

Expenses:
Mortality and Expense Risk and Administrative Charges	3	9,375	4,360	394,438
Investment Income (Loss), Net	(3)	32,257	2,191	147,413
Realized Gains (Losses) and Unrealized
Appreciation (Depreciation) on Investments:
Realized Capital Gain Distributions on Funds	52	—	43,935	787,768
Realized Gains (Losses) on Sales of Investments, Net	45	(7,918)	(4,723)	170,846
Realized Gains (Losses) on Investments, Net	97	(7,918)	39,212	958,614
Net Change in Unrealized Appreciation
(Depreciation) on Investments	193	(21,174)	(13,313)	2,178,352
Total Realized Gains (Losses) & Changes in
Appreciation (Depreciation) on Investments	290	(29,092)	25,899	3,136,966
Net Increase (Decrease) in Net Assets From Operations	$287	$3,165	$28,090	$3,284,379

(A)	Fund terminated in 2019. See Footnote 1 for further details.

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Allianz NFJ Dividend Value VIT Portfolio		AZL Balanced Index Strategy Fund
	2019	2018 (B)	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$77	$1,190	$(3,996)
Realized Gains (Losses) on Investments, Net	—	(646)	18,920	21,397
Net Change in Unrealized Appreciation
(Depreciation) on Investments	—	550	31,478	(41,678)
Net Increase (Decrease) in Net Assets From Operations	—	(19)	51,588	(24,277)
Contract Transactions-All Products
Purchase Payments	—	1	351	578
Transfers Between Funds or (to) from General Account	—	(3,906)	4,498	8,001
Surrenders and Terminations	—	(528)	(43,503)	(39,466)
Rescissions	—	—	—	(1)
Bonus (Recapture)	—	—	5	7
Contract Maintenance Charge	—	—	(71)	(74)
Rider Charge	—	(9)	(2,406)	(2,818)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	—	(4,442)	(41,126)	(33,773)
Increase (Decrease) in Net Assets	—	(4,461)	10,462	(58,050)
Net Assets at Beginning of Period	—	4,461	360,374	418,424
Net Assets at End of Period	$—	$—	$370,836	$360,374
Changes in Units
Issued	—	—	326	570
Redeemed	—	(270)	(2,946)	(2,776)
Net Increase (Decrease)	—	(270)	(2,620)	(2,206)

	AZL DFA Five-Year Global Fixed Income Fund		AZL DFA Multi-Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$583	$(86)	$(7,286)	$(7,151)
Realized Gains (Losses) on Investments, Net	109	4	35,000	16,255
Net Change in Unrealized Appreciation
(Depreciation) on Investments	(472)	111	94,005	(82,413)
Net Increase (Decrease) in Net Assets From Operations	220	29	121,719	(73,309)
Contract Transactions-All Products
Purchase Payments	175	240	1,644	1,783
Transfers Between Funds or (to) from General Account	2,941	10,384	(12,302)	(15,922)
Surrenders and Terminations	(1,775)	(856)	(93,249)	(111,390)
Rescissions	—	—	(44)	(1)
Bonus (Recapture)	1	2	18	20
Contract Maintenance Charge	(2)	(1)	(155)	(168)
Rider Charge	(72)	(53)	(10,371)	(12,421)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	1,268	9,716	(114,459)	(138,099)
Increase (Decrease) in Net Assets	1,488	9,745	7,260	(211,408)
Net Assets at Beginning of Period	13,192	3,447	885,699	1,097,107
Net Assets at End of Period	$14,680	$13,192	$892,959	$885,699
Changes in Units
Issued	313	1,102	93	100
Redeemed	(186)	(93)	(6,555)	(7,891)
Net Increase (Decrease)	127	1,009	(6,462)	(7,791)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL Enhanced Bond Index Fund		AZL Fidelity Institutional Asset Management Multi-Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$294	$160	$1,685	$1,439
Realized Gains (Losses) on Investments, Net	133	(181)	15,401	17,112
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,231	(430)	23,236	(29,374)
Net Increase (Decrease) in Net Assets From Operations	1,658	(451)	40,322	(10,823)
Contract Transactions-All Products
Purchase Payments	853	1,105	725	1,415
Transfers Between Funds or (to) from General Account	3,347	3,822	(4,754)	(10,030)
Surrenders and Terminations	(2,774)	(2,750)	(30,493)	(33,282)
Rescissions	—	—	(1)	(4)
Bonus (Recapture)	8	—	4	8
Contract Maintenance Charge	(4)	(4)	(66)	(72)
Rider Charge	(329)	(290)	(3,941)	(4,681)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	1,101	1,883	(38,526)	(46,646)
Increase (Decrease) in Net Assets	2,759	1,432	1,796	(57,469)
Net Assets at Beginning of Period	24,013	22,581	279,543	337,012
Net Assets at End of Period	$26,772	$24,013	$281,339	$279,543
Changes in Units
Issued	360	445	46	98
Redeemed	(266)	(275)	(2,512)	(3,224)
Net Increase (Decrease)	94	170	(2,466)	(3,126)

	AZL Fidelity Institutional Asset Management Total Bond Fund Class 1		AZL Fidelity Institutional Asset Management Total Bond Fund Class 2
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$393	$342	$1,865	$1,690
Realized Gains (Losses) on Investments, Net	46	(75)	609	(1,174)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,305	(782)	10,875	(6,359)
Net Increase (Decrease) in Net Assets From Operations	1,744	(515)	13,349	(5,843)
Contract Transactions-All Products
Purchase Payments	76	8	415	606
Transfers Between Funds or (to) from General Account	1,777	451	11,118	7,277
Surrenders and Terminations	(2,325)	(2,139)	(28,579)	(27,860)
Rescissions	—	—	(1)	—
Bonus (Recapture)	—	—	12	2
Contract Maintenance Charge	(7)	(8)	(40)	(43)
Rider Charge	—	—	(1,208)	(1,376)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(479)	(1,688)	(18,283)	(21,394)
Increase (Decrease) in Net Assets	1,265	(2,203)	(4,934)	(27,237)
Net Assets at Beginning of Period	19,278	21,481	166,707	193,944
Net Assets at End of Period	$20,543	$19,278	$161,773	$166,707
Changes in Units
Issued	190	55	1,101	780
Redeemed	(242)	(251)	(2,837)	(2,919)
Net Increase (Decrease)	(52)	(196)	(1,736)	(2,139)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL Gateway Fund		AZL Government Money Market Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(600)	$(455)	$(663)	$(2,943)
Realized Gains (Losses) on Investments, Net	1,174	2,086	7	1
Net Change in Unrealized Appreciation
(Depreciation) on Investments	5,244	(6,367)	(7)	(1)
Net Increase (Decrease) in Net Assets From Operations	5,818	(4,736)	(663)	(2,943)
Contract Transactions-All Products
Purchase Payments	83	197	894,391	454,993
Transfers Between Funds or (to) from General Account	3,936	990	(649,555)	(310,556)
Surrenders and Terminations	(6,994)	(7,896)	(195,080)	(168,402)
Rescissions	—	—	(10,126)	(3,825)
Bonus (Recapture)	—	1	244	177
Contract Maintenance Charge	(13)	(13)	(139)	(152)
Rider Charge	(658)	(744)	(2,740)	(2,851)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(3,646)	(7,465)	36,995	(30,616)
Increase (Decrease) in Net Assets	2,172	(12,201)	36,332	(33,559)
Net Assets at Beginning of Period	67,026	79,227	430,314	463,873
Net Assets at End of Period	$69,198	$67,026	$466,646	$430,314
Changes in Units
Issued	325	112	71,378	36,329
Redeemed	(627)	(700)	(70,047)	(40,032)
Net Increase (Decrease)	(302)	(588)	1,331	(3,703)

	AZL International Index Fund Class 1		AZL International Index Fund Class 2
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1,979	$2,661	$1,024	$3,028
Realized Gains (Losses) on Investments, Net	1,894	4,453	10,062	21,857
Net Change in Unrealized Appreciation
(Depreciation) on Investments	13,729	(24,474)	65,750	(108,509)
Net Increase (Decrease) in Net Assets From Operations	17,602	(17,360)	76,836	(83,624)
Contract Transactions-All Products
Purchase Payments	17	123	802	1,658
Transfers Between Funds or (to) from General Account	(1,016)	(2,553)	(3,006)	(9,022)
Surrenders and Terminations	(9,390)	(12,027)	(57,502)	(63,225)
Rescissions	—	—	(7)	—
Bonus (Recapture)	—	—	4	11
Contract Maintenance Charge	(36)	(42)	(89)	(100)
Rider Charge	—	—	(711)	(909)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(10,425)	(14,499)	(60,509)	(71,587)
Increase (Decrease) in Net Assets	7,177	(31,859)	16,327	(155,211)
Net Assets at Beginning of Period	93,602	125,461	426,442	581,653
Net Assets at End of Period	$100,779	$93,602	$442,769	$426,442
Changes in Units
Issued	2	10	130	194
Redeemed	(901)	(1,237)	(5,233)	(6,136)
Net Increase (Decrease)	(899)	(1,227)	(5,103)	(5,942)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL MetWest Total Return Bond Fund		AZL Mid Cap Index Fund Class 1
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$289	$110	$724	$464
Realized Gains (Losses) on Investments, Net	185	(216)	6,446	8,242
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,375	(310)	2,342	(14,466)
Net Increase (Decrease) in Net Assets From Operations	1,849	(416)	9,512	(5,760)
Contract Transactions-All Products
Purchase Payments	222	276	76	62
Transfers Between Funds or (to) from General Account	3,444	5,637	(1,139)	(501)
Surrenders and Terminations	(3,509)	(3,325)	(3,676)	(3,998)
Rescissions	—	—	—	—
Bonus (Recapture)	2	3	—	—
Contract Maintenance Charge	(3)	(3)	(16)	(17)
Rider Charge	(328)	(306)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(172)	2,282	(4,755)	(4,454)
Increase (Decrease) in Net Assets	1,677	1,866	4,757	(10,214)
Net Assets at Beginning of Period	26,688	24,822	41,617	51,831
Net Assets at End of Period	$28,365	$26,688	$46,374	$41,617
Changes in Units
Issued	345	599	40	40
Redeemed	(360)	(367)	(456)	(448)
Net Increase (Decrease)	(15)	232	(416)	(408)

	AZL Mid Cap Index Fund Class 2		AZL Moderate Index Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(4,192)	$(5,702)	$2,202	$(6,509)
Realized Gains (Losses) on Investments, Net	35,918	56,732	20,472	17,737
Net Change in Unrealized Appreciation
(Depreciation) on Investments	59,946	(112,839)	67,697	(54,199)
Net Increase (Decrease) in Net Assets From Operations	91,672	(61,809)	90,371	(42,971)
Contract Transactions-All Products
Purchase Payments	1,871	2,054	969	1,763
Transfers Between Funds or (to) from General Account	(2,201)	(27,296)	(1,452)	(23,764)
Surrenders and Terminations	(59,317)	(65,798)	(64,028)	(71,349)
Rescissions	—	—	(35)	(4)
Bonus (Recapture)	71	61	12	14
Contract Maintenance Charge	(88)	(99)	(110)	(118)
Rider Charge	(1,139)	(1,481)	(5,076)	(6,065)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(60,803)	(92,559)	(69,720)	(99,523)
Increase (Decrease) in Net Assets	30,869	(154,368)	20,651	(142,494)
Net Assets at Beginning of Period	415,541	569,909	557,352	699,846
Net Assets at End of Period	$446,410	$415,541	$578,003	$557,352
Changes in Units
Issued	107	106	61	428
Redeemed	(2,987)	(4,525)	(3,583)	(5,634)
Net Increase (Decrease)	(2,880)	(4,419)	(3,522)	(5,206)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL Morgan Stanley Global Real Estate Fund Class 1		AZL Morgan Stanley Global Real Estate Fund Class 2
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$334	$606	$424	$1,571
Realized Gains (Losses) on Investments, Net	(219)	967	(327)	4,518
Net Change in Unrealized Appreciation
(Depreciation) on Investments	2,914	(3,551)	12,139	(15,715)
Net Increase (Decrease) in Net Assets From Operations	3,029	(1,978)	12,236	(9,626)
Contract Transactions-All Products
Purchase Payments	—	—	38	101
Transfers Between Funds or (to) from General Account	(487)	(525)	2,019	(4,091)
Surrenders and Terminations	(1,771)	(2,474)	(11,638)	(12,606)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	(8)	(8)	(20)	(22)
Rider Charge	—	—	(24)	(32)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(2,266)	(3,007)	(9,625)	(16,650)
Increase (Decrease) in Net Assets	763	(4,985)	2,611	(26,276)
Net Assets at Beginning of Period	18,502	23,487	80,219	106,495
Net Assets at End of Period	$19,265	$18,502	$82,830	$80,219
Changes in Units
Issued	—	—	147	7
Redeemed	(202)	(285)	(944)	(1,405)
Net Increase (Decrease)	(202)	(285)	(797)	(1,398)

	AZL MSCI Emerging Markets Equity Index Class 1		AZL MSCI Emerging Markets Equity Index Class 2
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$82	$89	$(470)	$(573)
Realized Gains (Losses) on Investments, Net	1,029	1,573	3,378	8,081
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,304	(4,992)	11,330	(30,068)
Net Increase (Decrease) in Net Assets From Operations	2,415	(3,330)	14,238	(22,560)
Contract Transactions-All Products
Purchase Payments	21	22	48	168
Transfers Between Funds or (to) from General Account	(433)	(753)	1,289	(2,372)
Surrenders and Terminations	(1,216)	(1,350)	(12,818)	(14,725)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	1
Contract Maintenance Charge	(8)	(9)	(23)	(26)
Rider Charge	—	—	(66)	(88)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(1,636)	(2,090)	(11,570)	(17,042)
Increase (Decrease) in Net Assets	779	(5,420)	2,668	(39,602)
Net Assets at Beginning of Period	16,002	21,422	102,415	142,017
Net Assets at End of Period	$16,781	$16,002	$105,083	$102,415
Changes in Units
Issued	19	19	116	14
Redeemed	(192)	(210)	(1,195)	(1,495)
Net Increase (Decrease)	(173)	(191)	(1,079)	(1,481)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL MSCI Global Equity Index Fund		AZL MVP Balanced Index Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$13	$60	$1,732	$(1,838)
Realized Gains (Losses) on Investments, Net	183	(3)	8,700	9,119
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,168	(858)	28,932	(23,812)
Net Increase (Decrease) in Net Assets From Operations	1,364	(801)	39,364	(16,531)
Contract Transactions-All Products
Purchase Payments	27	335	6,969	9,536
Transfers Between Funds or (to) from General Account	(999)	616	2,892	8,394
Surrenders and Terminations	(1,243)	(543)	(20,690)	(15,078)
Rescissions	—	—	(143)	(487)
Bonus (Recapture)	1	11	61	21
Contract Maintenance Charge	(1)	(1)	(56)	(57)
Rider Charge	(34)	(50)	(3,650)	(3,880)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(2,249)	368	(14,617)	(1,551)
Increase (Decrease) in Net Assets	(885)	(433)	24,747	(18,082)
Net Assets at Beginning of Period	6,337	6,770	264,376	282,458
Net Assets at End of Period	$5,452	$6,337	$289,123	$264,376
Changes in Units
Issued	2	56	711	1,271
Redeemed	(143)	(39)	(1,720)	(1,404)
Net Increase (Decrease)	(141)	17	(1,009)	(133)

	AZL MVP DFA Multi-Strategy Fund		AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(446)	$(555)	$5,682	$4,218
Realized Gains (Losses) on Investments, Net	2,159	2,414	963	178
Net Change in Unrealized Appreciation
(Depreciation) on Investments	9,348	(8,414)	24,071	(12,435)
Net Increase (Decrease) in Net Assets From Operations	11,061	(6,555)	30,716	(8,039)
Contract Transactions-All Products
Purchase Payments	2,864	5,189	2,233	3,330
Transfers Between Funds or (to) from General Account	(44)	14,497	(1,194)	(6,914)
Surrenders and Terminations	(5,440)	(5,598)	(13,699)	(10,649)
Rescissions	(3)	(44)	—	(143)
Bonus (Recapture)	22	14	35	19
Contract Maintenance Charge	(12)	(12)	(47)	(49)
Rider Charge	(1,260)	(1,238)	(3,127)	(3,369)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(3,873)	12,808	(15,799)	(17,775)
Increase (Decrease) in Net Assets	7,188	6,253	14,917	(25,814)
Net Assets at Beginning of Period	79,000	72,747	216,696	242,510
Net Assets at End of Period	$86,188	$79,000	$231,613	$216,696
Changes in Units
Issued	262	1,752	176	270
Redeemed	(598)	(615)	(1,387)	(1,704)
Net Increase (Decrease)	(336)	1,137	(1,211)	(1,434)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL MVP Fusion Dynamic Balanced Fund		AZL MVP Fusion Dynamic Conservative Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$5,926	$(5,655)	$1,589	$(943)
Realized Gains (Losses) on Investments, Net	36,598	58,645	7,157	8,832
Net Change in Unrealized Appreciation
(Depreciation) on Investments	67,600	(118,575)	15,835	(20,452)
Net Increase (Decrease) in Net Assets From Operations	110,124	(65,585)	24,581	(12,563)
Contract Transactions-All Products
Purchase Payments	3,071	3,829	5,821	13,586
Transfers Between Funds or (to) from General Account	8,281	(14,218)	8,939	(283)
Surrenders and Terminations	(108,235)	(82,229)	(23,490)	(27,338)
Rescissions	—	(59)	—	(33)
Bonus (Recapture)	27	21	60	34
Contract Maintenance Charge	(196)	(210)	(47)	(47)
Rider Charge	(7,976)	(9,208)	(2,589)	(2,817)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(105,028)	(102,074)	(11,306)	(16,898)
Increase (Decrease) in Net Assets	5,096	(167,659)	13,275	(29,461)
Net Assets at Beginning of Period	836,480	1,004,139	214,900	244,361
Net Assets at End of Period	$841,576	$836,480	$228,175	$214,900
Changes in Units
Issued	741	244	1,019	945
Redeemed	(7,440)	(6,985)	(1,819)	(2,182)
Net Increase (Decrease)	(6,699)	(6,741)	(800)	(1,237)

	AZL MVP Fusion Dynamic Moderate Fund		AZL MVP Global Balanced Index Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$13,298	$(13,152)	$1,813	$(124)
Realized Gains (Losses) on Investments, Net	93,348	145,900	22,398	9,940
Net Change in Unrealized Appreciation
(Depreciation) on Investments	148,448	(289,558)	65,955	(60,266)
Net Increase (Decrease) in Net Assets From Operations	255,094	(156,810)	90,166	(50,450)
Contract Transactions-All Products
Purchase Payments	8,668	12,935	6,391	11,175
Transfers Between Funds or (to) from General Account	(6,518)	(31,545)	(20,621)	(8,483)
Surrenders and Terminations	(162,771)	(171,372)	(41,106)	(32,076)
Rescissions	(13)	(52)	(60)	(167)
Bonus (Recapture)	81	90	40	32
Contract Maintenance Charge	(409)	(438)	(134)	(141)
Rider Charge	(20,910)	(24,051)	(9,814)	(10,887)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(181,872)	(214,433)	(65,304)	(40,547)
Increase (Decrease) in Net Assets	73,222	(371,243)	24,862	(90,997)
Net Assets at Beginning of Period	1,742,029	2,113,272	645,646	736,643
Net Assets at End of Period	$1,815,251	$1,742,029	$670,508	$645,646
Changes in Units
Issued	551	834	494	876
Redeemed	(12,407)	(15,051)	(5,514)	(4,083)
Net Increase (Decrease)	(11,856)	(14,217)	(5,020)	(3,207)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL MVP Growth Index Strategy Fund		AZL MVP Moderate Index Strategy Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$11,071	$(20,943)	$3,143	$(2,850)
Realized Gains (Losses) on Investments, Net	98,858	102,464	18,443	22,072
Net Change in Unrealized Appreciation
(Depreciation) on Investments	278,770	(272,084)	49,876	(49,813)
Net Increase (Decrease) in Net Assets From Operations	388,699	(190,563)	71,462	(30,591)
Contract Transactions-All Products
Purchase Payments	25,545	43,552	6,893	10,659
Transfers Between Funds or (to) from General Account	12,299	118,539	(6,412)	(5,864)
Surrenders and Terminations	(171,720)	(152,155)	(25,814)	(23,407)
Rescissions	(236)	(392)	—	(116)
Bonus (Recapture)	125	177	66	77
Contract Maintenance Charge	(397)	(403)	(80)	(82)
Rider Charge	(23,506)	(24,544)	(6,326)	(6,828)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(157,890)	(15,226)	(31,673)	(25,561)
Increase (Decrease) in Net Assets	230,809	(205,789)	39,789	(56,152)
Net Assets at Beginning of Period	2,160,089	2,365,878	432,622	488,774
Net Assets at End of Period	$2,390,898	$2,160,089	$472,411	$432,622
Changes in Units
Issued	2,413	10,089	448	696
Redeemed	(12,273)	(11,319)	(2,428)	(2,346)
Net Increase (Decrease)	(9,860)	(1,230)	(1,980)	(1,650)

	AZL MVP T. Rowe Price Capital Appreciation Plus Fund		AZL Russell 1000 Growth Index Fund Class 1
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$3,859	$(5,004)	$(33)	$61
Realized Gains (Losses) on Investments, Net	45,523	45,506	8,344	6,419
Net Change in Unrealized Appreciation
(Depreciation) on Investments	139,145	(72,282)	6,130	(7,739)
Net Increase (Decrease) in Net Assets From Operations	188,527	(31,780)	14,441	(1,259)
Contract Transactions-All Products
Purchase Payments	21,329	35,906	79	77
Transfers Between Funds or (to) from General Account	67,564	45,634	(861)	(992)
Surrenders and Terminations	(64,493)	(53,879)	(5,413)	(4,123)
Rescissions	(218)	(190)	—	—
Bonus (Recapture)	147	174	—	—
Contract Maintenance Charge	(151)	(142)	(16)	(19)
Rider Charge	(16,100)	(15,839)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	8,078	11,664	(6,211)	(5,057)
Increase (Decrease) in Net Assets	196,605	(20,116)	8,230	(6,316)
Net Assets at Beginning of Period	955,798	975,914	45,307	51,623
Net Assets at End of Period	$1,152,403	$955,798	$53,537	$45,307
Changes in Units
Issued	6,172	5,948	59	59
Redeemed	(5,588)	(5,156)	(535)	(505)
Net Increase (Decrease)	584	792	(476)	(446)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL Russell 1000 Growth Index Fund Class 2		AZL Russell 1000 Value Index Fund Class 1
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(7,436)	$(7,198)	$2,024	$1,888
Realized Gains (Losses) on Investments, Net	86,699	79,197	8,606	15,271
Net Change in Unrealized Appreciation
(Depreciation) on Investments	87,554	(89,087)	20,632	(32,239)
Net Increase (Decrease) in Net Assets From Operations	166,817	(17,088)	31,262	(15,080)
Contract Transactions-All Products
Purchase Payments	2,674	2,525	193	265
Transfers Between Funds or (to) from General Account	(16,878)	(35,905)	(1,812)	(2,853)
Surrenders and Terminations	(74,190)	(82,235)	(14,709)	(16,533)
Rescissions	—	—	—	—
Bonus (Recapture)	126	80	—	—
Contract Maintenance Charge	(115)	(126)	(46)	(51)
Rider Charge	(1,017)	(1,285)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(89,400)	(116,946)	(16,374)	(19,172)
Increase (Decrease) in Net Assets	77,417	(134,034)	14,888	(34,252)
Net Assets at Beginning of Period	540,363	674,397	135,319	169,571
Net Assets at End of Period	$617,780	$540,363	$150,207	$135,319
Changes in Units
Issued	121	119	119	140
Redeemed	(3,548)	(4,995)	(1,625)	(1,910)
Net Increase (Decrease)	(3,427)	(4,876)	(1,506)	(1,770)

	AZL Russell 1000 Value Index Fund Class 2		AZL S&P 500 Index Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(162)	$(615)	$(3,509)	$(3,884)
Realized Gains (Losses) on Investments, Net	21,739	39,455	68,717	82,132
Net Change in Unrealized Appreciation
(Depreciation) on Investments	67,825	(87,370)	143,007	(130,584)
Net Increase (Decrease) in Net Assets From Operations	89,402	(48,530)	208,215	(52,336)
Contract Transactions-All Products
Purchase Payments	1,466	1,335	3,507	4,262
Transfers Between Funds or (to) from General Account	471	(20,509)	(10,281)	(52,831)
Surrenders and Terminations	(49,842)	(63,867)	(106,832)	(110,735)
Rescissions	—	—	(12)	—
Bonus (Recapture)	17	21	124	90
Contract Maintenance Charge	(90)	(99)	(156)	(172)
Rider Charge	(569)	(704)	(1,383)	(1,768)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(48,547)	(83,823)	(115,033)	(161,154)
Increase (Decrease) in Net Assets	40,855	(132,353)	93,182	(213,490)
Net Assets at Beginning of Period	398,225	530,578	771,527	985,017
Net Assets at End of Period	$439,080	$398,225	$864,709	$771,527
Changes in Units
Issued	163	133	193	290
Redeemed	(2,796)	(4,765)	(6,345)	(9,426)
Net Increase (Decrease)	(2,633)	(4,632)	(6,152)	(9,136)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	AZL Small Cap Stock Index Fund Class 1		AZL Small Cap Stock Index Fund Class 2
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(134)	$(262)	$(5,279)	$(6,651)
Realized Gains (Losses) on Investments, Net	5,268	7,084	47,647	70,331
Net Change in Unrealized Appreciation
(Depreciation) on Investments	2,665	(11,165)	38,474	(112,233)
Net Increase (Decrease) in Net Assets From Operations	7,799	(4,343)	80,842	(48,553)
Contract Transactions-All Products
Purchase Payments	8	22	1,486	2,479
Transfers Between Funds or (to) from General Account	(382)	(1,238)	8,181	(21,926)
Surrenders and Terminations	(4,673)	(6,300)	(56,353)	(68,149)
Rescissions	—	—	(1)	—
Bonus (Recapture)	—	—	59	67
Contract Maintenance Charge	(11)	(12)	(87)	(98)
Rider Charge	—	—	(249)	(345)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(5,058)	(7,528)	(46,964)	(87,972)
Increase (Decrease) in Net Assets	2,741	(11,871)	33,878	(136,525)
Net Assets at Beginning of Period	40,530	52,401	425,568	562,093
Net Assets at End of Period	$43,271	$40,530	$459,446	$425,568
Changes in Units
Issued	8	8	489	124
Redeemed	(414)	(589)	(3,001)	(4,472)
Net Increase (Decrease)	(406)	(581)	(2,512)	(4,348)

	AZL T. Rowe Price Capital Appreciation Fund		BlackRock Equity Dividend V.I. Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(25)	$(6,604)	$23	$21
Realized Gains (Losses) on Investments, Net	49,410	56,341	149	122
Net Change in Unrealized Appreciation
(Depreciation) on Investments	58,726	(58,158)	214	(249)
Net Increase (Decrease) in Net Assets From Operations	108,111	(8,421)	386	(106)
Contract Transactions-All Products
Purchase Payments	2,401	2,967	—	—
Transfers Between Funds or (to) from General Account	25,746	3,418	522	431
Surrenders and Terminations	(64,082)	(63,093)	(837)	—
Rescissions	(6)	—	—	—
Bonus (Recapture)	48	20	—	—
Contract Maintenance Charge	(101)	(102)	—	—
Rider Charge	(513)	(629)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(36,507)	(57,419)	(315)	431
Increase (Decrease) in Net Assets	71,604	(65,840)	71	325
Net Assets at Beginning of Period	508,467	574,307	1,369	1,044
Net Assets at End of Period	$580,071	$508,467	$1,440	$1,369
Changes in Units
Issued	1,359	554	25	21
Redeemed	(3,151)	(3,517)	(37)	—
Net Increase (Decrease)	(1,792)	(2,963)	(12)	21

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	BlackRock Global Allocation V.I. Fund		BNY Mellon VIF Appreciation Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(6,862)	$(13,141)	$1	$1
Realized Gains (Losses) on Investments, Net	45,954	65,282	5	8
Net Change in Unrealized Appreciation
(Depreciation) on Investments	127,363	(170,728)	12	(12)
Net Increase (Decrease) in Net Assets From Operations	166,455	(118,587)	18	(3)
Contract Transactions-All Products
Purchase Payments	1,251	1,958	—	—
Transfers Between Funds or (to) from General Account	(42,296)	(44,840)	—	—
Surrenders and Terminations	(119,596)	(134,144)	(23)	(33)
Rescissions	(1)	(10)	—	—
Bonus (Recapture)	5	7	—	—
Contract Maintenance Charge	(255)	(284)	—	—
Rider Charge	(14,292)	(17,327)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(175,184)	(194,640)	(23)	(33)
Increase (Decrease) in Net Assets	(8,729)	(313,227)	(5)	(36)
Net Assets at Beginning of Period	1,135,560	1,448,787	55	91
Net Assets at End of Period	$1,126,831	$1,135,560	$50	$55
Changes in Units
Issued	97	156	—	—
Redeemed	(13,809)	(15,399)	—	(2)
Net Increase (Decrease)	(13,712)	(15,243)	—	(2)

	ClearBridge Variable Aggressive Growth Portfolio		Columbia Variable Portfolio – Seligman Global Technology Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$4	$1	$(18)	$(19)
Realized Gains (Losses) on Investments, Net	(3)	88	173	121
Net Change in Unrealized Appreciation
(Depreciation) on Investments	259	(204)	276	(192)
Net Increase (Decrease) in Net Assets From Operations	260	(115)	431	(90)
Contract Transactions-All Products
Purchase Payments	—	95	—	—
Transfers Between Funds or (to) from General Account	(176)	(28)	(9)	—
Surrenders and Terminations	(114)	(34)	(150)	(98)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(290)	33	(159)	(98)
Increase (Decrease) in Net Assets	(30)	(82)	272	(188)
Net Assets at Beginning of Period	1,200	1,282	872	1,060
Net Assets at End of Period	$1,170	$1,200	$1,144	$872
Changes in Units
Issued	—	4	—	—
Redeemed	(12)	(3)	(6)	(5)
Net Increase (Decrease)	(12)	1	(6)	(5)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Davis VA Financial Portfolio		Davis VA Real Estate Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(294)	$(533)	$(1)	$3
Realized Gains (Losses) on Investments, Net	3,012	8,295	22	22
Net Change in Unrealized Appreciation
(Depreciation) on Investments	6,642	(14,001)	41	(43)
Net Increase (Decrease) in Net Assets From Operations	9,360	(6,239)	62	(18)
Contract Transactions-All Products
Purchase Payments	—	—	—	—
Transfers Between Funds or (to) from General Account	175	(2,210)	—	—
Surrenders and Terminations	(4,743)	(6,636)	(56)	(46)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	(9)	(10)	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(4,577)	(8,856)	(56)	(46)
Increase (Decrease) in Net Assets	4,783	(15,095)	6	(64)
Net Assets at Beginning of Period	42,277	57,372	260	324
Net Assets at End of Period	$47,060	$42,277	$266	$260
Changes in Units
Issued	4	—	—	—
Redeemed	(208)	(380)	(1)	(1)
Net Increase (Decrease)	(204)	(380)	(1)	(1)

	Eaton Vance VT Floating-Rate Income Fund		Fidelity VIP Emerging Markets Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$147	$181	$55	$14
Realized Gains (Losses) on Investments, Net	(67)	5	17	23
Net Change in Unrealized Appreciation
(Depreciation) on Investments	281	(326)	1,143	(990)
Net Increase (Decrease) in Net Assets From Operations	361	(140)	1,215	(953)
Contract Transactions-All Products
Purchase Payments	4	—	—	—
Transfers Between Funds or (to) from General Account	(5,960)	2,814	(112)	2,547
Surrenders and Terminations	(289)	(760)	(1)	(16)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(6,245)	2,054	(113)	2,531
Increase (Decrease) in Net Assets	(5,884)	1,914	1,102	1,578
Net Assets at Beginning of Period	7,662	5,748	4,333	2,755
Net Assets at End of Period	$1,778	$7,662	$5,435	$4,333
Changes in Units
Issued	—	162	—	203
Redeemed	(361)	(46)	(11)	(1)
Net Increase (Decrease)	(361)	116	(11)	202

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Fidelity VIP FundsManager 50% Portfolio		Fidelity VIP FundsManager 60% Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(57)	$(162)	$(476)	$(865)
Realized Gains (Losses) on Investments, Net	2,086	2,533	11,907	12,721
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,275	(4,184)	2,943	(19,626)
Net Increase (Decrease) in Net Assets From Operations	3,304	(1,813)	14,374	(7,770)
Contract Transactions-All Products
Purchase Payments	38	47	37	144
Transfers Between Funds or (to) from General Account	(1,742)	(1,533)	(5,748)	(6,078)
Surrenders and Terminations	(2,085)	(3,063)	(9,250)	(10,480)
Rescissions	—	(3)	—	(4)
Bonus (Recapture)	1	—	1	1
Contract Maintenance Charge	(5)	(5)	(15)	(17)
Rider Charge	(270)	(328)	(876)	(1,087)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(4,063)	(4,885)	(15,851)	(17,521)
Increase (Decrease) in Net Assets	(759)	(6,698)	(1,477)	(25,291)
Net Assets at Beginning of Period	23,202	29,900	86,245	111,536
Net Assets at End of Period	$22,443	$23,202	$84,768	$86,245
Changes in Units
Issued	2	3	2	10
Redeemed	(281)	(338)	(1,088)	(1,229)
Net Increase (Decrease)	(279)	(335)	(1,086)	(1,219)

	Fidelity VIP Mid Cap Portfolio		Fidelity VIP Strategic Income Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1	$4	$50	$68
Realized Gains (Losses) on Investments, Net	52	462	7	3
Net Change in Unrealized Appreciation
(Depreciation) on Investments	56	(573)	126	(134)
Net Increase (Decrease) in Net Assets From Operations	109	(107)	183	(63)
Contract Transactions-All Products
Purchase Payments	—	—	10	4
Transfers Between Funds or (to) from General Account	(142)	(3,522)	(221)	326
Surrenders and Terminations	—	(10)	(155)	(32)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(142)	(3,532)	(366)	298
Increase (Decrease) in Net Assets	(33)	(3,639)	(183)	235
Net Assets at Beginning of Period	515	4,154	2,007	1,772
Net Assets at End of Period	$482	$515	$1,824	$2,007
Changes in Units
Issued	—	—	—	16
Redeemed	(3)	(56)	(17)	(2)
Net Increase (Decrease)	(3)	(56)	(17)	14

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Franklin Allocation VIP Fund		Franklin Income VIP Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1,163	$816	$39,598	$37,542
Realized Gains (Losses) on Investments, Net	5,381	3,000	22,530	9,184
Net Change in Unrealized Appreciation
(Depreciation) on Investments	8,125	(16,011)	79,604	(113,071)
Net Increase (Decrease) in Net Assets From Operations	14,669	(12,195)	141,732	(66,345)
Contract Transactions-All Products
Purchase Payments	7	7	2,104	2,621
Transfers Between Funds or (to) from General Account	33	(3,135)	(7,581)	(69,998)
Surrenders and Terminations	(9,112)	(11,360)	(99,490)	(107,666)
Rescissions	—	—	(4)	(8)
Bonus (Recapture)	—	—	15	11
Contract Maintenance Charge	(22)	(24)	(233)	(253)
Rider Charge	(22)	(30)	(8,308)	(9,687)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(9,116)	(14,542)	(113,497)	(184,980)
Increase (Decrease) in Net Assets	5,553	(26,737)	28,235	(251,325)
Net Assets at Beginning of Period	88,663	115,400	1,037,495	1,288,820
Net Assets at End of Period	$94,216	$88,663	$1,065,730	$1,037,495
Changes in Units
Issued	1	1	87	357
Redeemed	(812)	(1,275)	(1,960)	(3,274)
Net Increase (Decrease)	(811)	(1,274)	(1,873)	(2,917)

	Franklin Mutual Shares VIP Fund		Franklin Rising Dividends VIP Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(391)	$1,786	$(866)	$(955)
Realized Gains (Losses) on Investments, Net	38,050	23,701	40,783	24,242
Net Change in Unrealized Appreciation
(Depreciation) on Investments	27,728	(67,966)	10,721	(37,116)
Net Increase (Decrease) in Net Assets From Operations	65,387	(42,479)	50,638	(13,829)
Contract Transactions-All Products
Purchase Payments	305	242	134	300
Transfers Between Funds or (to) from General Account	3,037	(22,885)	(108)	(6,655)
Surrenders and Terminations	(45,923)	(53,055)	(26,069)	(28,600)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	(89)	(98)	(50)	(54)
Rider Charge	(392)	(520)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(43,062)	(76,316)	(26,093)	(35,009)
Increase (Decrease) in Net Assets	22,325	(118,795)	24,545	(48,838)
Net Assets at Beginning of Period	338,348	457,143	194,815	243,653
Net Assets at End of Period	$360,673	$338,348	$219,360	$194,815
Changes in Units
Issued	184	111	42	89
Redeemed	(1,814)	(2,761)	(441)	(677)
Net Increase (Decrease)	(1,630)	(2,650)	(399)	(588)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Franklin Strategic Income VIP Fund		Franklin U.S. Government Securities VIP Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$41	$22	$2,456	$2,425
Realized Gains (Losses) on Investments, Net	(14)	(10)	(2,220)	(4,011)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	36	(35)	6,982	(2,299)
Net Increase (Decrease) in Net Assets From Operations	63	(23)	7,218	(3,885)
Contract Transactions-All Products
Purchase Payments	—	—	190	310
Transfers Between Funds or (to) from General Account	(168)	(64)	3,148	(7,965)
Surrenders and Terminations	(3)	(49)	(30,045)	(28,248)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	4	2
Contract Maintenance Charge	—	—	(70)	(78)
Rider Charge	—	—	(1,150)	(1,409)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(171)	(113)	(27,923)	(37,388)
Increase (Decrease) in Net Assets	(108)	(136)	(20,705)	(41,273)
Net Assets at Beginning of Period	832	968	221,290	262,563
Net Assets at End of Period	$724	$832	$200,585	$221,290
Changes in Units
Issued	—	—	119	19
Redeemed	(7)	(4)	(1,146)	(1,464)
Net Increase (Decrease)	(7)	(4)	(1,027)	(1,445)

	Invesco Oppenheimer V.I. Global Strategic Income Fund		Invesco Oppenheimer V.I. International Growth Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$46	$80	$8	$6
Realized Gains (Losses) on Investments, Net	(30)	(50)	57	23
Net Change in Unrealized Appreciation
(Depreciation) on Investments	180	(198)	328	(418)
Net Increase (Decrease) in Net Assets From Operations	196	(168)	393	(389)
Contract Transactions-All Products
Purchase Payments	—	—	—	—
Transfers Between Funds or (to) from General Account	88	(102)	(225)	481
Surrenders and Terminations	(268)	(344)	(611)	—
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	(1)	(1)	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(181)	(447)	(836)	481
Increase (Decrease) in Net Assets	15	(615)	(443)	92
Net Assets at Beginning of Period	2,288	2,903	1,724	1,632
Net Assets at End of Period	$2,303	$2,288	$1,281	$1,724
Changes in Units
Issued	3	—	—	19
Redeemed	(11)	(18)	(33)	—
Net Increase (Decrease)	(8)	(18)	(33)	19

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Invesco V.I. American Value Fund		Invesco V.I. Balanced-Risk Allocation Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$—	$(1)	$(2)	$10
Realized Gains (Losses) on Investments, Net	46	97	(111)	85
Net Change in Unrealized Appreciation
(Depreciation) on Investments	123	(166)	207	(165)
Net Increase (Decrease) in Net Assets From Operations	169	(70)	94	(70)
Contract Transactions-All Products
Purchase Payments	—	80	—	—
Transfers Between Funds or (to) from General Account	320	(11)	—	—
Surrenders and Terminations	(230)	—	(636)	(21)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	90	69	(636)	(21)
Increase (Decrease) in Net Assets	259	(1)	(542)	(91)
Net Assets at Beginning of Period	521	522	924	1,015
Net Assets at End of Period	$780	$521	$382	$924
Changes in Units
Issued	9	2	—	—
Redeemed	(5)	—	(30)	(1)
Net Increase (Decrease)	4	2	(30)	(1)

	Ivy VIP Asset Strategy Portfolio		Ivy VIP Energy Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$15	$14	$(1)	$(2)
Realized Gains (Losses) on Investments, Net	10	25	(118)	(12)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	140	(90)	126	(142)
Net Increase (Decrease) in Net Assets From Operations	165	(51)	7	(156)
Contract Transactions-All Products
Purchase Payments	—	—	—	—
Transfers Between Funds or (to) from General Account	—	—	(29)	(40)
Surrenders and Terminations	(117)	(57)	(148)	(94)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(117)	(57)	(177)	(134)
Increase (Decrease) in Net Assets	48	(108)	(170)	(290)
Net Assets at Beginning of Period	830	938	298	588
Net Assets at End of Period	$878	$830	$128	$298
Changes in Units
Issued	—	—	—	—
Redeemed	(1)	(1)	(22)	(11)
Net Increase (Decrease)	(1)	(1)	(22)	(11)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Ivy VIP Growth Portfolio		Ivy VIP Mid Cap Growth Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(1)	$(1)	$(2)	$(2)
Realized Gains (Losses) on Investments, Net	95	37	107	44
Net Change in Unrealized Appreciation
(Depreciation) on Investments	23	(38)	62	(44)
Net Increase (Decrease) in Net Assets From Operations	117	(2)	167	(2)
Contract Transactions-All Products
Purchase Payments	—	—	—	—
Transfers Between Funds or (to) from General Account	(5)	95	122	(14)
Surrenders and Terminations	(117)	(2)	(1)	(127)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(122)	93	121	(141)
Increase (Decrease) in Net Assets	(5)	91	288	(143)
Net Assets at Beginning of Period	403	312	410	553
Net Assets at End of Period	$398	$403	$698	$410
Changes in Units
Issued	—	1	2	—
Redeemed	(1)	—	—	(4)
Net Increase (Decrease)	(1)	1	2	(4)

	Ivy VIP Natural Resources Portfolio		Ivy VIP Science and Technology Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1	$—	$(4)	$(4)
Realized Gains (Losses) on Investments, Net	(4)	—	174	207
Net Change in Unrealized Appreciation
(Depreciation) on Investments	9	(17)	360	(269)
Net Increase (Decrease) in Net Assets From Operations	6	(17)	530	(66)
Contract Transactions-All Products
Purchase Payments	—	—	—	—
Transfers Between Funds or (to) from General Account	4	5	(142)	(80)
Surrenders and Terminations	(11)	(1)	(342)	(31)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(7)	4	(484)	(111)
Increase (Decrease) in Net Assets	(1)	(13)	46	(177)
Net Assets at Beginning of Period	61	74	1,257	1,434
Net Assets at End of Period	$60	$61	$1,303	$1,257
Changes in Units
Issued	—	—	—	—
Redeemed	—	—	(3)	—
Net Increase (Decrease)	—	—	(3)	—

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	JPMorgan Insurance Trust Core Bond Portfolio		Lazard Retirement International Equity Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$188	$137	$—	$3
Realized Gains (Losses) on Investments, Net	69	(103)	(3)	11
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,002	(303)	48	(51)
Net Increase (Decrease) in Net Assets From Operations	1,259	(269)	45	(37)
Contract Transactions-All Products
Purchase Payments	147	249	—	—
Transfers Between Funds or (to) from General Account	3,422	4,713	(5)	1
Surrenders and Terminations	(2,460)	(2,130)	(4)	(11)
Rescissions	—	—	—	—
Bonus (Recapture)	2	3	—	—
Contract Maintenance Charge	(3)	(3)	—	—
Rider Charge	(220)	(196)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	888	2,636	(9)	(10)
Increase (Decrease) in Net Assets	2,147	2,367	36	(47)
Net Assets at Beginning of Period	19,933	17,566	224	271
Net Assets at End of Period	$22,080	$19,933	$260	$224
Changes in Units
Issued	255	378	—	—
Redeemed	(193)	(184)	—	(1)
Net Increase (Decrease)	62	194	—	(1)

	Lazard Retirement U.S. Small-Mid Cap Equity Portfolio		MFS International Intrinsic Value Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(6)	$(13)	$27	$14
Realized Gains (Losses) on Investments, Net	(169)	207	123	47
Net Change in Unrealized Appreciation
(Depreciation) on Investments	759	(843)	350	(293)
Net Increase (Decrease) in Net Assets From Operations	584	(649)	500	(232)
Contract Transactions-All Products
Purchase Payments	—	3	—	95
Transfers Between Funds or (to) from General Account	482	(770)	(71)	15
Surrenders and Terminations	(157)	(35)	(88)	(63)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	325	(802)	(159)	47
Increase (Decrease) in Net Assets	909	(1,451)	341	(185)
Net Assets at Beginning of Period	2,951	4,402	2,035	2,220
Net Assets at End of Period	$3,860	$2,951	$2,376	$2,035
Changes in Units
Issued	4	—	—	6
Redeemed	(3)	(21)	(8)	(4)
Net Increase (Decrease)	1	(21)	(8)	2

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	MFS VIT Total Return Bond Portfolio		MFS VIT Utilities Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$605	$492	$84	$1
Realized Gains (Losses) on Investments, Net	109	(346)	147	—
Net Change in Unrealized Appreciation
(Depreciation) on Investments	1,922	(919)	31	—
Net Increase (Decrease) in Net Assets From Operations	2,636	(773)	262	1
Contract Transactions-All Products
Purchase Payments	1,454	932	—	—
Transfers Between Funds or (to) from General Account	5,499	7,953	130	(26)
Surrenders and Terminations	(5,727)	(3,663)	(54)	(6)
Rescissions	(36)	—	—	—
Bonus (Recapture)	40	12	—	—
Contract Maintenance Charge	(5)	(4)	—	—
Rider Charge	(342)	(327)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	883	4,903	76	(32)
Increase (Decrease) in Net Assets	3,519	4,130	338	(31)
Net Assets at Beginning of Period	31,518	27,388	93	124
Net Assets at End of Period	$35,037	$31,518	$431	$93
Changes in Units
Issued	378	507	10	—
Redeemed	(333)	(230)	(2)	(1)
Net Increase (Decrease)	45	277	8	(1)

	Oppenheimer Global Multi-Alternatives Fund/VA		PIMCO VIT All Asset Portfolio
	2019 (A)	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$1	$—	$3,663	$4,873
Realized Gains (Losses) on Investments, Net	(3)	—	(1,134)	(1,089)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	5	(3)	27,382	(29,361)
Net Increase (Decrease) in Net Assets From Operations	3	(3)	29,911	(25,577)
Contract Transactions-All Products
Purchase Payments	—	—	637	866
Transfers Between Funds or (to) from General Account	(92)	72	(3,315)	(16,925)
Surrenders and Terminations	(8)	(2)	(31,496)	(33,325)
Rescissions	—	—	(1)	(23)
Bonus (Recapture)	—	—	12	8
Contract Maintenance Charge	—	—	(80)	(87)
Rider Charge	—	—	(3,430)	(4,049)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(100)	70	(37,673)	(53,535)
Increase (Decrease) in Net Assets	(97)	67	(7,762)	(79,112)
Net Assets at Beginning of Period	97	30	315,960	395,072
Net Assets at End of Period	$—	$97	$308,198	$315,960
Changes in Units
Issued	—	7	43	55
Redeemed	(10)	—	(2,256)	(3,256)
Net Increase (Decrease)	(10)	7	(2,213)	(3,201)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	PIMCO VIT Balanced Allocation Portfolio		PIMCO VIT CommodityRealReturn Strategy Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$545	$(142)	$971	$(22)
Realized Gains (Losses) on Investments, Net	1	10,480	(6,289)	(9,264)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	11,854	(16,016)	8,893	1,378
Net Increase (Decrease) in Net Assets From Operations	12,400	(5,678)	3,575	(7,908)
Contract Transactions-All Products
Purchase Payments	219	426	32	24
Transfers Between Funds or (to) from General Account	(1,756)	(2,204)	3,717	(1,355)
Surrenders and Terminations	(4,837)	(4,815)	(5,714)	(6,289)
Rescissions	—	(2)	—	—
Bonus (Recapture)	3	6	—	—
Contract Maintenance Charge	(18)	(19)	(12)	(13)
Rider Charge	(1,060)	(1,159)	(45)	(66)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(7,449)	(7,767)	(2,022)	(7,699)
Increase (Decrease) in Net Assets	4,951	(13,445)	1,553	(15,607)
Net Assets at Beginning of Period	74,432	87,877	39,993	55,600
Net Assets at End of Period	$79,383	$74,432	$41,546	$39,993
Changes in Units
Issued	19	40	695	7
Redeemed	(682)	(762)	(1,072)	(1,329)
Net Increase (Decrease)	(663)	(722)	(377)	(1,322)

	PIMCO VIT Dynamic Bond Portfolio		PIMCO VIT Emerging Markets Bond Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$5,275	$2,692	$2,671	$2,838
Realized Gains (Losses) on Investments, Net	283	696	(856)	(2,157)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	459	(4,346)	10,647	(9,212)
Net Increase (Decrease) in Net Assets From Operations	6,017	(958)	12,462	(8,531)
Contract Transactions-All Products
Purchase Payments	79	104	47	59
Transfers Between Funds or (to) from General Account	5,509	(9,000)	(2,890)	552
Surrenders and Terminations	(24,281)	(20,180)	(19,389)	(23,967)
Rescissions	(2)	—	(1)	—
Bonus (Recapture)	—	1	—	—
Contract Maintenance Charge	(39)	(43)	(26)	(29)
Rider Charge	(2,088)	(2,483)	(917)	(1,158)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(20,822)	(31,601)	(23,176)	(24,543)
Increase (Decrease) in Net Assets	(14,805)	(32,559)	(10,714)	(33,074)
Net Assets at Beginning of Period	187,198	219,757	105,980	139,054
Net Assets at End of Period	$172,393	$187,198	$95,266	$105,980
Changes in Units
Issued	513	10	3	26
Redeemed	(2,447)	(2,982)	(1,242)	(1,421)
Net Increase (Decrease)	(1,934)	(2,972)	(1,239)	(1,395)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)		PIMCO VIT Global Core Bond (Hedged) Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$293	$2,698	$604	$111
Realized Gains (Losses) on Investments, Net	(1,399)	(950)	581	(437)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	3,294	(5,591)	4,624	(224)
Net Increase (Decrease) in Net Assets From Operations	2,188	(3,843)	5,809	(550)
Contract Transactions-All Products
Purchase Payments	12	27	470	1,277
Transfers Between Funds or (to) from General Account	1,492	(1,211)	837	11,894
Surrenders and Terminations	(7,560)	(10,601)	(18,826)	(10,371)
Rescissions	—	—	—	—
Bonus (Recapture)	—	1	6	21
Contract Maintenance Charge	(16)	(18)	(23)	(24)
Rider Charge	(336)	(429)	(1,088)	(1,251)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(6,408)	(12,231)	(18,624)	1,546
Increase (Decrease) in Net Assets	(4,220)	(16,074)	(12,815)	996
Net Assets at Beginning of Period	55,781	71,855	98,630	97,634
Net Assets at End of Period	$51,561	$55,781	$85,815	$98,630
Changes in Units
Issued	122	3	143	1,415
Redeemed	(637)	(961)	(2,034)	(1,228)
Net Increase (Decrease)	(515)	(958)	(1,891)	187

	PIMCO VIT Global Managed Asset Allocation Portfolio		PIMCO VIT High Yield Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$647	$23	$19,634	$23,010
Realized Gains (Losses) on Investments, Net	(494)	12,402	(490)	(2,846)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	19,029	(22,840)	52,496	(47,202)
Net Increase (Decrease) in Net Assets From Operations	19,182	(10,415)	71,640	(27,038)
Contract Transactions-All Products
Purchase Payments	196	213	325	753
Transfers Between Funds or (to) from General Account	(4,151)	(7,850)	(5,464)	(14,788)
Surrenders and Terminations	(14,536)	(15,269)	(86,724)	(77,772)
Rescissions	—	(5)	(1)	(17)
Bonus (Recapture)	1	2	3	6
Contract Maintenance Charge	(37)	(41)	(136)	(149)
Rider Charge	(2,223)	(2,680)	(6,101)	(7,296)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(20,750)	(25,630)	(98,098)	(99,263)
Increase (Decrease) in Net Assets	(1,568)	(36,045)	(26,458)	(126,301)
Net Assets at Beginning of Period	134,729	170,774	586,686	712,987
Net Assets at End of Period	$133,161	$134,729	$560,228	$586,686
Changes in Units
Issued	16	18	17	37
Redeemed	(1,734)	(2,189)	(4,245)	(4,595)
Net Increase (Decrease)	(1,718)	(2,171)	(4,228)	(4,558)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	PIMCO VIT Long-Term U.S. Government Portfolio		PIMCO VIT Low Duration Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$11	$4	$190	$41
Realized Gains (Losses) on Investments, Net	79	(76)	(1)	(15)
Net Change in Unrealized Appreciation
(Depreciation) on Investments	82	1	85	(20)
Net Increase (Decrease) in Net Assets From Operations	172	(71)	274	6
Contract Transactions-All Products
Purchase Payments	139	13	16	74
Transfers Between Funds or (to) from General Account	5,321	577	3,373	3,455
Surrenders and Terminations	(1,274)	(66)	(417)	(337)
Rescissions	(6)	—	—	—
Bonus (Recapture)	7	1	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	(21)	(4)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	4,166	521	2,972	3,192
Increase (Decrease) in Net Assets	4,338	450	3,246	3,198
Net Assets at Beginning of Period	774	324	5,415	2,217
Net Assets at End of Period	$5,112	$774	$8,661	$5,415
Changes in Units
Issued	196	21	180	190
Redeemed	(50)	(3)	(23)	(18)
Net Increase (Decrease)	146	18	157	172

	PIMCO VIT Real Return Portfolio		PIMCO VIT StocksPLUS Global Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$(180)	$2,622	$(1,145)	$(1,348)
Realized Gains (Losses) on Investments, Net	(3,885)	(7,054)	(6,434)	34,083
Net Change in Unrealized Appreciation
(Depreciation) on Investments	23,687	(9,398)	60,145	(65,109)
Net Increase (Decrease) in Net Assets From Operations	19,622	(13,830)	52,566	(32,374)
Contract Transactions-All Products
Purchase Payments	349	507	281	879
Transfers Between Funds or (to) from General Account	2,834	(8,037)	(914)	(9,414)
Surrenders and Terminations	(46,532)	(43,561)	(26,808)	(31,727)
Rescissions	(3)	(1)	(3)	—
Bonus (Recapture)	5	6	1	1
Contract Maintenance Charge	(86)	(94)	(57)	(63)
Rider Charge	(2,835)	(3,442)	(113)	(149)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(46,268)	(54,622)	(27,613)	(40,473)
Increase (Decrease) in Net Assets	(26,646)	(68,452)	24,953	(72,847)
Net Assets at Beginning of Period	311,183	379,635	219,308	292,155
Net Assets at End of Period	$284,537	$311,183	$244,261	$219,308
Changes in Units
Issued	205	42	66	236
Redeemed	(3,342)	(3,875)	(2,232)	(3,302)
Net Increase (Decrease)	(3,137)	(3,833)	(2,166)	(3,066)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	PIMCO VIT Total Return Portfolio		QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$11,257	$7,527	$3	$2
Realized Gains (Losses) on Investments, Net	(3,047)	2,542	—	—
Net Change in Unrealized Appreciation
(Depreciation) on Investments	47,501	(33,339)	26	(17)
Net Increase (Decrease) in Net Assets From Operations	55,711	(23,270)	29	(15)
Contract Transactions-All Products
Purchase Payments	2,903	3,848	—	8
Transfers Between Funds or (to) from General Account	27,925	14,905	13	144
Surrenders and Terminations	(124,253)	(122,687)	(13)	(3)
Rescissions	(80)	(154)	—	—
Bonus (Recapture)	25	52	—	—
Contract Maintenance Charge	(228)	(245)	—	—
Rider Charge	(7,458)	(8,717)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(101,166)	(112,998)	—	149
Increase (Decrease) in Net Assets	(45,455)	(136,268)	29	134
Net Assets at Beginning of Period	881,868	1,018,136	199	65
Net Assets at End of Period	$836,413	$881,868	$228	$199
Changes in Units
Issued	1,479	923	1	11
Redeemed	(6,542)	(6,844)	(1)	(1)
Net Increase (Decrease)	(5,063)	(5,921)	—	10

	RCM Dynamic Multi-Asset Plus VIT Portfolio		T. Rowe Price Blue Chip Growth Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$6	$(11)	$(17)	$(10)
Realized Gains (Losses) on Investments, Net	438	269	486	261
Net Change in Unrealized Appreciation
(Depreciation) on Investments	2,385	(1,951)	732	(210)
Net Increase (Decrease) in Net Assets From Operations	2,829	(1,693)	1,201	41
Contract Transactions-All Products
Purchase Payments	909	1,618	—	9
Transfers Between Funds or (to) from General Account	(4,192)	2,728	2,501	174
Surrenders and Terminations	(1,092)	(1,241)	(808)	—
Rescissions	(51)	(58)	—	—
Bonus (Recapture)	5	12	—	—
Contract Maintenance Charge	(4)	(4)	—	—
Rider Charge	(313)	(362)	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(4,738)	2,693	1,693	183
Increase (Decrease) in Net Assets	(1,909)	1,000	2,894	224
Net Assets at Beginning of Period	21,702	20,702	2,919	2,695
Net Assets at End of Period	$19,793	$21,702	$5,813	$2,919
Changes in Units
Issued	86	423	58	4
Redeemed	(537)	(158)	(17)	—
Net Increase (Decrease)	(451)	265	41	4

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	T. Rowe Price Equity Income Portfolio		T. Rowe Price Health Sciences Portfolio
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$24	$23	$(3)	$(4)
Realized Gains (Losses) on Investments, Net	64	145	97	109
Net Change in Unrealized Appreciation
(Depreciation) on Investments	241	(327)	193	(87)
Net Increase (Decrease) in Net Assets From Operations	329	(159)	287	18
Contract Transactions-All Products
Purchase Payments	—	—	—	—
Transfers Between Funds or (to) from General Account	(300)	80	(58)	(104)
Surrenders and Terminations	(147)	(111)	(148)	(34)
Rescissions	—	—	—	—
Bonus (Recapture)	—	—	—	—
Contract Maintenance Charge	—	—	—	—
Rider Charge	—	—	—	—
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(447)	(31)	(206)	(138)
Increase (Decrease) in Net Assets	(118)	(190)	81	(120)
Net Assets at Beginning of Period	1,438	1,628	1,113	1,233
Net Assets at End of Period	$1,320	$1,438	$1,194	$1,113
Changes in Units
Issued	—	3	—	—
Redeemed	(15)	(4)	(3)	(1)
Net Increase (Decrease)	(15)	(1)	(3)	(1)

	Templeton Global Bond VIP Fund		Templeton Growth VIP Fund
	2019	2018	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$32,257	$(10,911)	$2,191	$471
Realized Gains (Losses) on Investments, Net	(7,918)	(9,935)	39,212	32,001
Net Change in Unrealized Appreciation
(Depreciation) on Investments	(21,174)	23,319	(13,313)	(78,784)
Net Increase (Decrease) in Net Assets From Operations	3,165	2,473	28,090	(46,312)
Contract Transactions-All Products
Purchase Payments	464	695	168	352
Transfers Between Funds or (to) from General Account	33,272	(15,483)	9,401	(14,030)
Surrenders and Terminations	(91,356)	(80,859)	(28,400)	(35,289)
Rescissions	—	(3)	—	—
Bonus (Recapture)	6	6	—	(1)
Contract Maintenance Charge	(158)	(175)	(70)	(81)
Rider Charge	(6,393)	(7,889)	(301)	(402)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(64,165)	(103,708)	(19,202)	(49,451)
Increase (Decrease) in Net Assets	(61,000)	(101,235)	8,888	(95,763)
Net Assets at Beginning of Period	616,889	718,124	224,433	320,196
Net Assets at End of Period	$555,889	$616,889	$233,321	$224,433
Changes in Units
Issued	738	25	401	195
Redeemed	(2,129)	(2,333)	(1,277)	(1,894)
Net Increase (Decrease)	(1,391)	(2,308)	(876)	(1,699)

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statements of Changes in Net Assets
For the years or periods ended December 31, 2019 and 2018
(In thousands)

	Total All Funds
	2019	2018
Increase (Decrease) in Net Assets:
Operations:
Investment Income (Loss), Net	$147,413	$(22,799)
Realized Gains (Losses) on Investments, Net	958,614	1,145,248
Net Change in Unrealized Appreciation
(Depreciation) on Investments	2,178,352	(2,744,045)
Net Increase (Decrease) in Net Assets From Operations	3,284,379	(1,621,596)
Contract Transactions-All Products
Purchase Payments	1,017,329	649,956
Transfers Between Funds or (to) from General Account	(548,300)	(603,587)
Surrenders and Terminations	(2,537,963)	(2,544,226)
Rescissions	(11,095)	(5,806)
Bonus (Recapture)	1,562	1,413
Contract Maintenance Charge	(4,797)	(5,156)
Rider Charge	(188,686)	(214,013)
Net Increase (Decrease) in Net Assets Resulting
From Contract Transactions	(2,271,950)	(2,721,419)
Increase (Decrease) in Net Assets	1,012,429	(4,343,015)
Net Assets at Beginning of Period	21,583,002	25,926,017
Net Assets at End of Period	$22,595,431	$21,583,002
Changes in Units
Issued	96,804	71,172
Redeemed	(230,189)	(225,785)
Net Increase (Decrease)	(133,385)	(154,613)

(A)	Fund terminated in 2019. See Footnote 1 for further details.
(B)	Fund terminated in 2018. See Footnote 1 for further details.

See accompanying notes to financial statements

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

(1) Organization
Allianz Life Variable Account B (Variable Account) is a segregated investment account of Allianz Life Insurance Company of North America (Allianz Life) and is registered with the Securities and Exchange Commission as a unit investment trust pursuant to the provisions of the Investment Company Act of 1940 (as amended). Allianz Life applies the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) guidance of Topic 946, Financial Services - Investment Companies. The Variable Account was established on May 31, 1985, and commenced operations January 24, 1989. Accordingly, it is an accounting entity wherein all segregated account transactions are reflected.
The Variable Account's assets are the property of Allianz Life and are held for the benefit of the owners and other persons entitled to payments under variable annuity contracts issued through the Variable Account and underwritten by Allianz Life. The assets of the Variable Account are equal to the reserves and other liabilities of the Variable Account. These assets are not chargeable with liabilities that arise from any other business Allianz Life may conduct. Allianz Life products offered under the Variable Account are listed below. The products denoted with an asterisk are actively being marketed.

•	Allianz Alterity

•	Allianz Charter

•	Allianz Connections*

•	Allianz Custom Income

•	Allianz Dimensions

•	Allianz Elite

•	Allianz High Five

•	Allianz Index Advantage*

•	Allianz Retirement Advantage

•	Allianz Retirement Pro

•	Allianz Rewards

•	Allianz Valuemark

•	Allianz Vision*
The Variable Account's subaccounts are invested, at net asset values, in one or more of the funds (investment options) in accordance with the selection made by the contractholder. The contractholder may have the option to invest in the fixed account or other index options in the General Account, based on the product features. The liabilities of the fixed account are included in the General Account, which is not registered as an investment company under the 1940 Act. Not all funds listed are available for all products. Some funds have been closed to accepting new money. Generally, each multiple-class fund is presented on an aggregate basis. When mergers occur, the fund will generally be presented separately by class, to disclose which class received additional money. The funds and investment advisers are:

Fund	Investment Adviser
AZL Balanced Index Strategy Fund *†	Allianz Investment Management, LLC
AZL DFA Five-Year Global Fixed Income Fund *†	Allianz Investment Management, LLC
AZL DFA Multi-Strategy Fund *†	Allianz Investment Management, LLC
AZL Enhanced Bond Index Fund *†	Allianz Investment Management, LLC
AZL Fidelity Institutional Asset Management Multi-Strategy Fund *†	Allianz Investment Management, LLC
AZL Fidelity Institutional Asset Management Total Bond Fund Class 1 †	Allianz Investment Management, LLC
AZL Fidelity Institutional Asset Management Total Bond Fund Class 2 *†	Allianz Investment Management, LLC
AZL Gateway Fund *†	Allianz Investment Management, LLC
AZL Government Money Market Fund *†	Allianz Investment Management, LLC
AZL International Index Fund Class 1 †	Allianz Investment Management, LLC
AZL International Index Fund Class 2 *†	Allianz Investment Management, LLC
AZL MetWest Total Return Bond Fund *†	Allianz Investment Management, LLC
AZL Mid Cap Index Fund Class 1 †	Allianz Investment Management, LLC
AZL Mid Cap Index Fund Class 2 *†	Allianz Investment Management, LLC
AZL Moderate Index Strategy Fund *†	Allianz Investment Management, LLC
AZL Morgan Stanley Global Real Estate Fund Class 1 †	Allianz Investment Management, LLC

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

Fund	Investment Adviser
AZL Morgan Stanley Global Real Estate Fund Class 2 *†	Allianz Investment Management, LLC
AZL MSCI Emerging Markets Equity Index Class 1 †	Allianz Investment Management, LLC
AZL MSCI Emerging Markets Equity Index Class 2 *†	Allianz Investment Management, LLC
AZL MSCI Global Equity Index Fund *†	Allianz Investment Management, LLC
AZL MVP Balanced Index Strategy Fund *†	Allianz Investment Management, LLC
AZL MVP DFA Multi-Strategy Fund *†	Allianz Investment Management, LLC
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund *†	Allianz Investment Management, LLC
AZL MVP Fusion Dynamic Balanced Fund *†	Allianz Investment Management, LLC
AZL MVP Fusion Dynamic Conservative Fund *†	Allianz Investment Management, LLC
AZL MVP Fusion Dynamic Moderate Fund *†	Allianz Investment Management, LLC
AZL MVP Global Balanced Index Strategy Fund *†	Allianz Investment Management, LLC
AZL MVP Growth Index Strategy Fund *†	Allianz Investment Management, LLC
AZL MVP Moderate Index Strategy Fund *†	Allianz Investment Management, LLC
AZL MVP T. Rowe Price Capital Appreciation Plus Fund *†	Allianz Investment Management, LLC
AZL Russell 1000 Growth Index Fund Class 1 †	Allianz Investment Management, LLC
AZL Russell 1000 Growth Index Fund Class 2 *†	Allianz Investment Management, LLC
AZL Russell 1000 Value Index Fund Class 1 †	Allianz Investment Management, LLC
AZL Russell 1000 Value Index Fund Class 2 *†	Allianz Investment Management, LLC
AZL S&P 500 Index Fund *†	Allianz Investment Management, LLC
AZL Small Cap Stock Index Fund Class 1 †	Allianz Investment Management, LLC
AZL Small Cap Stock Index Fund Class 2 *†	Allianz Investment Management, LLC
AZL T. Rowe Price Capital Appreciation Fund *†	Allianz Investment Management, LLC
BlackRock Equity Dividend V.I. Fund *	BlackRock Advisors, LLC
BlackRock Global Allocation V.I. Fund *	BlackRock Advisors, LLC
BNY Mellon VIF Appreciation Portfolio *	BNY Mellon Investment Adviser, Inc
ClearBridge Variable Aggressive Growth Portfolio	Legg Mason Partners Fund Advisor, LLC
Columbia Variable Portfolio – Seligman Global Technology Fund	Columbia Management Investment Advisors, LLC
Davis VA Financial Portfolio	Davis Selected Advisers, L.P.
Davis VA Real Estate Portfolio	Davis Selected Advisers, L.P.
Eaton Vance VT Floating-Rate Income Fund *	Eaton Vance Management
Fidelity VIP Emerging Markets Portfolio	Fidelity Management & Research Company
Fidelity VIP FundsManager 50% Portfolio	FMR Co., Inc.
Fidelity VIP FundsManager 60% Portfolio	FMR Co., Inc.
Fidelity VIP Mid Cap Portfolio	Fidelity Management & Research Company
Fidelity VIP Strategic Income Portfolio	Fidelity Management & Research Company
Franklin Allocation VIP Fund *	Franklin Templeton Services, LLC
Franklin Income VIP Fund *	Franklin Advisers, Inc.
Franklin Mutual Shares VIP Fund *	Franklin Mutual Advisers, LLC
Franklin Rising Dividends VIP Fund *	Franklin Advisers, Inc.
Franklin Strategic Income VIP Fund *	Franklin Advisers, Inc.

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

Fund	Investment Adviser
Franklin U.S. Government Securities VIP Fund *	Franklin Advisers, Inc.
Invesco Oppenheimer V.I. Global Strategic Income Fund	Invesco Advisors, Inc.
Invesco Oppenheimer V.I. International Growth Fund *	Invesco Advisors, Inc.
Invesco V.I. American Value Fund *	Invesco Advisors, Inc.
Invesco V.I. Balanced-Risk Allocation Fund *	Invesco Advisors, Inc.
Ivy VIP Asset Strategy Portfolio *	Ivy Investment Management Company
Ivy VIP Energy Portfolio *	Ivy Investment Management Company
Ivy VIP Growth Portfolio *	Ivy Investment Management Company
Ivy VIP Mid Cap Growth Portfolio *	Ivy Investment Management Company
Ivy VIP Natural Resources Portfolio *	Ivy Investment Management Company
Ivy VIP Science and Technology Portfolio *	Ivy Investment Management Company
JPMorgan Insurance Trust Core Bond Portfolio	J.P. Morgan Investment Management, Inc.
Lazard Retirement International Equity Portfolio *	Lazard Asset Management, LLC
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio *	Lazard Asset Management, LLC
MFS International Intrinsic Value Portfolio *	Massachusetts Financial Services Company
MFS VIT Total Return Bond Portfolio *	Massachusetts Financial Services Company
MFS VIT Utilities Portfolio *	Massachusetts Financial Services Company
PIMCO VIT All Asset Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Balanced Allocation Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT CommodityRealReturn Strategy Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Dynamic Bond Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Emerging Markets Bond Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Global Bond Opportunities Portfolio (Unhedged) †	Pacific Investment Management Company, LLC
PIMCO VIT Global Core Bond (Hedged) Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Global Managed Asset Allocation Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT High Yield Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Long-Term U.S. Government Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Low Duration Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Real Return Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT StocksPLUS Global Portfolio †	Pacific Investment Management Company, LLC
PIMCO VIT Total Return Portfolio †	Pacific Investment Management Company, LLC
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	Legg Mason Partners Fund Advisor, LLC
RCM Dynamic Multi-Asset Plus VIT Portfolio *†	Allianz Global Investors U.S., LLC
T. Rowe Price Blue Chip Growth Portfolio *	T. Rowe Price Associates, Inc.
T. Rowe Price Equity Income Portfolio *	T. Rowe Price Associates, Inc.
T. Rowe Price Health Sciences Portfolio *	T. Rowe Price Associates, Inc.
Templeton Global Bond VIP Fund *	Franklin Advisors, Inc.
Templeton Growth VIP Fund *	Templeton Global Advisors Limited

*	Fund contains share classes which assess 12b-1 fees.
†	The investment adviser of this fund is an affiliate of Allianz Life and is paid an investment management fee by the fund.

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

During the years ended December 31, 2019 and 2018, the following funds changed their name:

Prior Fund Name	Current Fund Name	Effective Date
AZL MVP Pyramis Multi-Strategy Fund	AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund	April 20, 2018
AZL Pyramis Multi-Strategy Fund	AZL Fidelity Institutional Asset Management Multi-Strategy Fund	April 20, 2018
AZL Pyramis Total Bond Fund Class 1	AZL Fidelity Institutional Asset Management Total Bond Fund Class 1	April 20, 2018
AZL Pyramis Total Bond Fund Class 2	AZL Fidelity Institutional Asset Management Total Bond Fund Class 2	April 20, 2018
PIMCO VIT Global Bond Portfolio	PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)	July 30, 2018
PIMCO VIT Unconstrained Bond Portfolio	PIMCO VIT Dynamic Bond Portfolio	July 30, 2018
Franklin Founding Funds Allocation VIP Fund	Franklin Allocation VIP Fund	May 1, 2019
Oppenheimer Global Strategic Income Fund/VA	Invesco Oppenheimer V.I. Global Strategic Income Fund	May 24, 2019
Oppenheimer International Growth Fund/VA	Invesco Oppenheimer V.I. International Growth Fund	May 24, 2019
MFS VIT II International Value Portfolio	MFS International Intrinsic Value Portfolio	June 1, 2019
Dreyfus VIF Appreciation Portfolio	BNY Mellon VIF Appreciation Portfolio	June 3, 2019
PIMCO VIT Global Multi‐Asset Managed Allocation Portfolio	PIMCO VIT Global Managed Asset Allocation Portfolio	October 1, 2019
AZL MVP BlackRock Global Strategy Plus Fund	AZL MVP Global Balanced Index Strategy Fund	November 18, 2019
During the years ended December 31, 2019 and 2018, the following funds were closed to new money:

Fund	Date Closed
Allianz NFJ Dividend Value VIT Portfolio	April 20, 2018
Oppenheimer Global Multi-Alternatives Fund/VA	April 29, 2019
During the years ended December 31, 2019 and 2018, no funds were added as available options.
During the years ended December 31, 2019 and 2018, the following funds were merged or replaced:

Closed Fund	Receiving Fund	Date Merged
Allianz NFJ Dividend Value VIT Portfolio	AZL Russell 1000 Value Index Fund Class 2	April 20, 2018
Oppenheimer Global Multi-Alternatives Fund/VA	AZL Government Money Market Fund	April 29, 2019

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

(2) Significant Accounting Policies
Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Investment transactions are recorded by the Variable Account on the trade date. Investments of the Variable Account are valued each day the markets are open at fair value using net asset values provided by the investment advisers of the funds after the 4 PM Eastern Standard Time market close.

The Fair Value Measurement Topic of the FASB ASC establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 - Unadjusted quoted prices for identical assets or liabilities in active markets that the Variable Account has the ability to access at the measurement date.

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a) Quoted prices for similar assets or liabilities in active markets.
(b) Quoted prices for identical or similar assets or liabilities in markets that are not active.
(c) Inputs other than quoted prices that are observable.
(d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Variable Account’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. As of December 31, 2019, all of the Variable Account’s investments are in funds for which quoted prices are available in an active market which the Variable Account has the ability to access. Therefore, all investments have been categorized as Level 1. The characterization of the underlying securities held by the funds are accounted for on a trade-date basis and are in accordance with the Fair Value Measurements and Disclosures topic of the FASB ASC, which differs from the characterization of an investment in the fund.

Realized gains on investments include realized gain distributions received from the respective funds and gains on the sale of fund shares as determined by the average cost method. Realized gain distributions are reinvested in the respective funds. Dividend distributions received from the funds are reinvested in additional shares of the funds and are recorded as income to the Variable Account on the ex-dividend date.

The cost of investments sold and the corresponding capital gains and losses are determined on a specific identification basis. Net investment income (loss) and net realized gains (losses) and unrealized appreciation (depreciation) on investments are allocated to the contracts on each valuation date based on each contract's pro rata share of the assets of the fund as of the beginning of the valuation date.

Transfers between subaccounts including the fixed account (net) include transfers of all or part of the contract owners' interest to or from another eligible subaccount from or to the fixed account option of the general account of the Company.

Contracts in Annuity Payment Period

Annuity reserves are computed for currently payable contracts according to the 1983 and 2000 Individual Annuity Mortality Tables using an assumed investment return (AIR) equal to the AIR of the specific contracts, either 3%, 5% or 7%. Charges to annuity reserves for mortality and risk expense are reimbursed to Allianz Life if the reserves required are less than originally estimated. If additional reserves are required, Allianz Life reimburses the Variable Account.

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

(3) Related Party Charges, Expenses and Fees
Under the terms of the contracts, certain charges, expenses and fees are incurred by the contractholders to cover Allianz Life’s expenses in connection with the issuance and administration of the contracts. Following is a summary of these charges, expenses and fees for the period ended December 31, 2019:

Mortality and Expense Risk Charges
Allianz Life assumes mortality and expense risks related to the operations of the Variable Account. These charges range from 0.30% to 3.40% annually during the accumulation phase, or from 1.00% to 2.20% annually during the annuity phase for variable annuity payments. These charges are deducted on a daily basis and assessed against the daily net asset value of each fund. These charges are assessed either through a reduction in subaccount accumulation unit values during the accumulation phase, or a reduction in subaccount annuity unit values during the annuity phase for contractholders that selected variable annuity payments.

Administrative Charges
A charge to cover administrative expenses of the Variable Account may be deducted from the Variable Account, depending on the contract. This annual charge of 0.15% is calculated and assessed daily as a percentage of each fund’s net asset value. This charge is assessed through a reduction in subaccount accumulation unit values during the accumulation phase, or a reduction in subaccount annuity unit values during the annuity phase for contractholders that selected variable annuity payments.

Contract Maintenance Charges
For certain contracts, an annual contract maintenance charge of $30 to $50 may be deducted to cover ongoing administrative expenses. These charges are assessed through the redemption of subaccount accumulation units during the accumulation phase, or a redemption in subaccount annuity unit values during the annuity phase if variable annuity payments are selected or a reduction in fixed annuity payments.

Withdrawal Charges
For certain contracts, a withdrawal charge (sometimes called a contingent deferred sales charge) is imposed as a percentage, with a range of 1.0% to 8.5%, of each purchase payment if the contract is surrendered or a partial withdrawal is taken during the withdrawal charge period. For certain contracts, a commutation fee or withdrawal charge may also apply during the annuity phase if there are liquidations of variable annuity payments under certain annuity options. These commutation and withdrawal charges are imposed as a percentage, with a range of 1.0% to 8.0% of the amount liquidated. These charges are assessed through the redemption of subaccount accumulation units during the accumulation phase, or a redemption in subaccount annuity units during the annuity phase.

Rider Charges
For certain contracts, optional benefit riders are available for an additional charge to the contractholder. The rider charges are imposed as a percentage of the benefit's guaranteed value and are assessed through the redemption of subaccount accumulation units during the accumulation phase. These include:

•	Investment Protector: 1.05% to 1.35%

•	Income Protector: 1.00% to 1.75%

•	Income Focus: 1.30%

•	Maximum Anniversary Value Death Benefit: 0.20%

•	Income Benefit: 0.70%

Transfer Fee
A charge for transfers between funds may be imposed at a rate of up to $25 per transfer. These charges are assessed through the redemption of subaccount units during the accumulation phase.

Other Contract Charges
For certain contracts there are additional fees, as described below.

•
Account Fee - ranges from 0.80% to 1.15% and are imposed as a percentage of the account’s guaranteed value and are assessed through the redemption of subaccount accumulation units during the accumulation phase.

•
Product Fee - ranges from 0.25% to 1.25% annually and are accrued on a daily basis as a percentage of the prior quarterly anniversary contract value adjusted for subsequent purchase payments and withdrawals. The fee is deducted from the contract value during the accumulation phase through the redemption of accumulation units.

•
Increased Annuity Payment Benefit charge - ranges from $0.95 to $9.97 per $100 of the basic annuity payment, depending on the annuitant's age and gender. The charge is assessed by a reduction in the annuity payments during the annuity phase.

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

•
Guaranteed Value Protection Benefits charge will not be more than 5% of the contract anniversary value and assessed through the redemption of subaccount accumulation units during the accumulation phase.

Additional details on charges and fees can be found in the respective product prospectus.
(4) Federal Income Taxes
Operations of the Variable Account form a part of Allianz Life, which is taxed as a life insurance company under the Internal Revenue Code (the Code). Under current law, no federal income taxes are payable with respect to the Variable Account. Under the principles set forth in Internal Revenue Service Ruling 81-225 and Section 817(h) of the Code and regulations thereunder, Allianz Life understands that it will be treated as owner of the assets invested in the Variable Account for federal income tax purposes, with the result that earnings and gains, if any, derived from those assets will not be included in an annuitant's gross income until amounts are received pursuant to an annuity.
(5) Purchases and Sales of Investments (In thousands)
The cost of purchases and proceeds from sales of investments for the year or periods ended December 31, 2019, are as follows:

	Cost of Purchases	Proceeds from Sales
AZL Balanced Index Strategy Fund	$48,057	$75,569
AZL DFA Five-Year Global Fixed Income Fund	11,459	9,608
AZL DFA Multi-Strategy Fund	70,095	156,480
AZL Enhanced Bond Index Fund	10,011	8,615
AZL Fidelity Institutional Asset Management Multi-Strategy Fund	33,693	59,314
AZL Fidelity Institutional Asset Management Total Bond Fund Class 1	3,269	3,354
AZL Fidelity Institutional Asset Management Total Bond Fund Class 2	30,350	46,767
AZL Gateway Fund	8,615	12,861
AZL Government Money Market Fund	723,541	687,209
AZL International Index Fund Class 1	5,424	13,048
AZL International Index Fund Class 2	41,599	98,524
AZL MetWest Total Return Bond Fund	5,947	5,829
AZL Mid Cap Index Fund Class 1	8,475	5,585
AZL Mid Cap Index Fund Class 2	62,524	98,448
AZL Moderate Index Strategy Fund	70,196	112,923
AZL Morgan Stanley Global Real Estate Fund Class 1	665	2,596
AZL Morgan Stanley Global Real Estate Fund Class 2	7,764	16,965
AZL MSCI Emerging Markets Equity Index Class 1	845	2,028
AZL MSCI Emerging Markets Equity Index Class 2	13,611	23,295
AZL MSCI Global Equity Index Fund	1,223	3,458
AZL MVP Balanced Index Strategy Fund	38,642	46,457
AZL MVP DFA Multi-Strategy Fund	9,094	12,156
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund	14,624	24,742
AZL MVP Fusion Dynamic Balanced Fund	91,775	153,292
AZL MVP Fusion Dynamic Conservative Fund	51,068	53,717
AZL MVP Fusion Dynamic Moderate Fund	180,592	258,757
AZL MVP Global Balanced Index Strategy Fund	29,863	80,011
AZL MVP Growth Index Strategy Fund	234,773	318,149

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	Cost of Purchases	Proceeds from Sales
AZL MVP Moderate Index Strategy Fund	$35,211	$50,557
AZL MVP T. Rowe Price Capital Appreciation Plus Fund	145,252	102,659
AZL Russell 1000 Growth Index Fund Class 1	8,433	7,215
AZL Russell 1000 Growth Index Fund Class 2	132,380	164,118
AZL Russell 1000 Value Index Fund Class 1	14,323	19,351
AZL Russell 1000 Value Index Fund Class 2	51,087	78,975
AZL S&P 500 Index Fund	94,838	188,414
AZL Small Cap Stock Index Fund Class 1	6,598	6,478
AZL Small Cap Stock Index Fund Class 2	77,157	86,571
AZL T. Rowe Price Capital Appreciation Fund	103,683	115,192
BlackRock Equity Dividend V.I. Fund	789	988
BlackRock Global Allocation V.I. Fund	81,698	219,909
BNY Mellon VIF Appreciation Portfolio	8	22
ClearBridge Variable Aggressive Growth Portfolio	34	299
Columbia Variable Portfolio – Seligman Global Technology Fund	156	177
Davis VA Financial Portfolio	5,953	8,051
Davis VA Real Estate Portfolio	11	59
Eaton Vance VT Floating-Rate Income Fund	1,700	7,797
Fidelity VIP Emerging Markets Portfolio	383	442
Fidelity VIP FundsManager 50% Portfolio	2,953	4,896
Fidelity VIP FundsManager 60% Portfolio	18,019	20,078
Fidelity VIP Mid Cap Portfolio	92	169
Fidelity VIP Strategic Income Portfolio	243	547
Franklin Allocation VIP Fund	16,389	18,231
Franklin Income VIP Fund	109,183	165,719
Franklin Mutual Shares VIP Fund	65,143	74,576
Franklin Rising Dividends VIP Fund	40,271	34,399
Franklin Strategic Income VIP Fund	43	173
Franklin U.S. Government Securities VIP Fund	15,270	40,737
Invesco Oppenheimer V.I. Global Strategic Income Fund	251	386
Invesco Oppenheimer V.I. International Growth Fund	176	915
Invesco V.I. American Value Fund	442	294
Invesco V.I. Balanced-Risk Allocation Fund	1	639
Ivy VIP Asset Strategy Portfolio	52	120
Ivy VIP Energy Portfolio	30	208
Ivy VIP Growth Portfolio	87	123
Ivy VIP Mid Cap Growth Portfolio	250	27
Ivy VIP Natural Resources Portfolio	6	12
Ivy VIP Science and Technology Portfolio	138	512
JPMorgan Insurance Trust Core Bond Portfolio	5,722	4,646

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	Cost of Purchases	Proceeds from Sales
Lazard Retirement International Equity Portfolio	$1	$10
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio	2,346	1,998
MFS International Intrinsic Value Portfolio	219	281
MFS VIT Total Return Bond Portfolio	9,940	8,452
MFS VIT Utilities Portfolio	2,506	2,340
Oppenheimer Global Multi-Alternatives Fund/VA	1	100
PIMCO VIT All Asset Portfolio	18,969	52,979
PIMCO VIT Balanced Allocation Portfolio	3,158	10,062
PIMCO VIT CommodityRealReturn Strategy Portfolio	8,084	9,134
PIMCO VIT Dynamic Bond Portfolio	15,132	30,680
PIMCO VIT Emerging Markets Bond Portfolio	7,720	28,224
PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)	4,905	11,020
PIMCO VIT Global Core Bond (Hedged) Portfolio	14,250	32,270
PIMCO VIT Global Managed Asset Allocation Portfolio	3,821	23,924
PIMCO VIT High Yield Portfolio	39,831	118,296
PIMCO VIT Long-Term U.S. Government Portfolio	7,480	3,304
PIMCO VIT Low Duration Portfolio	6,878	3,716
PIMCO VIT Real Return Portfolio	16,299	62,746
PIMCO VIT StocksPLUS Global Portfolio	16,785	45,543
PIMCO VIT Total Return Portfolio	91,223	181,132
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	17	13
RCM Dynamic Multi-Asset Plus VIT Portfolio	3,311	7,568
T. Rowe Price Blue Chip Growth Portfolio	3,263	1,434
T. Rowe Price Equity Income Portfolio	124	467
T. Rowe Price Health Sciences Portfolio	68	225
Templeton Global Bond VIP Fund	67,996	99,905
Templeton Growth VIP Fund	74,479	47,556

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

(6) Financial Highlights
A summary of units outstanding (in thousands), unit values, net assets (in thousands), ratios, and total returns for variable annuity contracts is as follows:

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL Balanced Index Strategy Fund
2019	22,526	$14.35	to	$17.87	$370,836	2.26%	1.00%	to	3.40%	13.38%	to	15.91%
2018	25,146	$12.65	to	$15.42	$360,374	0.93%	1.00%	to	3.40%	(7.53)%	to	(5.46)%
2017	27,352	$13.67	to	$16.31	$418,424	2.22%	1.00%	to	3.40%	7.84%	to	10.24%
2016	29,183	$12.67	to	$14.79	$408,248	2.70%	1.00%	to	3.40%	3.24%	to	5.54%
2015	30,030	$12.38	to	$14.02	$401,551	1.04%	1.00%	to	3.40%	(3.29)%	to	(1.13)%
AZL DFA Five-Year Global Fixed Income Fund
2019	1,487	$9.36	to	$10.73	$14,680	5.90%	—%	to	3.40%	0.54%	to	3.50%
2018	1,360	$9.30	to	$10.25	$13,192	0.70%	—%	to	3.40%	(1.79)%	to	0.86%
2017⁴	351	$9.50	to	$9.93	$3,447	—%	—%	to	3.40%	(0.96)%	to	(0.63)%
AZL DFA Multi-Strategy Fund
2019	48,075	$16.04	to	$19.99	$892,959	1.05%	1.00%	to	3.40%	12.73%	to	15.25%
2018	54,537	$14.22	to	$17.34	$885,699	1.16%	1.00%	to	3.40%	(9.02)%	to	(6.98)%
2017	62,328	$15.63	to	$18.64	$1,097,107	0.76%	1.00%	to	3.40%	8.99%	to	11.41%
2016	68,080	$14.33	to	$16.78	$1,083,839	—%	1.00%	to	3.40%	5.72%	to	8.08%
2015	76,962	$13.55	to	$15.85	$1,141,766	1.19%	1.00%	to	3.40%	(3.94)%	to	(1.80)%
AZL Enhanced Bond Index Fund
2019	2,250	$11.25	to	$12.30	$26,772	2.59%	1.15%	to	2.05%	6.23%	to	7.15%
2018	2,156	$10.59	to	$11.48	$24,013	2.16%	1.15%	to	2.05%	(2.56)%	to	(1.72)%
2017	1,986	$10.86	to	$11.68	$22,581	0.87%	1.15%	to	2.05%	0.97%	to	1.84%
2016	2,189	$10.72	to	$11.47	$24,543	2.23%	1.15%	to	2.05%	0.21%	to	1.12%
2015	881	$10.70	to	$11.34	$9,795	2.56%	1.15%	to	2.05%	(1.80)%	to	(0.90)%
AZL Fidelity Institutional Asset Management Multi-Strategy Fund
2019	17,127	$14.07	to	$22.13	$281,339	2.37%	0.30%	to	3.40%	13.41%	to	16.92%
2018	19,593	$12.40	to	$19.48	$279,543	2.24%	0.30%	to	3.40%	(5.22)%	to	(2.32)%
2017	22,719	$13.08	to	$20.54	$337,012	—%	0.30%	to	3.40%	7.52%	to	10.78%
2016	26,102	$12.17	to	$19.08	$354,464	1.44%	0.30%	to	3.40%	3.06%	to	6.20%
2015	30,947	$11.81	to	$18.50	$401,045	4.04%	0.30%	to	3.40%	(8.53)%	to	(5.75)%
AZL Fidelity Institutional Asset Management Total Bond Fund Class 1
2019	2,148	$10.42	to	$10.69	$20,543	3.36%	1.40%	to	2.20%	8.16%	to	9.03%
2018	2,200	$9.63	to	$9.80	$19,278	3.14%	1.40%	to	2.20%	(3.17)%	to	(2.39)%
2017	2,396	$9.95	to	$10.04	$21,481	2.45%	1.40%	to	2.20%	2.28%	to	3.10%
2016²	2,654	$9.72	to	$9.74	$23,265	—%	1.40%	to	2.20%	(2.76)%	to	(2.59)%
AZL Fidelity Institutional Asset Management Total Bond Fund Class 2
2019	15,038	$9.63	to	$12.32	$161,773	2.94%	—%	to	3.40%	6.65%	to	10.28%
2018	16,774	$9.03	to	$11.17	$166,707	2.77%	—%	to	3.40%	(4.53)%	to	(1.25)%
2017	18,913	$9.49	to	$11.32	$193,945	2.32%	—%	to	3.40%	0.90%	to	4.27%
2016	21,214	$9.38	to	$10.85	$212,292	2.20%	—%	to	3.40%	(3.08)%	to	5.19%
2015	4,399	$9.29	to	$10.18	$42,802	1.96%	0.30%	to	3.40%	(3.87)%	to	(1.19)%
AZL Gateway Fund
2019	5,468	$11.16	to	$15.13	$69,198	0.97%	—%	to	3.40%	7.23%	to	10.82%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2018	5,770	$10.39	to	$13.65	$67,026	1.23%	—%	to	3.40%	(7.76)%	to	(4.65)%
2017	6,358	$11.20	to	$14.32	$79,227	0.99%	—%	to	3.40%	6.02%	to	9.46%
2016	7,150	$10.60	to	$13.08	$82,553	1.94%	—%	to	3.40%	1.59%	to	4.84%
2015	6,956	$10.31	to	$12.48	$78,188	1.12%	—%	to	3.40%	(1.38)%	to	1.98%
AZL Government Money Market Fund
2019	47,890	$6.63	to	$13.07	$466,646	1.37%	—%	to	3.40%	(1.90)%	to	1.39%
2018	46,559	$6.76	to	$12.89	$430,314	1.00%	—%	to	3.40%	(2.28)%	to	1.01%
2017	50,262	$6.91	to	$12.76	$463,873	0.04%	—%	to	3.40%	(3.19)%	to	0.05%
2016	65,690	$7.42	to	$12.76	$618,130	—%	—%	to	3.40%	(3.14)%	to	0.01%
2015	69,828	$7.66	to	$12.76	$661,395	—%	—%	to	3.40%	(3.14)%	to	0.01%
AZL International Index Fund Class 1
2019	8,028	$12.11	to	$12.73	$100,779	3.66%	1.15%	to	2.70%	18.43%	to	20.28%
2018	8,927	$10.23	to	$10.59	$93,602	3.99%	1.15%	to	2.70%	(16.11)%	to	(14.79)%
2017	10,154	$12.19	to	$12.43	$125,461	1.31%	1.15%	to	2.70%	21.80%	to	23.69%
2016²	11,655	$10.01	to	$10.04	$117,030	—%	1.15%	to	2.70%	0.12%	to	0.45%
AZL International Index Fund Class 2
2019	35,569	$11.31	to	$18.59	$442,769	2.26%	—%	to	3.40%	17.44%	to	21.44%
2018	40,672	$9.63	to	$15.49	$426,442	2.60%	—%	to	3.40%	(16.89)%	to	(14.04)%
2017	46,614	$11.58	to	$18.23	$581,653	0.90%	—%	to	3.40%	20.67%	to	24.77%
2016	52,352	$9.59	to	$14.78	$535,611	1.18%	—%	to	3.40%	(2.99)%	to	0.54%
2015	7,446	$9.88	to	$13.30	$81,043	4.03%	—%	to	3.40%	(4.64)%	to	(1.39)%
AZL MetWest Total Return Bond Fund
2019	2,669	$10.36	to	$10.83	$28,365	2.53%	1.15%	to	2.05%	6.34%	to	7.26%
2018	2,684	$9.74	to	$10.09	$26,688	1.96%	1.15%	to	2.05%	(2.20)%	to	(1.35)%
2017	2,452	$9.96	to	$10.23	$24,822	1.58%	1.15%	to	2.05%	1.10%	to	1.97%
2016	2,313	$9.84	to	$10.03	$23,040	1.26%	1.15%	to	2.05%	0.23%	to	1.14%
2015¹	958	$9.82	to	$9.92	$9,468	0.12%	1.15%	to	2.05%	(3.02)%	to	(2.43)%
AZL Mid Cap Index Fund Class 1
2019	4,205	$13.16	to	$13.53	$46,374	3.04%	1.15%	to	2.55%	22.74%	to	23.79%
2018	4,621	$10.72	to	$10.98	$41,617	2.38%	1.15%	to	2.55%	(12.95)%	to	(12.03)%
2017	5,029	$12.32	to	$12.48	$51,831	1.00%	1.15%	to	2.55%	13.56%	to	14.76%
2016²	5,539	$10.85	to	$10.87	$50,249	—%	1.15%	to	2.55%	8.49%	to	8.73%
AZL Mid Cap Index Fund Class 2
2019	20,304	$19.72	to	$34.75	$446,410	1.03%	—%	to	3.40%	21.15%	to	25.28%
2018	23,184	$16.25	to	$28.06	$415,541	0.88%	—%	to	3.40%	(14.28)%	to	(11.35)%
2017	27,603	$18.92	to	$32.02	$569,909	0.46%	—%	to	3.40%	12.05%	to	15.85%
2016	31,869	$16.85	to	$27.96	$579,168	0.66%	—%	to	3.40%	8.37%	to	19.52%
2015	9,392	$14.55	to	$21.26	$147,814	1.09%	—%	to	3.40%	(5.83)%	to	(2.67)%
AZL Moderate Index Strategy Fund
2019	27,963	$16.96	to	$27.14	$578,003	2.34%	0.30%	to	3.40%	15.39%	to	18.97%
2018	31,485	$14.69	to	$22.81	$557,352	0.96%	0.30%	to	3.40%	(8.31)%	to	(5.46)%
2017	36,691	$16.01	to	$24.13	$699,846	2.10%	0.30%	to	3.40%	9.58%	to	12.96%
2016	39,563	$14.61	to	$21.36	$679,183	1.89%	0.30%	to	3.40%	5.27%	to	8.58%
2015	46,126	$13.86	to	$19.67	$742,366	2.11%	0.30%	to	3.40%	(5.73)%	to	(2.76)%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
AZL Morgan Stanley Global Real Estate Fund Class 1
2019	1,662	$11.24	to	$11.53	$19,265	3.12%	1.40%	to	2.20%	15.95%	to	16.88%
2018	1,864	$9.69	to	$9.87	$18,502	4.30%	1.40%	to	2.20%	(9.93)%	to	(9.20)%
2017	2,149	$10.76	to	$10.87	$23,487	3.91%	1.40%	to	2.20%	7.61%	to	8.47%
2016²	2,479	$10.00	to	$10.02	$24,977	—%	1.40%	to	2.20%	0.03%	to	0.20%
AZL Morgan Stanley Global Real Estate Fund Class 2
2019	6,503	$10.79	to	$16.94	$82,830	2.58%	—%	to	3.40%	14.21%	to	18.10%
2018	7,300	$9.44	to	$14.35	$80,219	3.72%	—%	to	3.40%	(11.11)%	to	(8.07)%
2017	8,698	$10.61	to	$15.60	$106,496	3.67%	—%	to	3.40%	6.17%	to	9.72%
2016	9,807	$10.00	to	$14.22	$111,750	1.21%	—%	to	3.40%	(0.48)%	to	3.14%
2015	5,679	$10.02	to	$13.79	$64,088	3.68%	—%	to	3.40%	(4.59)%	to	(1.34)%
AZL MSCI Emerging Markets Equity Index Class 1
2019	1,622	$12.02	to	$13.30	$16,781	1.92%	1.40%	to	2.20%	14.99%	to	15.92%
2018	1,795	$10.45	to	$11.48	$16,002	1.89%	1.40%	to	2.20%	(17.16)%	to	(16.49)%
2017	1,986	$12.62	to	$13.74	$21,422	0.55%	1.40%	to	2.20%	34.00%	to	35.07%
2016	2,210	$9.42	to	$10.17	$17,737	0.89%	1.40%	to	2.20%	7.81%	to	8.68%
2015	2,600	$8.73	to	$9.36	$19,025	1.30%	1.40%	to	2.20%	(14.59)%	to	(13.91)%
AZL MSCI Emerging Markets Equity Index Class 2
2019	9,099	$9.71	to	$15.41	$105,083	1.64%	—%	to	3.40%	13.32%	to	17.18%
2018	10,178	$8.51	to	$13.15	$102,415	1.63%	—%	to	3.40%	(18.26)%	to	(15.46)%
2017	11,659	$10.34	to	$15.55	$142,017	0.40%	—%	to	3.40%	32.14%	to	36.63%
2016	12,851	$7.78	to	$11.38	$116,793	0.59%	—%	to	3.40%	6.32%	to	9.89%
2015	14,576	$7.27	to	$10.36	$123,174	0.97%	—%	to	3.40%	(15.71)%	to	(12.88)%
AZL MSCI Global Equity Index Fund
2019	296	$16.92	to	$20.42	$5,452	1.48%	0.30%	to	2.05%	24.73%	to	26.87%
2018	437	$13.57	to	$16.10	$6,337	2.12%	0.30%	to	2.05%	(10.75)%	to	(9.21)%
2017	420	$15.20	to	$17.73	$6,770	2.14%	0.30%	to	2.05%	19.77%	to	21.81%
2016	163	$12.69	to	$14.56	$2,190	2.77%	0.30%	to	2.05%	(2.89)%	to	(1.23)%
2015	153	$13.07	to	$14.74	$2,117	3.25%	0.30%	to	2.05%	(14.30)%	to	(12.83)%
AZL MVP Balanced Index Strategy Fund
2019	18,953	$13.29	to	$17.15	$289,123	2.08%	—%	to	3.40%	13.23%	to	16.92%
2018	19,962	$11.73	to	$14.67	$264,376	0.81%	—%	to	3.40%	(7.47)%	to	(4.44)%
2017	20,095	$12.68	to	$15.35	$282,458	1.87%	—%	to	3.40%	5.35%	to	11.40%
2016	21,128	$11.67	to	$13.78	$270,065	2.20%	—%	to	3.40%	3.10%	to	6.61%
2015	18,320	$11.47	to	$12.93	$223,397	0.80%	—%	to	3.40%	(5.55)%	to	2.13%
AZL MVP DFA Multi-Strategy Fund
2019	7,288	$11.50	to	$12.00	$86,188	0.93%	1.15%	to	2.05%	13.46%	to	14.49%
2018	7,624	$10.14	to	$10.48	$79,000	0.77%	1.15%	to	2.05%	(8.14)%	to	(7.30)%
2017	6,487	$11.04	to	$11.31	$72,747	0.42%	1.15%	to	2.05%	10.27%	to	11.27%
2016	4,940	$10.01	to	$10.16	$49,944	—%	1.15%	to	2.05%	6.84%	to	7.81%
2015¹	2,704	$9.37	to	$9.43	$25,429	—%	1.15%	to	2.05%	(6.31)%	to	(5.74)%
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund
2019	16,844	$13.18	to	$14.08	$231,613	3.95%	1.15%	to	2.05%	13.94%	to	14.92%
2018	18,055	$11.57	to	$12.25	$216,696	3.27%	1.15%	to	2.05%	(4.08)%	to	(3.25)%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2017	19,489	$12.06	to	$12.66	$242,510	1.32%	1.15%	to	2.05%	8.74%	to	9.67%
2016	22,392	$11.09	to	$11.55	$254,860	3.98%	1.15%	to	2.05%	(1.18)%	to	(0.33)%
2015	23,812	$11.22	to	$11.58	$272.765	1.46%	1.15%	to	2.05%	(8.07)%	to	(7.28)%
AZL MVP Fusion Dynamic Balanced Fund
2019	52,096	$13.03	to	$20.24	$841,576	2.50%	0.30%	to	3.40%	11.95%	to	15.41%
2018	58,795	$11.63	to	$17.53	$836,480	1.22%	0.30%	to	3.40%	(8.53)%	to	(5.69)%
2017	65,536	$12.71	to	$18.59	$1,004,139	1.67%	0.30%	to	3.40%	8.54%	to	11.89%
2016	72,168	$11.70	to	$16.62	$1,003,300	2.28%	0.30%	to	3.40%	2.38%	to	5.61%
2015	79,955	$11.42	to	$15.73	$1,067,933	1.32%	0.30%	to	3.40%	(5.04)%	to	(2.05)%
AZL MVP Fusion Dynamic Conservative Fund
2019	15,217	$12.89	to	$17.33	$228,175	2.42%	0.30%	to	3.40%	9.96%	to	13.20%
2018	16,017	$11.72	to	$15.31	$214,900	1.34%	0.30%	to	3.40%	(6.80)%	to	(4.04)%
2017	17,254	$12.57	to	$15.96	$244,361	1.80%	0.30%	to	3.40%	5.87%	to	8.98%
2016	19,076	$11.88	to	$14.64	$251,287	2.31%	0.30%	to	3.40%	2.00%	to	5.00%
2015	19,010	$11.69	to	$13.94	$241,855	1.38%	0.30%	to	3.40%	(3.85)%	to	(1.07)%
AZL MVP Fusion Dynamic Moderate Fund
2019	111,981	$12.97	to	$20.15	$1,815,251	2.51%	0.30%	to	3.40%	13.44%	to	16.96%
2018	123,837	$11.43	to	$17.23	$1,742,029	1.12%	0.30%	to	3.40%	(9.56)%	to	(6.74)%
2017	138,054	$12.63	to	$18.48	$2,113,272	1.56%	0.30%	to	3.40%	10.24%	to	13.64%
2016	153,140	$11.45	to	$16.26	$2,093,581	2.15%	0.30%	to	3.40%	1.22%	to	4.41%
2015	166,400	$11.30	to	$15.57	$2,210,354	1.25%	0.30%	to	3.40%	(5.39)%	to	(2.41)%
AZL MVP Global Balanced Index Strategy Fund
2019	48,772	$13.11	to	$14.09	$670,508	1.72%	1.15%	to	2.05%	13.84%	to	14.88%
2018	53,792	$11.52	to	$12.27	$645,646	1.45%	1.15%	to	2.05%	(7.70)%	to	(6.85)%
2017	56,999	$12.48	to	$13.17	$736,643	0.38%	1.15%	to	2.05%	9.19%	to	10.18%
2016	61,247	$11.43	to	$11.95	$720,554	2.65%	1.15%	to	2.05%	1.33%	to	2.26%
2015	63,758	$11.28	to	$11.69	$735,684	1.14%	1.15%	to	2.05%	(3.49)%	to	(2.61)%
AZL MVP Growth Index Strategy Fund
2019	138,335	$15.14	to	$19.78	$2,390,898	2.16%	—%	to	3.40%	16.55%	to	20.52%
2018	148,195	$12.99	to	$16.41	$2,160,089	0.82%	—%	to	3.40%	(9.55)%	to	(6.45)%
2017	149,425	$14.36	to	$17.54	$2,365,878	1.15%	—%	to	3.40%	7.96%	to	15.96%
2016	145,096	$12.81	to	$15.13	$2,013,691	1.98%	—%	to	3.40%	3.24%	to	6.80%
2015	91,257	$12.50	to	$14.17	$1,218,754	0.86%	—%	to	3.40%	(6.99)%	to	3.44%
AZL MVP Moderate Index Strategy Fund
2019	27,930	$16.13	to	$17.33	$472,411	2.13%	1.15%	to	2.05%	16.23%	to	17.29%
2018	29,910	$13.87	to	$14.78	$432,622	0.86%	1.15%	to	2.05%	(7.19)%	to	(6.34)%
2017	31,560	$14.95	to	$15.78	$488,774	1.67%	1.15%	to	2.05%	10.92%	to	11.93%
2016	33,159	$13.48	to	$14.10	$460,143	2.21%	1.15%	to	2.05%	3.30%	to	4.24%
2015	34,549	$13.05	to	$13.52	$461,305	0.50%	1.15%	to	2.05%	(5.18)%	to	(4.31)%
AZL MVP T. Rowe Price Capital Appreciation Plus Fund
2019	74,088	$15.03	to	$15.87	$1,152,403	1.84%	1.15%	to	2.05%	18.93%	to	20.01%
2018	73,504	$12.64	to	$13.22	$955,798	0.98%	1.15%	to	2.05%	(3.68)%	to	(2.80)%
2017	72,712	$13.12	to	$13.60	$975,914	1.24%	1.15%	to	2.05%	11.90%	to	12.92%
2016	67,646	$11.73	to	$12.05	$806,706	1.56%	1.15%	to	2.05%	5.44%	to	6.40%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2015	53,064	$11.12	to	$11.32	$596,732	—%	1.15%	to	2.05%	2.04%	to	2.97%
AZL Russell 1000 Growth Index Fund Class 1
2019	4,219	$16.46	to	$16.91	$53,537	1.39%	1.15%	to	2.55%	32.58%	to	33.71%
2018	4,695	$12.41	to	$12.71	$45,307	1.58%	1.15%	to	2.55%	(4.01)%	to	(2.99)%
2017	5,141	$12.93	to	$13.10	$51,623	0.39%	1.15%	to	2.55%	26.39%	to	27.72%
2016²	5,752	$10.23	to	$10.25	$45,595	—%	1.15%	to	2.55%	2.32%	to	2.55%
AZL Russell 1000 Growth Index Fund Class 2
2019	21,752	$24.35	to	$37.61	$617,780	0.75%	—%	to	3.40%	30.82%	to	35.28%
2018	25,179	$18.61	to	$27.80	$540,363	0.89%	—%	to	3.40%	(5.38)%	to	(2.14)%
2017	30,052	$19.67	to	$28.41	$674,397	0.26%	—%	to	3.40%	24.65%	to	28.89%
2016	34,351	$15.78	to	$22.04	$614,437	0.12%	—%	to	3.40%	2.04%	to	6.43%
2015	793	$17.77	to	$20.71	$14,988	1.08%	—%	to	2.05%	2.78%	to	4.86%
AZL Russell 1000 Value Index Fund Class 1
2019	12,877	$12.94	to	$13.61	$150,207	2.93%	1.15%	to	2.70%	22.77%	to	24.69%
2018	14,383	$10.54	to	$10.91	$135,319	2.75%	1.15%	to	2.70%	(10.95)%	to	(9.55)%
2017	16,153	$11.84	to	$12.06	$169,571	0.88%	1.15%	to	2.70%	10.36%	to	12.08%
2016²	18,456	$10.73	to	$10.76	$170,485	—%	1.15%	to	2.70%	7.28%	to	7.64%
AZL Russell 1000 Value Index Fund Class 2
2019	21,683	$17.56	to	$27.65	$439,080	1.93%	—%	to	3.40%	21.72%	to	25.86%
2018	24,316	$14.43	to	$21.97	$398,225	1.85%	—%	to	3.40%	(11.74)%	to	(8.72)%
2017	28,948	$16.35	to	$24.07	$530,578	0.66%	—%	to	3.40%	9.30%	to	13.02%
2016	32,904	$14.89	to	$21.30	$546,356	0.19%	—%	to	3.40%	7.03%	to	16.15%
2015	647	$15.42	to	$18.34	$10,843	1.61%	—%	to	2.05%	(6.32)%	to	(4.42)%
AZL S&P 500 Index Fund
2019	42,064	$17.08	to	$27.35	$864,709	1.52%	0.30%	to	3.40%	26.58%	to	30.50%
2018	48,216	$13.30	to	$20.96	$771,527	1.52%	0.30%	to	3.40%	(7.99)%	to	(5.13)%
2017	57,352	$14.26	to	$22.09	$985,017	0.92%	0.30%	to	3.40%	17.37%	to	21.00%
2016	66,003	$11.98	to	$18.26	$952,218	1.53%	0.30%	to	3.40%	4.83%	to	11.12%
2015	40,499	$10.96	to	$16.43	$540,347	1.94%	0.30%	to	3.40%	(2.38)%	to	0.65%
AZL Small Cap Stock Index Fund Class 1
2019	3,382	$13.21	to	$13.86	$43,271	1.58%	1.15%	to	2.70%	19.21%	to	21.02%
2018	3,788	$11.08	to	$11.45	$40,530	1.39%	1.15%	to	2.70%	(10.99)%	to	(9.64)%
2017	4,369	$12.45	to	$12.67	$52,401	0.67%	1.15%	to	2.70%	9.99%	to	11.65%
2016²	4,946	$11.31	to	$11.35	$53,646	—%	1.15%	to	2.70%	13.16%	to	13.52%
AZL Small Cap Stock Index Fund Class 2
2019	22,355	$17.72	to	$26.93	$459,446	0.92%	—%	to	3.40%	18.17%	to	22.19%
2018	24,867	$14.99	to	$22.04	$425,568	0.85%	—%	to	3.40%	(11.95)%	to	(8.93)%
2017	29,215	$17.02	to	$24.20	$562,093	0.48%	—%	to	3.40%	9.04%	to	12.74%
2016	33,643	$15.60	to	$21.46	$586,193	0.75%	—%	to	3.40%	13.03%	to	25.71%
2015	11,722	$12.82	to	$17.08	$167,013	0.99%	—%	to	3.40%	(5.66)%	to	(2.49)%
AZL T. Rowe Price Capital Appreciation Fund
2019	26,701	$18.13	to	$31.28	$580,071	2.08%	0.30%	to	3.40%	20.28%	to	24.01%
2018	28,493	$15.07	to	$25.22	$508,467	0.91%	0.30%	to	3.40%	(2.95)%	to	0.07%
2017	31,456	$15.52	to	$25.20	$574,307	1.33%	0.30%	to	3.40%	11.26%	to	14.70%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2016	31,990	$13.94	to	$21.97	$524,502	0.73%	0.30%	to	3.40%	4.29%	to	7.52%
2015	31,709	$13.36	to	$20.44	$496,178	0.55%	0.30%	to	3.40%	1.60%	to	4.75%
BlackRock Equity Dividend V.I. Fund
2019	58	$25.00	to	$25.00	$1,440	1.73%	0.30%	to	0.30%	27.08%	to	27.08%
2018	70	$19.67	to	$19.67	$1,369	1.87%	0.30%	to	0.30%	(7.69)%	to	(7.69)%
2017	49	$21.31	to	$21.31	$1,044	1.51%	0.30%	to	0.30%	16.14%	to	16.14%
2016	64	$18.35	to	$18.35	$1,173	1.62%	0.30%	to	0.30%	15.71%	to	15.71%
2015	63	$15.86	to	$15.86	$993	1.44%	0.30%	to	0.30%	(1.11)%	to	(1.11)%
BlackRock Global Allocation V.I. Fund
2019	83,597	$11.34	to	$27.64	$1,126,831	1.21%	—%	to	3.40%	13.88%	to	17.75%
2018	97,309	$9.96	to	$24.23	$1,135,560	0.81%	—%	to	3.40%	(10.64)%	to	(7.58)%
2017	112,552	$11.13	to	$27.08	$1,448,787	1.23%	—%	to	3.40%	9.97%	to	13.71%
2016	128,496	$10.12	to	$24.59	$1,481,681	1.18%	—%	to	3.40%	0.38%	to	3.80%
2015	145,546	$10.08	to	$24.45	$1,646,122	1.01%	—%	to	3.40%	(4.26)%	to	(1.00)%
BNY Mellon VIF Appreciation Portfolio
2019	2	$30.85	to	$30.85	$50	0.95%	0.30%	to	0.30%	35.37%	to	35.37%
2018	2	$22.79	to	$22.79	$55	0.95%	0.30%	to	0.30%	(7.38)%	to	(7.38)%
2017	4	$24.60	to	$24.60	$91	1.09%	0.30%	to	0.30%	26.63%	to	26.63%
2016	5	$19.43	to	$19.43	$99	1.31%	0.30%	to	0.30%	7.31%	to	7.31%
2015	10	$18.11	to	$18.11	$174	1.39%	0.30%	to	0.30%	(3.01)%	to	(3.01)%
ClearBridge Variable Aggressive Growth Portfolio
2019	44	$26.62	to	$26.62	$1,170	0.71%	0.30%	to	0.30%	24.37%	to	24.37%
2018	56	$21.41	to	$21.41	$1,200	0.38%	0.30%	to	0.30%	(8.84)%	to	(8.84)%
2017	55	$23.48	to	$23.48	$1,282	0.24%	0.30%	to	0.30%	15.64%	to	15.64%
2016	71	$20.31	to	$20.31	$1,445	0.38%	0.30%	to	0.30%	0.63%	to	0.63%
2015	95	$20.18	to	$20.18	$1,920	0.08%	0.30%	to	0.30%	(2.23)%	to	(2.23)%
Columbia Variable Portfolio – Seligman Global Technology Fund
2019	41	$26.02	to	$29.62	$1,144	—%	1.15%	to	2.55%	52.16%	to	53.15%
2018	47	$17.10	to	$19.34	$872	—%	1.15%	to	2.55%	(10.02)%	to	(9.43)%
2017	52	$19.00	to	$21.35	$1,060	—%	1.15%	to	2.55%	32.48%	to	33.34%
2016	61	$14.35	to	$16.01	$930	—%	1.15%	to	2.55%	16.96%	to	17.73%
2015	70	$12.26	to	$13.60	$908	—%	1.15%	to	2.55%	7.84%	to	8.54%
Davis VA Financial Portfolio
2019	1,894	$15.90	to	$30.50	$47,060	1.51%	1.00%	to	3.40%	21.71%	to	24.42%
2018	2,098	$13.06	to	$24.51	$42,277	1.15%	1.00%	to	3.40%	(13.63)%	to	(11.70)%
2017	2,478	$15.11	to	$27.76	$57,372	0.73%	1.00%	to	3.40%	17.49%	to	20.03%
2016	2,659	$12.86	to	$23.13	$51,650	0.97%	1.00%	to	3.40%	10.54%	to	12.94%
2015	3,086	$11.64	to	$20.48	$53,716	0.81%	1.00%	to	3.40%	(1.31)%	to	0.84%
Davis VA Real Estate Portfolio
2019	6	$44.19	to	$48.82	$266	0.98%	1.15%	to	2.55%	23.38%	to	24.00%
2018	7	$35.82	to	$39.38	$260	2.68%	1.15%	to	2.55%	(6.62)%	to	(6.15)%
2017	8	$38.36	to	$41.95	$324	1.19%	1.15%	to	2.55%	6.22%	to	6.75%
2016	10	$35.21	to	$39.30	$375	1.66%	1.15%	to	2.55%	7.47%	to	8.17%
2015	12	$32.76	to	$36.33	$416	1.59%	1.15%	to	2.55%	(0.41)%	to	0.24%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
Eaton Vance VT Floating-Rate Income Fund
2019	101	$17.69	to	$17.69	$1,778	4.40%	0.30%	to	0.30%	6.77%	to	6.77%
2018	462	$16.57	to	$16.57	$7,662	3.84%	0.30%	to	0.30%	(0.38)%	to	(0.38)%
2017	346	$16.63	to	$16.63	$5,748	3.26%	0.30%	to	0.30%	3.12%	to	3.12%
2016	327	$16.13	to	$16.13	$5,276	3.49%	0.30%	to	0.30%	8.63%	to	8.63%
2015	357	$14.84	to	$14.84	$5,305	3.36%	0.30%	to	0.30%	(1.29)%	to	(1.29)%
Fidelity VIP Emerging Markets Portfolio
2019	408	$13.32	to	$13.32	$5,435	1.44%	0.30%	to	0.30%	28.81%	to	28.81%
2018	419	$10.34	to	$10.34	$4,333	0.64%	0.30%	to	0.30%	(18.41)%	to	(18.41)%
2017	217	$12.68	to	$12.68	$2,755	0.57%	0.30%	to	0.30%	46.61%	to	46.61%
2016	144	$8.65	to	$8.65	$1,244	0.12%	0.30%	to	0.30%	2.64%	to	2.64%
2015	124	$8.43	to	$8.43	$1,044	0.33%	0.30%	to	0.30%	(10.57)%	to	(10.57)%
Fidelity VIP FundsManager 50% Portfolio
2019	1,394	$13.03	to	$17.51	$22,443	1.50%	1.15%	to	3.40%	13.87%	to	16.35%
2018	1,673	$11.81	to	$15.05	$23,202	1.19%	1.15%	to	3.40%	(8.23)%	to	(6.46)%
2017	2,008	$12.79	to	$16.08	$29,900	1.00%	1.15%	to	3.40%	10.77%	to	12.95%
2016	2,080	$11.49	to	$14.24	$27,736	1.11%	1.15%	to	3.40%	0.85%	to	2.89%
2015	2,120	$11.45	to	$13.84	$27,660	0.91%	1.15%	to	3.40%	(3.07)%	to	(1.16)%
Fidelity VIP FundsManager 60% Portfolio
2019	5,418	$13.10	to	$17.10	$84,768	1.31%	1.15%	to	3.40%	16.35%	to	18.88%
2018	6,504	$11.26	to	$14.39	$86,245	1.03%	1.15%	to	3.40%	(9.56)%	to	(7.58)%
2017	7,723	$12.45	to	$15.57	$111,536	0.95%	1.15%	to	3.40%	12.98%	to	15.44%
2016	7,539	$11.02	to	$13.48	$95,645	1.10%	1.15%	to	3.40%	1.25%	to	3.46%
2015	8,304	$11.02	to	$13.03	$102,394	0.97%	1.15%	to	3.40%	(2.84)%	to	(0.87)%
Fidelity VIP Mid Cap Portfolio
2019	7	$66.15	to	$66.15	$482	0.63%	0.30%	to	0.30%	22.80%	to	22.80%
2018	10	$53.87	to	$53.87	$515	0.66%	0.30%	to	0.30%	(15.03)%	to	(15.03)%
2017	66	$63.40	to	$63.40	$4,154	0.49%	0.30%	to	0.30%	20.18%	to	20.18%
2016	41	$52.75	to	$52.75	$2,151	0.84%	0.30%	to	0.30%	11.59%	to	11.59%
2015	14	$47.28	to	$47.28	$677	0.23%	0.30%	to	0.30%	(1.92)%	to	(1.92)%
Fidelity VIP Strategic Income Portfolio
2019	82	$22.27	to	$22.27	$1,824	3.04%	0.30%	to	0.30%	10.32%	to	10.32%
2018	99	$20.19	to	$20.19	$2,007	3.83%	0.30%	to	0.30%	(3.12)%	to	(3.12)%
2017	85	$20.83	to	$20.83	$1,772	3.03%	0.30%	to	0.30%	7.22%	to	7.22%
2016	85	$19.43	to	$19.43	$1,651	4.04%	0.30%	to	0.30%	7.69%	to	7.69%
2015	70	$18.04	to	$18.04	$1,264	2.42%	0.30%	to	0.30%	(2.23)%	to	(2.23)%
Franklin Allocation VIP Fund
2019	7,880	$10.56	to	$16.27	$94,216	3.54%	0.30%	to	3.40%	15.91%	to	19.50%
2018	8,691	$9.11	to	$13.62	$88,663	3.06%	0.30%	to	3.40%	(12.64)%	to	(9.92)%
2017	9,965	$10.42	to	$15.12	$115,400	2.70%	0.30%	to	3.40%	8.30%	to	11.64%
2016	11,344	$9.61	to	$13.54	$120,137	3.92%	0.30%	to	3.40%	9.40%	to	12.84%
2015	12,934	$8.78	to	$12.00	$124,055	2.93%	0.30%	to	3.40%	(9.35)%	to	(6.49)%
Franklin Income VIP Fund
2019	16,166	$42.18	to	$107.04	$1,065,730	5.37%	0.30%	to	3.40%	12.23%	to	15.71%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2018	18,039	$37.59	to	$92.51	$1,037,495	4.84%	0.30%	to	3.40%	(7.47)%	to	(4.59)%
2017	20,956	$40.62	to	$96.96	$1,288,820	4.19%	0.30%	to	3.40%	6.07%	to	9.34%
2016	22,898	$38.30	to	$88.68	$1,292,378	4.98%	0.30%	to	3.40%	10.27%	to	13.68%
2015	24,497	$34.73	to	$78.00	$1,228,079	4.71%	0.30%	to	3.40%	(10.12)%	to	(7.33)%
Franklin Mutual Shares VIP Fund
2019	12,376	$23.98	to	$47.86	$360,673	1.82%	0.30%	to	3.40%	18.53%	to	22.20%
2018	14,006	$20.22	to	$39.16	$338,348	2.36%	0.30%	to	3.40%	(12.08)%	to	(9.34)%
2017	16,656	$22.98	to	$43.20	$457,143	2.26%	0.30%	to	3.40%	4.79%	to	8.02%
2016	18,891	$21.92	to	$39.99	$487,498	2.01%	0.30%	to	3.40%	12.23%	to	15.71%
2015	21,969	$19.52	to	$34.56	$501,040	3.00%	0.30%	to	3.40%	(8.07)%	to	(5.22)%
Franklin Rising Dividends VIP Fund
2019	3,768	$62.28	to	$129.12	$219,360	1.35%	0.30%	to	2.70%	25.79%	to	28.84%
2018	4,167	$49.51	to	$100.22	$194,815	1.35%	0.30%	to	2.70%	(7.62)%	to	(5.36)%
2017	4,755	$53.59	to	$105.89	$243,653	1.61%	0.30%	to	2.70%	17.35%	to	20.20%
2016	5,308	$45.66	to	$88.10	$233,739	1.49%	0.30%	to	2.70%	12.95%	to	15.69%
2015	5,978	$40.43	to	$76.15	$233,718	1.54%	0.30%	to	2.70%	(6.21)%	to	(3.94)%
Franklin Strategic Income VIP Fund
2019	27	$26.64	to	$26.64	$724	5.20%	0.30%	to	0.30%	7.73%	to	7.73%
2018	34	$24.73	to	$24.73	$832	2.73%	0.30%	to	0.30%	(2.43)%	to	(2.43)%
2017	38	$25.35	to	$25.35	$968	2.87%	0.30%	to	0.30%	4.25%	to	4.25%
2016	39	$24.32	to	$24.32	$958	3.61%	0.30%	to	0.30%	7.62%	to	7.62%
2015	63	$22.60	to	$22.60	$1,425	6.22%	0.30%	to	0.30%	(4.16)%	to	(4.16)%
Franklin U.S. Government Securities VIP Fund
2019	7,470	$16.26	to	$45.65	$200,585	2.93%	—%	to	3.40%	1.76%	to	5.23%
2018	8,497	$15.97	to	$43.38	$221,290	2.78%	—%	to	3.40%	(2.99)%	to	0.34%
2017	9,942	$16.47	to	$43.23	$262,563	2.68%	—%	to	3.40%	(1.99)%	to	1.34%
2016	11,754	$17.50	to	$42.66	$311,288	2.56%	—%	to	3.40%	(2.60)%	to	0.66%
2015	12,951	$17.97	to	$42.38	$345,628	2.51%	—%	to	3.40%	(2.79)%	to	0.47%
Invesco Oppenheimer V.I. Global Strategic Income Fund
2019	88	$21.04	to	$31.83	$2,303	3.84%	1.15%	to	2.70%	7.85%	to	9.54%
2018	96	$19.51	to	$29.06	$2,288	4.95%	1.15%	to	2.70%	(6.96)%	to	(5.50)%
2017	114	$20.97	to	$30.75	$2,903	2.27%	1.15%	to	2.70%	3.45%	to	5.06%
2016	149	$20.27	to	$29.27	$3,698	5.00%	1.15%	to	2.70%	3.69%	to	5.31%
2015	158	$19.55	to	$27.79	$3,709	5.89%	1.15%	to	2.70%	(4.86)%	to	(3.38)%
Invesco Oppenheimer V.I. International Growth Fund
2019	45	$28.15	to	$28.15	$1,281	0.83%	0.30%	to	0.30%	27.57%	to	27.57%
2018	78	$22.07	to	$22.07	$1,724	0.62%	0.30%	to	0.30%	(19.79)%	to	(19.79)%
2017	59	$27.51	to	$27.51	$1,632	1.12%	0.30%	to	0.30%	26.07%	to	26.07%
2016	60	$21.82	to	$21.82	$1,303	0.82%	0.30%	to	0.30%	(3.01)%	to	(3.01)%
2015	80	$22.50	to	$22.50	$1,805	0.84%	0.30%	to	0.30%	2.80%	to	2.80%
Invesco V.I. American Value Fund
2019	19	$42.04	to	$42.04	$780	0.38%	0.30%	to	0.30%	24.34%	to	24.34%
2018	15	$33.81	to	$33.81	$521	0.19%	0.30%	to	0.30%	(13.13)%	to	(13.13)%
2017	13	$38.92	to	$38.92	$522	0.60%	0.30%	to	0.30%	9.35%	to	9.35%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2016	18	$35.60	to	$35.60	$652	0.12%	0.30%	to	0.30%	14.87%	to	14.87%
2015	16	$30.99	to	$30.99	$484	0.01%	0.30%	to	0.30%	(9.63)%	to	(9.63)%
Invesco V.I. Balanced-Risk Allocation Fund
2019	17	$22.31	to	$22.31	$382	—%	0.30%	to	0.30%	14.54%	to	14.54%
2018	47	$19.47	to	$19.47	$924	1.30%	0.30%	to	0.30%	(6.99)%	to	(6.99)%
2017	48	$20.94	to	$20.94	$1,015	3.75%	0.30%	to	0.30%	9.50%	to	9.50%
2016	53	$19.12	to	$19.12	$1,017	0.20%	0.30%	to	0.30%	11.18%	to	11.18%
2015	65	$17.20	to	$17.20	$1,125	3.94%	0.30%	to	0.30%	(4.69)%	to	(4.69)%
Ivy VIP Asset Strategy Portfolio
2019	12	$75.02	to	$75.02	$878	2.08%	0.30%	to	0.30%	21.41%	to	21.41%
2018	13	$61.79	to	$61.79	$830	1.79%	0.30%	to	0.30%	(5.72)%	to	(5.72)%
2017	14	$65.54	to	$65.54	$938	1.43%	0.30%	to	0.30%	17.92%	to	17.92%
2016	27	$55.58	to	$55.58	$1,484	0.58%	0.30%	to	0.30%	(2.86)%	to	(2.86)%
2015	38	$57.22	to	$57.22	$2,161	0.40%	0.30%	to	0.30%	(8.62)%	to	(8.62)%
Ivy VIP Energy Portfolio
2019	15	$8.27	to	$8.27	$128	—%	0.30%	to	0.30%	3.17%	to	3.17%
2018	37	$8.01	to	$8.01	$298	—%	0.30%	to	0.30%	(34.33)%	to	(34.33)%
2017	48	$12.20	to	$12.20	$588	0.94%	0.30%	to	0.30%	(12.90)%	to	(12.90)%
2016	43	$14.01	to	$14.01	$604	0.12%	0.30%	to	0.30%	34.15%	to	34.15%
2015	44	$10.44	to	$10.44	$459	0.05%	0.30%	to	0.30%	(22.38)%	to	(22.38)%
Ivy VIP Growth Portfolio
2019	1	$295.59	to	$295.59	$398	—%	0.30%	to	0.30%	36.18%	to	36.18%
2018	2	$217.07	to	$217.07	$403	0.03%	0.30%	to	0.30%	1.98%	to	1.98%
2017	1	$212.86	to	$212.86	$312	0.24%	0.30%	to	0.30%	28.95%	to	28.95%
2016	1	$165.07	to	$165.07	$244	0.02%	0.30%	to	0.30%	0.92%	to	0.92%
2015	2	$163.56	to	$163.56	$359	0.10%	0.30%	to	0.30%	6.85%	to	6.85%
Ivy VIP Mid Cap Growth Portfolio
2019	14	$48.71	to	$48.71	$698	—%	0.30%	to	0.30%	37.53%	to	37.53%
2018	12	$35.42	to	$35.42	$410	—%	0.30%	to	0.30%	(0.36)%	to	(0.36)%
2017	16	$35.54	to	$35.54	$553	—%	0.30%	to	0.30%	26.52%	to	26.52%
2016	16	$28.09	to	$28.09	$438	—%	0.30%	to	0.30%	5.80%	to	5.80%
2015	22	$26.55	to	$26.55	$579	—%	0.30%	to	0.30%	(6.06)%	to	(6.06)%
Ivy VIP Natural Resources Portfolio
2019	6	$10.70	to	$10.70	$60	1.02%	0.30%	to	0.30%	9.13%	to	9.13%
2018	6	$9.80	to	$9.80	$61	0.30%	0.30%	to	0.30%	(23.46)%	to	(23.46)%
2017	6	$12.81	to	$12.81	$74	0.12%	0.30%	to	0.30%	2.66%	to	2.66%
2016	9	$12.48	to	$12.48	$112	0.69%	0.30%	to	0.30%	23.44%	to	23.44%
2015	15	$10.11	to	$10.11	$147	0.14%	0.30%	to	0.30%	(22.63)%	to	(22.63)%
Ivy VIP Science and Technology Portfolio
2019	6	$212.72	to	$212.72	$1,303	—%	0.30%	to	0.30%	49.04%	to	49.04%
2018	9	$142.73	to	$142.73	$1,257	—%	0.30%	to	0.30%	(5.52)%	to	(5.52)%
2017	9	$151.07	to	$151.07	$1,434	—%	0.30%	to	0.30%	31.72%	to	31.72%
2016	11	$114.69	to	$114.69	$1,252	—%	0.30%	to	0.30%	1.24%	to	1.24%
2015	17	$113.28	to	$113.28	$1,979	—%	0.30%	to	0.30%	(3.17)%	to	(3.17)%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
JPMorgan Insurance Trust Core Bond Portfolio
2019	1,592	$8.52	to	$14.87	$22,080	2.36%	0.30%	to	2.05%	5.73%	to	7.54%
2018	1,530	$7.92	to	$13.94	$19,933	2.22%	0.30%	to	2.05%	(2.21)%	to	(0.53)%
2017	1,336	$7.96	to	$14.14	$17,566	2.34%	0.30%	to	2.05%	1.26%	to	2.99%
2016	1,231	$7.73	to	$13.84	$15,949	2.59%	0.30%	to	2.05%	(0.18)%	to	1.53%
2015	944	$7.61	to	$13.75	$12,194	2.74%	0.30%	to	2.05%	(1.13)%	to	0.56%
Lazard Retirement International Equity Portfolio
2019	12	$22.39	to	$22.39	$260	0.34%	0.30%	to	0.30%	20.64%	to	20.64%
2018	12	$18.56	to	$18.56	$224	1.55%	0.30%	to	0.30%	(14.17)%	to	(14.17)%
2017	13	$21.62	to	$21.62	$271	2.33%	0.30%	to	0.30%	21.97%	to	21.97%
2016	14	$17.73	to	$17.73	$246	0.99%	0.30%	to	0.30%	(4.57)%	to	(4.57)%
2015	26	$18.58	to	$18.58	$480	1.59%	0.30%	to	0.30%	1.44%	to	1.44%
Lazard Retirement U.S. Small-Mid Cap Equity Portfolio
2019	72	$53.55	to	$53.55	$3,860	—%	0.30%	to	0.30%	29.54%	to	29.54%
2018	71	$41.34	to	$41.34	$2,951	0.02%	0.30%	to	0.30%	(13.50)%	to	(13.50)%
2017	92	$47.79	to	$47.79	$4,402	0.40%	0.30%	to	0.30%	13.60%	to	13.60%
2016	61	$42.07	to	$42.07	$2,545	—%	0.30%	to	0.30%	15.44%	to	15.44%
2015	19	$36.44	to	$36.44	$687	—%	0.30%	to	0.30%	(2.68)%	to	(2.68)%
MFS International Intrinsic Value Portfolio
2019	113	$21.11	to	$21.11	$2,376	1.50%	0.30%	to	0.30%	25.28%	to	25.28%
2018	121	$16.85	to	$16.85	$2,035	0.94%	0.30%	to	0.30%	(10.00)%	to	(10.00)%
2017	119	$18.72	to	$18.72	$2,220	1.31%	0.30%	to	0.30%	26.44%	to	26.44%
2016	125	$14.81	to	$14.81	$1,857	1.14%	0.30%	to	0.30%	3.53%	to	3.53%
2015	141	$14.30	to	$14.30	$2,015	1.77%	0.30%	to	0.30%	6.00%	to	6.00%
MFS VIT Total Return Bond Portfolio
2019	1,832	$17.02	to	$24.03	$35,037	3.25%	0.30%	to	2.05%	7.69%	to	9.59%
2018	1,787	$15.95	to	$21.93	$31,518	3.12%	0.30%	to	2.05%	(3.29)%	to	(1.63)%
2017	1,510	$16.49	to	$22.29	$27,388	3.03%	0.30%	to	2.05%	2.13%	to	3.87%
2016	1,290	$16.15	to	$21.46	$22,887	3.93%	0.30%	to	2.05%	1.95%	to	3.70%
2015	1,060	$15.84	to	$20.70	$18,177	3.36%	0.30%	to	2.05%	(2.55)%	to	(0.88)%
MFS VIT Utilities Portfolio
2019	11	$37.66	to	$37.66	$431	4.87%	0.30%	to	0.30%	24.43%	to	24.43%
2018	3	$30.27	to	$30.27	$93	0.80%	0.30%	to	0.30%	0.51%	to	0.51%
2017	4	$30.11	to	$30.11	$124	3.61%	0.30%	to	0.30%	14.15%	to	14.15%
2016	7	$26.38	to	$26.38	$194	4.84%	0.30%	to	0.30%	10.90%	to	10.90%
2015	14	$23.79	to	$23.79	$341	4.97%	0.30%	to	0.30%	(15.01)%	to	(15.01)%
PIMCO VIT All Asset Portfolio
2019	17,569	$13.71	to	$21.95	$308,198	2.91%	0.30%	to	3.40%	8.21%	to	11.56%
2018	19,782	$12.67	to	$19.68	$315,960	3.12%	0.30%	to	3.40%	(8.54)%	to	(5.69)%
2017	22,983	$13.84	to	$20.87	$395,072	4.59%	0.30%	to	3.40%	9.81%	to	13.20%
2016	25,488	$12.60	to	$18.43	$392,444	2.62%	0.30%	to	3.40%	9.21%	to	12.59%
2015	27,802	$11.53	to	$16.37	$386,197	3.19%	0.30%	to	3.40%	(11.99)%	to	(9.26)%
PIMCO VIT Balanced Allocation Portfolio
2019	6,660	$11.39	to	$12.21	$79,383	2.15%	1.15%	to	2.05%	16.59%	to	17.65%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2018	7,323	$9.77	to	$10.38	$74,432	1.29%	1.15%	to	2.05%	(7.51)%	to	(6.67)%
2017	8,045	$10.56	to	$11.12	$87,877	0.71%	1.15%	to	2.05%	12.16%	to	13.18%
2016	8,764	$9.42	to	$9.82	$84,834	0.76%	1.15%	to	2.05%	0.85%	to	1.77%
2015	9,088	$9.34	to	$9.65	$86,696	1.41%	1.15%	to	2.05%	(3.07)%	to	(2.18)%
PIMCO VIT CommodityRealReturn Strategy Portfolio
2019	7,681	$4.60	to	$7.47	$41,546	4.47%	—%	to	3.40%	7.76%	to	11.43%
2018	8,058	$4.27	to	$6.71	$39,993	2.09%	—%	to	3.40%	(16.98)%	to	(14.13)%
2017	9,380	$5.14	to	$7.81	$55,600	11.25%	—%	to	3.40%	(1.20)%	to	2.15%
2016	10,042	$5.20	to	$7.64	$59,609	1.10%	—%	to	3.40%	11.36%	to	15.16%
2015	11,550	$4.67	to	$6.64	$60,787	4.61%	—%	to	3.40%	(28.15)%	to	(25.70)%
PIMCO VIT Dynamic Bond Portfolio
2019	15,799	$9.35	to	$12.45	$172,393	4.44%	—%	to	3.40%	1.53%	to	4.94%
2018	17,733	$9.21	to	$11.87	$187,198	2.82%	—%	to	3.40%	(2.27)%	to	1.03%
2017	20,705	$9.42	to	$11.75	$219,757	1.71%	—%	to	3.40%	1.61%	to	5.01%
2016	21,704	$9.27	to	$11.19	$222,561	1.74%	—%	to	3.40%	1.34%	to	4.74%
2015	22,055	$9.15	to	$10.68	$219,313	3.38%	—%	to	3.40%	(4.88)%	to	(1.69)%
PIMCO VIT Emerging Markets Bond Portfolio
2019	4,961	$15.50	to	$33.32	$95,266	4.44%	—%	to	3.40%	11.01%	to	14.80%
2018	6,200	$13.95	to	$29.48	$105,980	4.13%	—%	to	3.40%	(7.89)%	to	(4.73)%
2017	7,595	$15.14	to	$31.43	$139,054	5.09%	—%	to	3.40%	6.28%	to	9.89%
2016	8,810	$14.24	to	$29.04	$149,604	5.27%	—%	to	3.40%	9.61%	to	13.34%
2015	9,927	$12.98	to	$26.03	$151,518	5.30%	—%	to	3.40%	(5.47)%	to	(2.25)%
PIMCO VIT Global Bond Opportunities Portfolio (Unhedged)
2019	4,116	$10.26	to	$16.65	$51,561	2.46%	—%	to	3.40%	2.63%	to	6.13%
2018	4,631	$9.99	to	$15.69	$55,781	6.16%	—%	to	3.40%	(7.37)%	to	(4.20)%
2017	5,589	$10.78	to	$16.38	$71,855	1.94%	—%	to	3.40%	5.11%	to	8.63%
2016	6,231	$10.25	to	$18.02	$75,178	1.51%	—%	to	3.40%	0.67%	to	4.04%
2015	6,853	$10.19	to	$17.59	$81,007	1.84%	—%	to	3.40%	(7.15)%	to	(4.03)%
PIMCO VIT Global Core Bond (Hedged) Portfolio
2019	8,493	$8.76	to	$10.48	$85,815	2.21%	1.15%	to	3.40%	4.49%	to	6.66%
2018	10,384	$8.39	to	$9.82	$98,630	1.68%	1.15%	to	3.40%	(2.15)%	to	(0.11)%
2017	10,197	$8.75	to	$9.83	$97,634	1.43%	1.15%	to	3.40%	1.32%	to	3.10%
2016	9,851	$8.58	to	$9.54	$91,724	1.69%	1.15%	to	3.40%	3.63%	to	5.57%
2015	9,644	$8.20	to	$9.03	$85,445	1.99%	1.15%	to	3.40%	(8.02)%	to	(6.11)%
PIMCO VIT Global Managed Asset Allocation Portfolio
2019	10,450	$10.81	to	$15.13	$133,161	2.15%	—%	to	3.40%	13.26%	to	17.06%
2018	12,168	$9.67	to	$12.93	$134,729	1.70%	—%	to	3.40%	(8.45)%	to	(5.46)%
2017	14,339	$10.56	to	$13.67	$170,774	2.20%	—%	to	3.40%	10.50%	to	14.08%
2016	16,198	$9.55	to	$11.98	$172,105	2.40%	—%	to	3.40%	0.76%	to	4.04%
2015	19,143	$9.39	to	$11.52	$198,490	1.66%	—%	to	3.40%	(3.38)%	to	(0.14)%
PIMCO VIT High Yield Portfolio
2019	23,360	$16.84	to	$33.42	$560,228	4.96%	—%	to	3.40%	10.97%	to	14.75%
2018	27,588	$15.17	to	$29.12	$586,686	5.10%	—%	to	3.40%	(5.88)%	to	(2.65)%
2017	32,146	$16.12	to	$29.92	$712,987	4.88%	—%	to	3.40%	3.12%	to	6.63%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2016	35,232	$15.63	to	$28.06	$743,025	5.22%	—%	to	3.40%	8.78%	to	12.48%
2015	35,057	$14.37	to	$24.94	$666,629	5.27%	—%	to	3.40%	(4.89)%	to	(1.64)%
PIMCO VIT Long-Term U.S. Government Portfolio
2019	176	$24.75	to	$38.21	$5,112	1.97%	—%	to	2.60%	10.65%	to	13.00%
2018	30	$23.04	to	$28.61	$774	2.38%	—%	to	2.60%	(4.56)%	to	(3.50)%
2017³	12	$26.25	to	$29.64	$324	1.46%	—%	to	2.60%	4.79%	to	5.25%
PIMCO VIT Low Duration Portfolio
2019	448	$19.33	to	$19.33	$8,661	2.74%	0.30%	to	0.30%	3.72%	to	3.72%
2018	291	$18.63	to	$18.63	$5,415	1.97%	0.30%	to	0.30%	0.04%	to	0.04%
2017	119	$18.63	to	$18.63	$2,217	1.38%	0.30%	to	0.30%	1.05%	to	1.05%
2016	278	$18.43	to	$18.43	$5,121	1.50%	0.30%	to	0.30%	1.10%	to	1.10%
2015	122	$18.23	to	$18.23	$2,216	3.39%	0.30%	to	0.30%	0.01%	to	0.01%
PIMCO VIT Real Return Portfolio
2019	19,087	$11.55	to	$22.11	$284,537	1.65%	—%	to	3.40%	4.92%	to	8.45%
2018	22,224	$11.00	to	$20.70	$311,183	2.49%	—%	to	3.40%	(5.40)%	to	(2.20)%
2017	26,057	$11.63	to	$21.50	$379,635	2.37%	—%	to	3.40%	0.30%	to	3.66%
2016	28,691	$11.60	to	$21.07	$410,286	2.28%	—%	to	3.40%	1.68%	to	5.20%
2015	30,107	$11.61	to	$20.34	$415,245	3.96%	—%	to	3.40%	(5.96)%	to	(2.71)%
PIMCO VIT StocksPLUS Global Portfolio
2019	17,175	$6.60	to	$17.50	$244,261	1.53%	0.30%	to	3.40%	23.32%	to	27.14%
2018	19,341	$5.29	to	$13.76	$219,308	1.52%	0.30%	to	3.40%	(13.70)%	to	(11.01)%
2017	22,407	$6.06	to	$15.47	$292,155	3.33%	0.30%	to	3.40%	19.01%	to	22.62%
2016	25,558	$5.04	to	$12.61	$277,104	5.08%	0.30%	to	3.40%	4.25%	to	7.43%
2015	29,644	$4.78	to	$11.74	$302,739	4.98%	0.30%	to	3.40%	(11.97)%	to	(9.29)%
PIMCO VIT Total Return Portfolio
2019	40,947	$14.10	to	$29.31	$836,413	3.02%	—%	to	3.40%	4.80%	to	8.37%
2018	46,010	$13.45	to	$27.04	$881,868	2.54%	—%	to	3.40%	(3.82)%	to	(0.53)%
2017	51,931	$13.97	to	$27.19	$1,018,136	2.02%	—%	to	3.40%	1.47%	to	4.92%
2016	56,159	$13.77	to	$25.91	$1,066,912	2.08%	—%	to	3.40%	(0.70)%	to	2.68%
2015	59,233	$13.86	to	$25.24	$1,112,265	4.91%	—%	to	3.40%	(2.86)%	to	0.45%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
2019	15	$15.39	to	$15.39	$228	2.10%	0.30%	to	0.30%	15.17%	to	15.17%
2018	15	$13.36	to	$13.36	$199	1.70%	0.30%	to	0.30%	(7.53)%	to	(7.53)%
2017	5	$14.45	to	$14.45	$65	0.76%	0.30%	to	0.30%	13.48%	to	13.48%
2016	16	$12.73	to	$12.73	$202	0.91%	0.30%	to	0.30%	(0.77)%	to	(0.77)%
2015	22	$12.83	to	$12.83	$277	0.66%	0.30%	to	0.30%	(5.72)%	to	(5.72)%
RCM Dynamic Multi-Asset Plus VIT Portfolio
2019	1,767	$10.94	to	$11.39	$19,793	1.51%	1.15%	to	2.05%	14.02%	to	15.00%
2018	2,218	$9.60	to	$9.90	$21,702	1.43%	1.15%	to	2.05%	(8.15)%	to	(7.35)%
2017	1,953	$10.45	to	$10.69	$20,702	1.90%	1.15%	to	2.05%	12.63%	to	13.60%
2016	1,049	$9.27	to	$9.41	$9,815	0.72%	1.15%	to	2.05%	1.22%	to	2.09%
2015¹	619	$9.16	to	$9.22	$5,697	—%	1.15%	to	2.05%	(8.35)%	to	(7.82)%
T. Rowe Price Blue Chip Growth Portfolio
2019	116	$50.04	to	$50.04	$5,813	—%	0.30%	to	0.30%	29.19%	to	29.19%

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

	At December 31					For the years or periods ended December 31
	Units Outstanding ****	Unit Fair Value lowest to highest			Net Assets ****	Investment Income Ratio*	Expense Ratio lowest to highest**			Total Return lowest to highest***
2018	75	$38.74	to	$38.74	$2,919	—%	0.30%	to	0.30%	1.34%	to	1.34%
2017	71	$38.22	to	$38.22	$2,695	—%	0.30%	to	0.30%	35.42%	to	35.42%
2016	84	$28.22	to	$28.22	$2,372	—%	0.30%	to	0.30%	0.24%	to	0.24%
2015	101	$28.16	to	$28.16	$2,849	—%	0.30%	to	0.30%	10.47%	to	10.47%
T. Rowe Price Equity Income Portfolio
2019	41	$32.19	to	$32.19	$1,320	1.97%	0.30%	to	0.30%	25.67%	to	25.67%
2018	56	$25.61	to	$25.61	$1,438	1.80%	0.30%	to	0.30%	(9.96)%	to	(9.96)%
2017	57	$28.45	to	$28.45	$1,628	1.58%	0.30%	to	0.30%	15.38%	to	15.38%
2016	54	$24.65	to	$24.65	$1,335	2.04%	0.30%	to	0.30%	18.50%	to	18.50%
2015	69	$20.81	to	$20.81	$1,441	1.54%	0.30%	to	0.30%	(7.38)%	to	(7.38)%
T. Rowe Price Health Sciences Portfolio
2019	13	$91.53	to	$91.53	$1,194	—%	0.30%	to	0.30%	28.24%	to	28.24%
2018	16	$71.37	to	$71.37	$1,113	—%	0.30%	to	0.30%	0.55%	to	0.55%
2017	17	$70.98	to	$70.98	$1,233	—%	0.30%	to	0.30%	26.93%	to	26.93%
2016	18	$55.92	to	$55.92	$997	—%	0.30%	to	0.30%	(10.98)%	to	(10.98)%
2015	35	$62.82	to	$62.82	$2,213	—%	0.30%	to	0.30%	12.13%	to	12.13%
Templeton Global Bond VIP Fund
2019	12,315	$26.04	to	$73.63	$555,889	7.08%	—%	to	3.40%	(1.35)%	to	2.01%
2018	13,706	$27.38	to	$72.17	$616,889	—%	—%	to	3.40%	(1.39)%	to	1.94%
2017	16,014	$27.76	to	$70.80	$718,124	—%	—%	to	3.40%	(1.37)%	to	1.93%
2016	17,662	$28.15	to	$69.46	$784,007	—%	—%	to	3.40%	(0.40)%	to	2.94%
2015	18,520	$28.26	to	$67.48	$808,810	7.89%	—%	to	3.40%	(7.41)%	to	(4.30)%
Templeton Growth VIP Fund
2019	8,939	$21.17	to	$45.33	$233,321	2.82%	0.30%	to	3.40%	11.36%	to	14.81%
2018	9,815	$19.00	to	$39.49	$224,433	2.04%	0.30%	to	3.40%	(17.67)%	to	(15.11)%
2017	11,514	$23.07	to	$46.51	$320,196	1.69%	0.30%	to	3.40%	14.61%	to	18.15%
2016	13,230	$20.12	to	$39.37	$318,160	2.11%	0.30%	to	3.40%	6.01%	to	9.29%
2015	15,403	$18.97	to	$36.02	$345,140	2.65%	0.30%	to	3.40%	(9.57)%	to	(6.77)%

[1] Period from April 27, 2015 (fund commencement) to December 31, 2015
[2] Period from October 14, 2016 (fund commencement) to December 31, 2016
[3] Period from May 1, 2017 (fund commencement) to December 31, 2017
[4] Period from October 16, 2017 (fund commencement) to December 31, 2017

* These amounts represent the dividends, excluding distributions of capital gains, received by the subaccount from the underlying fund, net of management fees assessed by the fund manager, divided by the average daily net assets. These ratios exclude those expenses, such as mortality and expense risk and administrative charges, that result in direct reductions in the unit values. The recognition of investment income by the subaccount is affected by the timing of the declaration of dividends by the underlying fund in which the subaccounts invest.

** These ratios represent the annualized contract expenses of the Variable Account, consisting primarily of mortality and expense risk and administrative charges, for each period indicated, based on the products available to the contractholders. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contractholder accounts through the redemption of units such as the contract maintenance charges and rider charges for the optional benefits Investment Protector and Income Protector, the account fee for the Income Advantage Account, and expenses of the underlying funds are excluded. Mortality and expense risk and administrative charges for all funds in annuitized contracts are excluded from the expense ratio.

ALLIANZ LIFE VARIABLE ACCOUNT B
OF ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Financial Statements
December 31, 2019

*** These amounts represent the total return for the periods indicated, including changes in the value of the underlying fund, and reflect contract expenses of the Variable Account for products held at the time by contractholders. The total return does not include any expenses assessed through the redemption of units. Inclusion of these expenses in the calculation would result in a reduction in the total return presented. Funds with a date notation, as shown below, indicate the effective date of that fund in the Variable Account. The total return is calculated for the period indicated or from the effective date through the end of the reporting period. The total return is presented as a range of minimum to maximum values. Based on the product grouping representing the minimum and maximum expense ratio amounts, some individual contract returns are not within the ranges presented and are not annualized.

**** Units Outstanding excludes units for annuitized contracts. Total Net Assets includes the net assets of the annuitized contracts. Total net assets of annuitized contracts at December 31, 2019, 2018, 2017, 2016 and 2015, are $9,974, $9,248, $9,476, $9,453 and $10,379, respectively.
(7) Subsequent Events
No material subsequent events have occurred since December 31, 2019 through March 25, 2020, the date at which the financial statements were issued, that would require adjustment to the financial statements. In the first half of 2020, sales of the products Allianz Connections and Allianz Vision will be discontinued.

As a result of the COVID-19 pandemic, economic uncertainties have arisen which are likely to negatively impact the Variable Account’s net assets. The extent to which the COVID-19 pandemic impacts the net assets will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic.